EXHIBIT 10.10

DEED OF LEASE

By and between

PLAZA AMERICA OFFICE DEVELOPMENT II, LLC

(“Landlord”)

and

NCI INFORMATION SYSTEMS, INC.

(“Tenant”)

at

Plaza America Building IV

Reston, Virginia

TABLE OF CONTENTS

1.	TERMS	1

2.	PAYMENT OF BASE RENT & ADDITIONAL RENT	6

3.	SECURITY DEPOSIT	6

4.	USES; TENANT COVENANTS	7

5.	ENVIRONMENTAL PROVISIONS; RECYCLING	8

6.	LATE CHARGES; INTEREST	11

7.	REPAIRS AND MAINTENANCE	12

8.	UTILITIES AND SERVICES	13

9.	OPERATING COSTS	15

10.	REAL ESTATE TAXES	22

11.	ADDITIONAL PROVISIONS; OPERATING COSTS AND REAL ESTATE TAXES	23

12.	TENANT’S INSURANCE	25

13.	LANDLORD’S INSURANCE	26

14.	DAMAGE OR DESTRUCTION	27

15.	MACHINERY AND EQUIPMENT; ALTERATIONS AND ADDITIONS; REMOVAL OF FIXTURES	29

16.	ACCEPTANCE OF PREMISES	31

17.	TENANT IMPROVEMENTS	31

18.	ACCESS	31

19.	MUTUAL WAIVER OF SUBROGATION	32

20.	INDEMNIFICATION	33

21.	ASSIGNMENT AND SUBLETTING	34

22.	ADVERTISING	36

LIENS	36
DEFAULT	37
SUBORDINATION	40
SURRENDER OF POSSESSION	41
NON-WAIVER	41
HOLDOVER	41
CONDEMNATION	42
NOTICES	43
MORTGAGEE PROTECTION	43
COSTS AND ATTORNEY’S FEES	43
BROKERS	43
LANDLORD’S LIABILITY	44
ESTOPPEL CERTIFICATES	44
PARTIAL TERMINATION OPTION	45
TRANSFER OF LANDLORD’S INTEREST	45
RIGHT TO PERFORM	45
COMMON AREAS	46
SALES AND AUCTIONS; SIGNAGE	46
ROOF USE	47
ACCESS; SECURITY	48
AUTHORITY OF LANDLORD AND TENANT	49
NO ACCORD OR SATISFACTION	49
LEGAL REQUIREMENTS	49
PARKING	49
GENERAL PROVISIONS	50
RULES AND REGULATIONS	52
ARBITRATION	52
WAIVER OF JURY TRIAL	53
RENEWAL TERM	53
EXPANSION OPTION	56
EXISTING LEASE OBLIGATIONS	58

DEED OF LEASE

THIS DEED OF LEASE (“Lease”) is made as of the 13th day of January, 2003, by and between PLAZA AMERICA OFFICE DEVELOPMENT II, LLC, a Delaware limited liability company (“Landlord”), and NCI INFORMATION SYSTEMS, INC., a Virginia corporation (“Tenant”).

RECITALS:

Landlord, for and in consideration of the rents and all other charges and payments hereunder and of the covenants, agreements, terms, provisions and conditions to be kept and performed hereunder by Tenant, grants and conveys to Tenant, and Tenant hereby hires and takes from Landlord, a leasehold interest in the premises described below (“Premises”), subject to all matters hereinafter set forth and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated.

NOW THEREFORE Landlord and Tenant hereby agree to the following:

1. TERMS.

1.1 Premises, Storage Space and Lower Level Space. (a) Subject to the terms and conditions of Section 36 hereof (with respect to the Contraction Premises as is defined therein), the premises demised by this Lease will consist of (i) up to approximately 76,716 rentable square feet of space (the “Premises”) to be measured and certified in accordance with the ANSI/BOMA Z65.1-1996 Method of Measurement (the BOMA Standard”), a true and correct copy of which is attached hereto as Exhibit L, located on the fourth (4th), fifth (5th) and seventh (7th) floors, and (ii) approximately 2,000 useable square feet of space located on the lower level (such lower level space herein, the “Lower Level Space”) and (iii) approximately 1,000 useable square feet of space located on the lower level, if taken by Tenant pursuant to Section 8.5 hereof (such lower level space being referred to herein as the “Storage Space”) of that building located at 11730 Plaza America Drive, Reston, Fairfax County, Virginia 20190 containing approximately 189,647 rentable square feet (the “Building”), together with three and one-half (3.5) parking permits for each one thousand (1,000) square feet of the Premises (exclusive of the Storage Space and Lower Level Space) throughout the initial Lease Term and any Renewal Terms, located in the adjacent parking structure, and the non-exclusive use of various Common Areas (as defined in Section 39 hereof), as more particularly set forth herein. The Storage Space and the Lower Level Space is not considered a portion of the Premises for purposes of computing Tenant’s Share pursuant to Section 1.2 of this Lease. The land upon which the Building is situated, which is generally depicted on the diagram attached hereto as Exhibit B (the “Site Plan”) and incorporated herein by reference, shall be referred to hereinafter as the “Land”. The Land and the Building are collectively referred to herein as the “Project”. The location of the Premises, the Storage Space and the Lower Level Space are shown on the conceptual floor plans attached hereto as Exhibit A and incorporated herein by reference. No easement for light or air is incorporated in or intended to be conveyed with the Premises, the Storage Space or the Lower Level Space.

(b) Within thirty (30) days after the date hereof, Landlord shall cause Landlord’s architect to certify to Landlord and Tenant the final measurement of the Premises and the Building based upon the BOMA Standard. Landlord shall provide Tenant’s architect with Landlord’s actual measurements of the Premises and Building for Tenant’s architect to review, verify and approve. Tenant’s architect shall then have a period often (10) business days in which to remeasure the Premises and/or the Building using the BOMA Standard, and shall provide to each of Landlord and Tenant, Tenant’s architect’s resulting measurements. In the event Tenant’s architect, using the BOMA Standard, arrives at a measurement for the Premises and/or the Building which differs from the Landlord’s architect’s measurement by a factor of less than 1.5%, then the measurement of Landlord’s architect shall be final. If within ten (10) business days Tenant’s architect arrives at a rentable square footage measurement for the Premises and/or the Building, utilizing the BOMA Standard, which differs from the Landlord’s architect’s measurement by a factor of 1.5% or more, Tenant’s architect and Landlord’s architect shall be instructed by Tenant and Landlord to diligently cooperate and reach agreement on the final measurement of the Premises and the Building. If such mutual agreement is not reached between Landlord’s architect and Tenant’s architect within ten (10) business days of the date of Landlord’s receipt of the measurement prepared by Tenant’s architect, then Landlord’s architect and Tenant’s architect shall jointly select a third architect, with Tenant and Landlord sharing equally the cost of such third architect. The third architect will make an independent determination of the rentable square footage of the Premises and the Building applying the BOMA Standard. This determination by the third architect and the determination of the two (2) closest square footage measurements out of all three (3) architects’ measurements will be averaged, and that average measurement shall be binding on both parties for purposes of determining the measurement of the Premises and the Building; provided, however, that if the middle architect’s measurements is equally distant from the highest and lowest, that architect’s measurement shall constitute the measurement of the Premises and/or the Building.

1.2 Tenant’s Share. “Tenant’s Share” shall mean a fraction, the numerator of which is the total rentable square footage of the Premises (exclusive of Lower Level Space and Storage Space) as determined in accordance with Section 1.1 hereof, and the denominator of which is the total rentable square footage of the Building. No adjustment shall be made for rentable space within the Building occupied only by building engineers, it being further provided that any such rentable space will be located only within a core area location to be determined within the reasonable judgment of Landlord, which core area shall not be greater than 1,500 rentable square feet for the Building. Further, no reduction in the rentable square footage of the Building shall be made for any on-site property management office, provided the same does not exceed 1,500 rentable square feet of space.

1.3 Lease Term. The term of this Lease (the “Term” or “Lease Term”) shall commence on the “Rent Commencement Date” as defined in Section 1.4.2 below, and shall expire on the last day of the one hundred twentieth (120th) full calendar month following the Rent Commencement Date (the “Lease Expiration Date”). Between the Commencement Date (as defined below) and the Rent Commencement Date (as defined below), Tenant shall be entitled to occupy the Premises and other areas leased hereunder, and Landlord grants and conveys to Tenant the Premises and other areas leased hereunder in accordance with and subject to all of the terms and conditions of this Lease, exclusive of the payment of Base Rent and Additional Rent.

1.4 Commencement and Rent Commencement Dates.

1.4.1 The “Commencement Date”, shall be the earlier of (i) June 1, 2003, or (ii) that date on which Tenant takes occupancy of the Premises for the conduct of its business therefrom, provided in either case that (i) such date shall be extended on a day for day basis for any actual delay suffered by Tenant in obtaining any permit or approval necessary for the completion of Tenant’s Work (as defined in Exhibit C) resulting from any defect in Landlord’s Work (as defined in Exhibit C-1) discovered after the date hereof, or any governmental notice received after the date hereof advising of any defect or deficiency in Landlord’s Work (ii) as of the date hereof Landlord shall provide Tenant with access to the Premises and the Building so as not to delay Tenant’s development of the Tenant’s Work. Notwithstanding the foregoing, for purposes of this Lease, the term “Commencement Date” shall also mean any adjusted Commencement Date which may be established pursuant to the provisions of this Lease. Landlord and Tenant hereby agree to execute a Declaration, in the form attached hereto as Exhibit E, to confirm the Commencement Date. Tenant’s failure to execute said Declaration shall not affect the Commencement Date, or the Lease Expiration Date, as the same may be determined by the terms of this Lease. As of the date hereof, all Base Building Shell and Common Area construction has been completed by Landlord and, upon the execution hereof by Tenant, Tenant shall be granted unencumbered access to the Premises (subject to all of the terms and conditions hereof other than the payment of Base Rent and Additional Rent) to permit Tenant to complete Tenant’s Work in a sequential, orderly and efficient fashion.

1.4.2 Subject to Section 1.5.3, the “Rent Commencement Date” shall be thirty (30) days after the Commencement Date (but not earlier than July 1, 2003); provided that if the Rent Commencement Date is a date other than the first day of a calendar month, the Base Rent for such partial month shall be pro rated based upon the number of calendar days remaining in such month.

1.5 Base Rent. The base rent payable by Tenant hereunder (“Base Rent”) is set forth in this Section 1.5.1 below. The Base Rent is in addition to (and not to be reduced by) any payment of Additional Rent (as hereinafter defined) hereunder. Base Rent shall be payable monthly, in equal monthly installments, in advance, on the first day of each calendar month of the Term, without prior notice, demand, deduction or offset.

1.5.1 Subject to the provisions of Section 1.5.3 below, the annual Base Rent (monthly installments of which maybe referred to herein as “Monthly Base Rent”) for the initial Lease Year of the Term shall be the sum of (i) Twenty Seven Dollars ($27.00) per rentable square foot of the Premises, plus (ii) Fifteen Dollars and 75/100 ($15.75) per useable square foot of the Lower Level Space plus (iii) Fifteen Dollars ($15.00) per useable square foot for the Storage Space. Thereafter, as of the first twelve (12) month anniversary of the Rent Commencement Date and each annual anniversary thereafter, the Base Rent applicable to the Premises (but not that applicable to the Storage Space or Lower Level Space) shall be increased to an amount equal to one hundred two and one-half percent (102.5%) of the Base Rent for the immediately preceding Lease Year (provided that any Additional Leasehold Improvement Allowance made available to Tenant in accordance with Section 2(D) of Exhibit C attached hereto shall not be subject to the annual increase imposed on Base Rent notwithstanding that such amount(s) shall be repaid to Landlord simultaneously with payments of Base Rent hereunder).

1.5.2 In the event Tenant exercises its Renewal Option in accordance with Section 51 of this Lease, Base Rent and escalations for any Renewal Term(s) under this Lease shall be as set forth in Section 51 below.

1.5.3 The foregoing notwithstanding, the Monthly Base Rent payable with respect to the Premises for the initial six (6) months following the Rent Commencement Date shall be abated. Thereafter, commencing as of the first day of the seventh calendar month following the Rent Commencement Date (and continuing thereafter), the Monthly Base Rent shall be the Base Rent for the initial Lease Year as is set forth in Section 1.5.1 above.

1.6 Additional Rent. Tenant’s Share (as defined in Section 1.2) of Increases in Real Estate Taxes (as defined in Section 10), Operating Costs (as defined in Section 9) and any other sum owed or reimbursable by Tenant to Landlord under this Lease (excluding Base Rent) shall be considered additional rent hereunder (collectively “Additional Rent”), and, except for items of Additional Rent for which demand is required pursuant to the express terms of this Lease, shall be payable without demand, set-off or deduction. Estimates of those items of Additional Rent described in Section 9 and Section 10 of this Lease shall be payable monthly, in advance, on the first day of each calendar month of the Term, together with Tenant’s monthly payment of Base Rent, without demand, set-off or deduction.

1.7 Notice and Payment Addresses. Any notices under this Lease shall be governed by the terms of Section 30, below. The notice addresses of the parties are as follows:

If to Landlord:	See attached letter dated Dec. 16, 03 from ARC

With copies to:	c/o Intertech Corporation 1500 Broadway, Suite 2003 New York, NY 10036 See attached letter dated Dec. 16, 03 from ARC

Atlantic Realty Companies 8150 Leesburg Pike Suite 1100 Vienna, Virginia 22182 See attached letter dated Dec. 16, 03 from ARC

J. Richard Saas, Esq.
Tenenbaum & Saas, P.C.
4330 East West Highway
Suite 1150
Bethesda, Maryland 20814

If to Tenant:	Michelle R. Capello, Esq., General Counsel NCI Information Systems, Inc. 8260 Greensboro Drive, Suite 400 McLean, VA 22102

and

W. Norman Pierce, Vice President NCI Information Systems, Inc. 8260 Greensboro Drive, Suite 400 McLean, VA 22102

Until Tenant takes occupancy of the Premises for the conduct of its business, and thereafter to each of the foregoing at the Premises.

With courtesy copies to:	Allan B. Goldstein, Esq. Dickstein Shapiro Morin & Oshinsky, LLP 2101 L Street, N. W. Washington, D.C. 20037

Either party may, by ten (10) days’ prior written notice to the other, designate a new address to which all notices hereunder shall be directed.

1.8 Rent Payment Address. Tenant shall send payments of Base Rent and Additional Rent hereunder to Landlord at the following address, or to such other address of which Landlord may advise Tenant in writing:

c/o ARC Management, LLC
8150 Leesburg Pike
Suite 1100
Vienna, Virginia 22182

1.9 Lease Year. Each twelve (12) month period within the Lease Term (including any Renewal Terms) shall be referred to herein as a “Lease Year.” The first Lease Year shall commence on the Rent Commencement Date and terminate on the last day of the twelfth full calendar month after the Rent Commencement Date. Each subsequent Lease Year shall commence on the date immediately following the last day of the preceding Lease Year and shall continue for a period of twelve (12) full calendar months, except that the last Lease Year of the Lease Term shall terminate on the date this Lease expires or is otherwise terminated.

1.10 Deed of Lease. To the extent required under applicable law to make this Lease legally effective, this Lease shall constitute a deed of lease.

2. PAYMENT OF BASE RENT & ADDITIONAL RENT.

Tenant shall pay to Landlord the Base Rent due under this Lease, both without prior notice, demand, deduction or offset, in lawful money of the United States. Base Rent and Additional Rent shall be paid at the address noted in Section 1.8, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Base Rent and Additional Rent under this Lease for any partial month at the beginning or end of the Lease Term shall be prorated. Except for monthly installments of estimated Additional Rent as set forth in Sections 9 and 10 of this Lease, or as otherwise provided in this Lease, all payments of Additional Rent shall be paid no later than thirty (30) days after the date Landlord notifies Tenant in writing of the amount thereof. In the event of any dispute concerning the computation of the amount of any Additional Rent due, Tenant shall pay the amount specified by Landlord pending the resolution of the dispute, and, subject to Section 9.4 hereof, such payment shall be without prejudice to Tenant’s right to continue to challenge the disputed computation.

3. SECURITY DEPOSIT.

3.1 Security Deposit. Simultaneously with the execution of this Lease by Tenant, Tenant shall provide Landlord with a security deposit in an amount equal to $172,611.00 in the form of cash or a letter of credit in such form as is reasonably acceptable to Landlord and drawn on an FDIC member bank located in the Washington metropolitan area (the “Security Deposit”). If Tenant initially provides the Security Deposit in the form of cash, it may thereafter replace such cash at any time with a letter of credit satisfying the provisions hereof. Landlord and Tenant agree that the Security Deposit shall not be increased to reflect any amounts provided by Landlord to Tenant in connection with the Leasehold Improvement Allowance or the Additional Leasehold Improvement Allowance. The Security Deposit shall constitute security for payment of Base Rent and Additional Rent and for any and all other obligations of Tenant under this Lease. If Tenant defaults, beyond any applicable cure period, with respect to any covenant or condition of this Lease, including but not limited to the payment of Base Rent, Additional Rent or any other payment due under this Lease, and the obligation of Tenant to maintain the Premises and deliver possession thereof back to Landlord at the expiration or earlier termination of the Lease Term in the condition required herein, then Landlord may (without any waiver of Tenant’s default being deemed to have occurred) apply all or any part of the Security Deposit to the payment of any sum in default beyond any applicable cure period, or any other reasonable sum which Landlord may be required or reasonably deem necessary to spend or incur by reason of Tenant’s default, or to satisfy in part or in whole any damages suffered by Landlord as a result of Tenant’s default which continues to exist beyond any applicable cure period. In the event of such application, Tenant shall promptly deposit with Landlord the amount necessary to restore the Security Deposit to the full amount set forth above. The parties expressly acknowledge and agree that the Security Deposit is not an advance payment of Base Rent or Additional Rent, nor a measure of Landlord’s damages in the event of any default by Tenant. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, but not otherwise, the amount of the Security Deposit then held by Landlord shall be repaid to Tenant within thirty (30) days after the expiration or sooner termination of this Lease. In the event of a sale or transfer of Landlord’s estate or interest in the Building, Landlord shall transfer the Security Deposit to the purchaser or transferee, and upon such transfer Landlord shall be considered released by Tenant from all liability for the return of the Security Deposit, provided Landlord’s purchaser or transferee acknowledges said transfer of the Security Deposit in writing.

3.2 Advance Deposit. Simultaneously with the execution of this Lease by Tenant, Tenant shall deposit with Landlord the sum of $172,611.00, which sum shall be subject to adjustment upon final measurement of the Premises pursuant to Section 1.1, as a deposit of the first month’s Base Rent following the rental abatement period set forth in Section 1.5.3 hereof (the “Advance Deposit”), which shall be applied by Landlord on behalf of the Tenant to the payment of the first month’s Rent following such rental abatement period when due and payable. The Advance Deposit, prior to its being applied to the payment of monthly Base Rent, shall constitute security for the payment and performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under this Lease, but shall not be deemed liquidated damages, but shall be applied in reduction of Tenant’s total obligation(s) to Landlord.

3.3 No Separate Account. Landlord shall not be obligated to hold the Security Deposit or the Advance Deposit in a separate account from other Building or Project funds, or to pay any interest thereon.

4. USES; TENANT COVENANTS.

4.1 Permitted Uses. The Premises are to be used for a general office uses, and for no other purpose whatsoever.

4.2 Other General Use Covenants. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance. Tenant, at its expense, shall comply with all laws relating to its use and occupancy of the Premises and shall observe the Rules and Regulations, as applied, and attached hereto as Exhibit D. provided however, in the event of any inconsistency between the Rules and Regulations and the express provisions of this Lease, the provisions of this Lease shall control. No act shall be done in or about the Premises that is unlawful, or which will increase the existing rate of insurance on the Building. In the event of a breach of the covenant set forth in the immediately preceding sentence regarding insurance rates, Tenant shall cease the activity giving rise to such increase, and provided that the Landlord has delivered timely notice to Tenant and Tenant has failed to cease any such conduct or activity, and further provided that the increased insurance premiums were in fact paid by Landlord solely as a result of such activity, Tenant shall pay to Landlord any and all such increases in insurance premiums resulting solely from such breach. So long as Tenant continues to pay such increases in premiums, and provided that the activity giving rise to such increased premiums is an activity permitted under Section 4.1, above, the continuation of such activity by Tenant shall not be prohibited or constitute a breach of this Lease.

5. ENVIRONMENTAL PROVISIONS; RECYCLING.

5.1 General. Tenant agrees to comply (and to cause its agents, employees, contractors and, while within the Premises, invitees to comply) with any and all applicable Environmental Laws (as defined below) in connection with (1) Tenant’s use and occupancy of the Premises, (2) any use and occupancy of the Premises arising in connection with any assignment of this Lease, or sublease or license of the Premises or any part thereof, and (3) any other fact or circumstance the existence of which legally imposes on Tenant the obligation to so comply therewith. Tenant shall provide all information within Tenant’s control requested by Landlord and/or governmental authorities in connection with Environmental Laws or Hazardous Materials (defined below) relating to the matters contemplated in the preceding sentence.

5.2 Tenant’s Warranties and Covenants

During the Term and any Renewal Term (as hereafter defined) of the Lease, Tenant warrants, represents and covenants to and with Landlord as follows:

5.2.1 Tenant will not introduce within the Premises or the Project (A) asbestos in any form, (B) urea formaldehyde foam insulation, (C) transformers or other equipment which contain dielectric fluid containing polychlorinated biphenyls, or (D) except as permitted below, any flammable explosives, radioactive materials or other substance constituting “hazardous materials” or “hazardous wastes” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601 et seq.) and the regulations adopted and promulgated pursuant thereto, the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or successor legislation thereto, or any other Federal, state or local environmental law, ordinance, rule, regulation and/or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment (collectively, “Environmental Laws”). The substances described in (A), (B), (C) or (D) above are hereinafter collectively referred to herein as “Hazardous Materials”.

5.2.2 Except as expressly permitted hereby, the Premises will never be used by Tenant for any activities involving, directly or indirectly, the use, generation, treatment, transportation, storage or disposal of any Hazardous Materials, or to refine, produce, store, handle, transfer, process or transport Hazardous Materials

5.2.3 Tenant (A) shall comply with the Environmental Laws and all other applicable laws, rules and regulations or orders pertaining to health, the environment or Hazardous Materials, in so far as such laws pertain to Tenant’s use and occupancy of the Premises or the need for such compliance arises due to the acts or omissions of Tenant, its agents, employees, contractors, invitees (while within the Premises), subtenants or assignees, (B) shall not, except as specifically permitted hereby, and shall not permit any

Tenant Parties (as hereafter defined) to store, utilize, generate, treat, transport or dispose of any Hazardous Materials on or from the Premises, (C) shall cause its agents, employees, licensees, contractors, invitees (while within the Premises), subtenants and assignees to comply with the representations, warranties and covenants herein contained and be responsible for any non-compliance by any such party(ies), (D) agrees that no portion of the Premises will be used by Tenant or any assignee or subtenant of Tenant as a landfill or a dump, and (E) will not install any underground tanks of any type.

5.2.4 In the event of any future storage, presence, utilization, generation, transportation, treatment or disposal of Hazardous Materials in, on or about the Premises, or in the event of any Hazardous Materials Release (as hereinafter defined) which in either case is attributable, in whole or in part, to the presence of Hazardous Materials existing in, on or about on the Project subsequent to the Commencement Date and is caused, directly or indirectly, by Tenant or Tenant’s agents, employees, contractors, licensees, invitees (while within the Premises), sub-tenants or assignees (collectively, the “Tenant Parties”), or is otherwise Tenant’s responsibility under the terms of this Lease, Tenant shall, at the direction of Landlord or any federal, state, or local authority or other governmental authority, remove or cause the removal of any such Hazardous Materials and rectify any such Hazardous Materials Release, and otherwise comply or cause compliance with the laws, rules, regulations or orders of such authority, all at the expense of Tenant, including without limitation, the undertaking and completion of all investigations, studies, sampling and testing and all remedial, removal and other actions necessary to clean up and remove all such Hazardous Materials, on, from or affecting the Premises caused by Tenant or the Tenant Parties. If, under such circumstances, Tenant shall fail to proceed with such removal or otherwise comply with such laws, rules, regulations or orders within the cure period permitted under the applicable regulation or order, the same shall constitute a Default under this Lease (without any notice to Tenant required), and Landlord may, but shall not be obligated to, take such action as may be reasonably necessary under the circumstance to eliminate such Hazardous Materials from the Premises or otherwise comply with the applicable law, rule, regulation or order, acting either in its own name or in the name of Tenant pursuant to this Section, and the reasonable and actual cost thereof shall be borne by Tenant and thereupon become due and payable as Additional Rent hereunder; provided, however, that Landlord shall not exercise its self-help rights hereunder, nor exercise any right otherwise provided herein to terminate this Lease or Tenant’s right of possession due to Tenant’s failure or inability to correct such problem within a time certain as long as Tenant is at all times using commercially reasonable good faith efforts to correct the problem (provided however, that if Landlord determines, in its reasonable discretion, that there exists a substantial risk of governmental enforcement action against Landlord, or governmental or third party civil liability to Landlord, if Landlord fails to take independent action immediately to remediate an environmental problem which is otherwise Tenant’s responsibility under this Section 5, then Landlord shall, notwithstanding Tenant’s continuing efforts to correct the problem, be entitled to take such independent action, and to recover the reasonable and actual costs associated therewith from Tenant). Tenant shall give to Landlord and its authorized agents and employees access to the Premises for such purposes and hereby specifically grants to Landlord a license to remove the Hazardous Materials and otherwise comply with such applicable laws, rules, regulations or orders, acting either in its own name or in the name of the Tenant pursuant to this Section.

5.2.5 Landlord represents, warrants and covenants that to the best of its current actual knowledge, as of the date of execution hereof, the Land, the Building and the Project is free from any Hazardous Materials and is not in violation of any Environmental Laws.

5.2.6 Each of Tenant and Landlord hereby indemnifies and holds the other and their respective shareholders, constituents, subsidiaries, affiliates, officers, directors, partners, employees, agents and trustees harmless from, against, for and in respect of, any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of actions, encumbrances, fines, penalties, and costs and expenses suffered, sustained, incurred or required to be paid by any such indemnified party (including, without limitation, reasonable fees and disbursements of attorneys, engineers, laboratories, contractors and consultants) because of, or arising out of or relating to a violation of any of the indemnifying party’s representations, warranties and covenants under this Section, including any Environmental Liabilities (as herein below defined) arising therefrom. For purposes of this indemnification clause, “Environmental Liabilities” shall include all costs and liabilities with respect to the presence, removal, utilization, generation, storage, transportation, disposal or treatment of any Hazardous Materials or any release, spill, leak, pumping, pouring, emitting, emptying, discharge, injection, escaping, leaching, dumping or disposing into the environment (air, land or water) of any Hazardous Materials (each a “Hazardous Materials Release”), including without limitation, cleanups, remedial and response actions, remedial investigations and feasibility studies, permits and licenses required by, or undertaken in order to comply with the requirements of, any federal, state or local law, regulation, or agency or court, any damages for injury to person, property or natural resources, claims of governmental agencies or third parties for cleanup costs and costs of removal, discharge, and satisfaction of all liens, encumbrances and restrictions on the Premises relating to the foregoing. The foregoing notwithstanding, the foregoing indemnifications shall not encompass consequential damages or damages related to loss of business or business interruption which may arise on account of the presence of any Hazardous Materials on or about the Project. The foregoing indemnification and the responsibilities of Tenant and Landlord under this Section shall survive the termination or expiration of this Lease.

5.2.7 Tenant and Landlord shall promptly notify each other in writing of the occurrence of any Hazardous Materials Release or any pending or threatened regulatory actions, or any claims made by any governmental authority or third party, relating to any Hazardous Materials or Hazardous Materials Release on or from the Premises the Building, the Land and/or the Project, and shall promptly furnish each other with copies of any correspondence or legal pleadings or documents in connection therewith. Each of Tenant and Landlord shall have the right, but shall not be obligated, to notify any governmental authority of any state of facts which may come to its attention with respect to any Hazardous Materials or Hazardous Materials Release on or from the Premises, the Building, the Land and/or the Project following consultation with the other.

5.2.8 Tenant agrees that, in the event Landlord has a good faith basis to believe a breach by Tenant of its covenants contained in Section 5.2.3 has occurred, Landlord shall have the right (but not the obligation) to conduct, or to have conducted by its agents or contractors, such periodic environmental inspections of the Project as Landlord shall reasonably deem necessary or advisable from time to time. Landlord shall provide Tenant with no less than seventy-two (72) hours prior notice of any such inspection within the interior of the Premises, except in case of an emergency, in which case only such notice as may be practicable under the circumstance shall be required. The cost of any such inspection shall be borne by Tenant in the event such inspection determines that Tenant has breached the covenants set forth in Section 5.2.3 above, otherwise the cost shall be at Landlord’s sole cost and expense.

5.3 Permitted Materials. Notwithstanding the foregoing, Tenant and its assignees, subtenants and licensees shall be permitted to store reasonable amounts of Hazardous Materials that are typically used in an ordinary office use (the “Permitted Materials”) provided such Permitted Materials are properly used, stored and disposed of in a manner and location meeting all Environmental Laws, and further provided that Tenant shall not, without Landlord’s consent, have any on-site laboratory facility within the Premises. Any such use, storage and disposal shall be subject to all of the terms of this Section (except for the terms prohibiting same), and Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency with respect to the Permitted Materials. If Landlord in its reasonable opinion determines that said Permitted Materials are being improperly stored, used or disposed of, then Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within twenty-four (24) hours, Landlord shall have the right to perform such work on Tenant’s behalf and at Tenant’s sole expense, and Tenant shall promptly reimburse Landlord for any and all costs associated with said work.

5.4 Recycling Regulations. Tenant shall be solely responsible for compliance with all orders, requirements and conditions now or hereafter imposed by any ordinances, laws, orders and/or regulations (hereinafter collectively called “regulations”) of any governmental body having jurisdiction over the Premises or the Building regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash (hereinafter collectively called “waste products”).

6. LATE CHARGES; INTEREST LATE CHARGES; INTEREST.

6.1 Tenant hereby acknowledges that late payment to Landlord of Base Rent or Additional Rent will cause Landlord to incur administrative costs and loss of investment income not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Base Rent or Additional Rent due from Tenant is not received by Landlord or Landlord’s designated agent within five (5) days after the date due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the administrative cost that Landlord will incur by reason of Tenant’s late payment. Landlord’s acceptance of such late charges shall not constitute a waiver of

Tenant’s Default with respect to such overdue amount or otherwise stop Landlord from exercising any of the other rights and remedies granted hereunder. Notwithstanding the foregoing, Landlord agrees to waive the imposition of such charge one (1) time during each Lease Year of the Term.

6.2 In addition to the administrative late charge provided for under Section 6.1, above, if any Base Rent or Additional Rent or any other sum due hereunder from Tenant to Landlord is not paid as and when due under this Lease, and such amount remains unpaid five (5) days after such due date, then the unpaid amount shall bear interest from the date originally due until the date paid at an annual rate of interest equal to the “prime rate” of interest as published in the Wall Street Journal (or, if not published, as established by the then largest national banking association in the United States of America) from time to time (the “Prime Rate”) plus five percent (5%) (the “Default Rate”). Notwithstanding the foregoing, Landlord agrees to waive the imposition of such charge one (1) time during each Lease Year of the Term.

7. REPAIRS AND MAINTENANCE.

7.1 Landlord’s Obligations. Landlord shall maintain, repair, replace and keep in good operating condition, comparable to similar properties in the Reston, Virginia area, the Common Areas (as defined in Section 39 below), the roof, foundation, load-bearing elements, conduits and structural walls and other structural elements of the Building, the underground utility and sewer pipes of the Building, all base building mechanical, electrical, plumbing, HVAC system and the sprinkler system and other fire and life-safety systems (including, without limitation, all base building systems serving, connected to or within the Premises, exclusive however of any such system installed by or on behalf of Tenant as a part of Tenant’s Work), and the adjacent parking structure and connector, the cost of which shall be included within Operating Costs except to the extent set forth in Section 9.5, hereof, provided that, to the extent the need for any such repairs or replacements arise as a the result of the gross negligence or willful misconduct of Tenant (or Tenant’s agents, employees, contractors, invitees (while within the Premises), assignees or sub-tenants) and the same is not covered under the policies of casualty insurance which are required to be carried by the parties pursuant to this Lease (in which case the proceeds of such insurance will be utilized to satisfy the cost thereof), the cost of such repairs or replacements shall be reimbursable by Tenant to Landlord as Additional Rent under this Lease, and such reimbursement shall be due not later than thirty (30) days after Landlord’s written demand therefore.

7.2 Repair Standards. All repairs and maintenance required of Landlord pursuant to this Section or elsewhere in this Lease shall be performed in accordance with standards applicable to comparable buildings in Reston, Virginia, the applicable building and governmental codes, and performed in a timely and diligent fashion. Landlord agrees to diligently attend to any routine repairs or maintenance needs brought to its attention by Tenant as soon as reasonably practicable and in a manner calculated to minimize to the extent possible disruption of Tenant’s business activities.

7.3 Tenant’s Obligations. Subject to Landlord’s obligations as set forth in Section 7.1 above and its right of access pursuant to Section 18, Tenant shall be exclusively responsible for the maintenance and repairs to the interior non-structural portions of the Premises. Tenant shall report in writing to Landlord any defective condition in the Premises becoming known to Tenant which Landlord is required to repair, and failure to so report such defects shall excuse any delay by Landlord in commencing and completing such repair, provided that (i) Landlord shall not be so excused if Landlord had actual knowledge of the need for such repair independent of Tenant’s notification, and (ii) once Landlord is notified or has actual knowledge of the need for such repair, Landlord’s repair obligation under Section 7.1, above, shall be fully effective as to such item (and, to the extent that any Tenant failure in reporting such defects that constitutes gross negligence or willful misconduct and results in the otherwise avoidable need to perform a capital repair or replacement which under Section 9.5 is excluded from Operating Costs, in lieu of an ordinary repair which under Section 9.4 would be included within Operating Costs, Tenant shall be responsible for the reasonable and actual cost of such capital repair or replacement (less the anticipated ordinary repair costs) unless Tenant can demonstrate that a capital repair or replacement to such item would in any event have been necessary within twelve (12) months thereafter, even if the defective condition had been promptly reported to Landlord or known by Landlord in a timely fashion). Landlord’s obligation to make repairs shall be limited to the express obligations stated herein.

8. UTILITIES AND SERVICES.

8.1 Services. Landlord shall furnish Tenant with the following services and facilities: (i) hot and cold running water in public lavatory facilities located within the Common Areas; (ii) public lavatory facilities and supplies within the Common Areas; (iii) day porter services to the Building; (iv) janitorial service within the Premises (including any executive lavatory or other lavatories within the Premises) and Common Areas, Monday through Friday (excluding holidays) in accordance with the cleaning standards and specifications established from time to time by Landlord for the entirety of the Building, the current version of which cleaning standards and specifications being attached hereto as Exhibit K; (v) heating ventilation and air conditioning (“HVAC”) service to the Premises and the Common Areas Monday through Saturday during the business hours set forth below, excluding holidays, and shall operate to the standards defined in Section VII of Exhibit C-1; (vi) at least one (1) on-site building engineer Monday through Friday, excluding holidays, from 7:00 a.m. to 5:30 p.m.; (vii) at least one (1) elevator available for service after business hours; and (viii) access to the Building and adjacent parking structure and parking areas 24 hours a day, 365 days a year, including holidays; the cost of all of which shall be deemed an Operating Cost hereunder (unless excluded pursuant to Section 9.5). For purposes hereof, “holidays” shall be limited to: New Year’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving, and Christmas, and business hours shall be 7:00 a.m. to 6:00 p.m. Monday through Friday, excluding designated holidays, and 9:00 a.m. to 2:00 p.m. on Saturdays, excluding designated holidays (provided that Tenant shall have access to the Premises 24 hours per day, 7 days per week).

8.2 Additional Services. If Tenant requires HVAC services on weekends or holidays, Landlord shall provide such additional service after reasonable prior written request therefor from Tenant, and Tenant shall reimburse Landlord for such additional service within thirty (30) days of request therefor, at the actual and direct cost to Landlord in providing such service. Any additional building engineer hours beyond that set forth in Section 8.1(vi) above required by the Tenant shall be at Tenant’s sole cost and expense, and the charge therefore shall be equal to Thirty Five Dollars ($35.00) per hour. Any after hours HVAC service requested by Tenant shall be at Tenant’s sole cost and expense and the charge therefor shall be equal to Thirty Five Dollars ($35.00) per hour/per floor during the first Lease Year. Two (2) zones are located on each floor and after hours HVAC, per zone, for the first Lease Year shall be Twenty and 00/100 Dollars ($20.00) for the initial hour and each hour thereafter. By request, Tenant shall have the capability to activate overtime HVAC per zone, per floor. After the first Lease Year, Landlord shall notify Tenant in writing of its actual and direct cost of providing after hours HVAC.

8.3 Additional Provisions. Except when due to the gross negligence and/or misconduct of Landlord or its agents, employees or contractors or except as expressly set forth below, in no event shall Landlord be liable to Tenant for (a) any damage to the Premises, or (b) any loss, damage or injury to any property therein or thereon, or (c) any claims for the interruption of or loss to Tenant’s business or for any damages or consequential losses occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes or other similar cause in, above, upon or about the Premises or the Building, or (d) any interruption in any utility or other services to the Premises. If any public utility or governmental body shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service to the Premises or the Building, Landlord and Tenant shall comply with such requirements, without any abatement or reduction of the Base Rent, Additional Rent or other sums payable by Tenant hereunder.

In the event Landlord shall fail to comply with its obligations hereunder to provide or undertake any maintenance or repair of life safety systems, elevators, required lighting, HVAC systems or electricity in the Building as required by the terms of the Lease within two (2) business days of written notice to Landlord from Tenant of the necessity thereof, then, Tenant shall provide a second written notice to Landlord requesting that Landlord comply with its obligation hereunder in connection therewith, and in the event Landlord has not commenced (and thereafter diligently pursues to completion) the remediation thereof within two (2) business days after receipt of such second notice, Tenant shall be entitled to take such action as may be commercially reasonable under the circumstance to correct such uncured default and Landlord shall reimburse Tenant for all costs reasonably incurred in the exercise of such rights, together with interest thereon at the Prime Rate from the date paid until the date reimbursed, within ten (10) days after written demand; provided that Tenant hereby waives any and all rights or claims of offset as a result thereof.

8.4 Lower Level Space. Tenant shall pay, commencing (i) on the Rent Commencement Date and on the first day of each month thereafter, the cost of all electricity actually utilized for or in connection with the Lower Level Space, as evidenced by a submeter or check meter (if so installed at Landlord’s sole cost and expense) or as otherwise reasonably estimated by Landlord and agreed to by Tenant, and (ii) on the first day of the Second Lease Year, and on the first day of each month thereafter, a pro rata share of increases in janitorial expenses attributable to the Lower Level Space which are over and above that amount of janitorial expenses attributable to the Lower Level Space during the Base Year (adjusted, as necessary, to reflect an entire year of Landlord’s providing janitorial service to the Lower Level Space), as reasonably estimated by Landlord and agreed to by Tenant. The Landlord and Tenant expressly agree that there shall be no Base Rent increase, Operating Expenses (except for electricity and janitorial expenses attributable to the Lower Level Space as set forth herein) or real estate taxes applied to the Lower Level Space. The rental rate for the Lower Level Space, consisting of approximately 2,000 square feet of space shall be Fifteen & 75/100 Dollars per useable square foot thereof, with no increases thereto during the Term of this Lease.

8.5 Storage Space. If exercised by Tenant from time to time on or prior to the Commencement Date and to be effective as of the Commencement Date (and thereafter on an as-available basis) for the Lease Term (including renewal options), Tenant shall have the right to occupy up to One Thousand (1,000) usable square feet of contiguous, dry space in a lower level of the Building (the “Storage Space”), with elevator access to the upper floors, which may be used for storage and/or ancillary office purposes. The rental rate for such space shall be Fifteen & 00/100 Dollars ($15.00) per useable square foot thereof, with no increases thereto during the Term of this Lease. Except as set forth herein, there shall be no Additional Rent applicable to the Storage Space, if taken by Tenant, whether for operating expenses, real estate taxes, or other such expenses. In the event Tenant at any time requires HVAC or janitorial for such Storage Space taken by it, the agreed upon cost thereof shall be reimbursed by Tenant as Additional Rent under this Lease. Landlord agrees to paint such Storage Space, provide demising partitioning with a Building standard door and lockset, and hang basic lighting fixtures from the ceiling, all at Landlord’s sole expense. If Tenant has taken the Storage Space then, commencing on the Rent Commencement Date (or, if later, the date Tenant takes the Storage Space) and on the first day of each month thereafter, Tenant shall pay, on a monthly basis, the cost of all electricity utilized for or in connection with the Storage Space, as evidenced by a check meter or submeter (if so installed at Landlord’s sole cost and expense) or as otherwise reasonably estimated by Landlord and agreed to by Tenant.

9. OPERATING COSTS.

9.1 Defined. Commencing with the first annual anniversary of the Rent Commencement Date and continuing thereafter during each calendar year or portion thereof during the Term, Tenant shall pay as Additional Rent to Landlord, without diminution, set-off or deduction, Tenant’s Share of “Increases in Operating Costs” (as defined in Section 9.4 below) for each calendar year. For purposes hereof, Tenant’s Share of Increases in Operating Costs shall mean Tenant’s Share of the amount by which all Operating Costs for the calendar year in question exceed Operating Costs incurred in calendar year 2003 (calendar year 2003 being herein referred to as the “Base Year”).

9.2 Estimated Payments. Commencing as of the first day of the second Lease Year and continuing on a monthly basis thereafter, Tenant shall make monthly installment payments toward Tenant’s Share of Increases in Operating Costs on an estimated basis, based on Landlord’s reasonable good faith estimate of Operating Costs for such calendar year. Tenant shall pay Landlord, as Additional Rent, commencing on the first day of the second Lease Year and on the first day of each month thereafter throughout the Term (and any extension thereof), one-twelfth (1/12th) of Landlord’s reasonable good faith estimate of Tenant’s Share of Increases in Operating Costs for the then-current calendar year. If at any time or times during such calendar year, but not more after than once per calendar year, it appears to Landlord that Tenant’s Share of Increases in Operating Costs for such calendar year will materially vary from Landlord’s estimate, Landlord may, by written notice to Tenant, reasonably revise its estimate for such calendar year and Tenant’s estimated payments hereunder for such calendar year shall thereupon be based on such revised estimate.

9.3 Annual Reconciliation. Landlord shall provide to Tenant within a reasonable time after the end of each calendar year (Landlord agreeing to endeavor so to do within 120 days after the end of the applicable year, provided that such shall not be a condition of Tenant’s obligations arising as a result thereof or based thereon), a detailed, itemized statement (the “Expense Statement”), calculated in accordance with Section 9. 1, above, setting forth the total actual Operating Costs for such calendar year and Tenant’s Share of Increases in Operating Costs. Landlord shall respond to any inquiries and requests for invoices or other information with respect to Operating Costs within thirty (30) days of any written request therefore by Tenant. Within thirty (30) days after the delivery of such Expense Statement, Tenant shall pay to Landlord the amount of any shortfall in the amount of estimated payments made to Landlord pursuant to Section 9.2 on account of Tenant’s Share of Increases in Operating Costs for such calendar year, and the actual amount shown as Tenant’s Share of Increases in Operating Costs for such calendar year. In the event the Expense Statement reflects an overpayment of Tenant’s Share of Increases Operating Costs for such year, such overpayment shall be credited against the next due Base Rent hereunder, except if Tenant’s Lease is no longer in effect then Landlord shall refund such amount to Tenant within thirty (30) days.

9.4 Operating Costs. The term “Operating Costs” shall mean all reasonable and necessary expenses incurred by Landlord in connection with the operation, management, maintenance and repair of the Building, Common Areas and the Land in accordance with the standards applicable to similar first class properties in the Reston, Virginia area, subject to the qualifications set forth below. All Operating Costs shall be determined according to generally accepted accounting principles which shall be consistently applied. Operating Costs include the following items: (a) the cost of the personal property used in conjunction with the operation, management, maintenance and repair of the Building and the Project; (b) costs to repair and maintain the Building, the Building roof and the Common Areas; (c) all expenses paid or incurred by Landlord for water, gas, electric, sewer and oil services for the Building (including Common Areas); (e) building supplies and materials used in connection with repairs to the Project; (f) cleaning and janitorial services in or about the Premises, the Building (including, without limitation, Common Areas, but not including the below grade levels of the Building other than any Common Areas within such lower levels) and the Land; (g) window glass replacement, repair and cleaning; (h) repair, replacement and maintenance of the grounds, including costs of landscaping, lighting, Project and Building signage, gardening and planting, including service or management contracts with independent contractors, including but not limited to security and energy management services and costs; (i) operational costs to achieve compliance with any governmental laws, rules, orders or regulations which are enacted or become effective after the Commencement Date, and excluding capital expenses associated therewith except to the extent specifically set forth below; 0) utility taxes; (k) compensation (including employment taxes, fringe benefits, salaries, wages, medical, surgical, and general welfare benefits (including health, accident and group life insurance), pension payments, payroll taxes for all personnel employed by Landlord or its management company who perform duties in connection with the operation, management, maintenance and repair of the Building (allocated among all properties served by such employees as determined by Landlord in its reasonable discretion, if such employees are utilized by more than one property) plus the salary and benefits of the property manager specifically assigned to the Project; (l) any (i) capital expenditures incurred to reduce Operating Costs, to the extent of such reduction (and with any amount remaining unrecovered by virtue of such limitation to carry forward to subsequent calendar years, to the extent of any such continuing reduction achieved in each such subsequent calendar year, until recovered in full), (ii) the annual amortized portion of capital expenditures incurred to comply with any governmental law, order, regulation or other requirement which is enacted or becomes effective after the Commencement Date, and (iii) capital expenditures made for the replacement of items (the repair of which would be includable within Operating Costs) in lieu of repairs thereto, provided (A) replacement of the item in lieu of repair is either less costly on an annual basis than repair of the item in question, or is necessary given the non-functioning condition of the item in question, as determined by Landlord in good faith, (B) this provision shall not apply to general renovations, as opposed to needed repairs, of the Building or any elements therein, and (C) such expenditure shall be recoverable only over the useful life of the item in question by amortizing such expenditure over such useful life (in accordance with applicable federal income tax guidelines) at an annual interest rate equal to the Prime Rate at the time of such expenditure, and only the sum of all amortization payments payable or deemed payable during the year in question shall be includable in Operating Costs in each year during such recovery period; (m) cost of premiums for casualty and liability insurance policies required to be maintained by Landlord hereunder and any other insurance carried by Landlord with respect to the Project; (n) license, permit and inspection fees; (o) reasonable management fees based upon a percentage of gross rental receipts, Increases in Operating Costs, Increases in Real Estate Taxes and utility costs not to exceed four percent (4%) of the aggregate amount thereof; (p) consulting fees in connection with the provision of common area maintenance services; (q) personal property and BPOL taxes; (r) trash removal, including all costs incurred in connection with waste product recycling; (s) snow and ice removal or prevention; (t) maintenance, repair and striping of all parking areas used by tenants of the Building, and any other cost or assessment payable in connection with the maintaining of such parking areas; (u) uniforms and dry cleaning; (v) telephone, cellular phone, paging, telegraph, postage, stationery supplies and other materials and expenses required for the routine operation of the Building; (w) association and other assessments for maintenance of offsite improvements serving or benefiting the Building or the Land; (x) costs and expenses relating to compliance with any ongoing existing proffer obligations applicable to the Project; (y) the cost of acquisition, repair, maintenance and replacement of seasonal Building decoration; (z) the cost of operating, maintaining, repairing and replacing conduits and other electrical fixtures, fire protection, alarm and sprinkler systems, Building and Project plumbing and storm and sanitary sewer systems, and (aa) other association assessments for common area services provided to owners in the Plaza America complex.

9.5 Exclusions. Except as otherwise specifically provided in this Lease to be an Operating Cost, Operating Costs shall not include any of the following:

(a) costs of repairs, restoration, replacements or other work occasioned by (1) fire, windstorm or other casualty of an insurable nature (whether such destruction be total or partial) and either (aa) payable (whether paid or not) by insurance required to be carried by Landlord under this Lease, or (bb) otherwise payable (whether paid or not) by insurance then in effect obtained by Landlord, (2) the exercise by governmental authorities of the right of eminent domain, whether such taking be total or partial, (3) the negligence or intentional tort of Landlord, or any subsidiary or affiliate of Landlord, or any representative, employee or agent of same (including the costs of any deductibles paid by Landlord), or (4) the act of any other tenant in the Building, or any other tenant’s agents, employees, licensees or invitees to the extent Landlord has the right to recover the applicable cost from such person;

(b) Leasing commissions; attorneys’ fees, except for those reasonable attorney’s fees in connection with enforcing rules and regulations; costs disbursements and other expenses incurred in connection with negotiations for leases with tenants, other occupants, or prospective tenants or other occupants of the Building, or similar costs incurred in connection with disputes with tenants, other occupants, or prospective tenants, or similar costs and expenses incurred in connection with negotiations or disputes with purchasers or mortgagees of the Building;

(c) Allowances, concessions and other costs and expenses incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants (including Tenant), prospective tenants or other occupants and prospective occupants of the Building, or vacant, leasable space in the Building;

(d) Costs of the initial construction of the Building and repairing, replacing or otherwise correcting defects (but not the costs of repair for normal wear and tear) in the construction of the base Building, any tenant’s improvements, the adjacent parking structure or other improvements in the Building, or in the Building equipment;

(e) Costs or expenses relating to another tenant’s or occupant’s space which (1) were incurred in rendering any service or benefit to such tenant that Landlord was not required, or were for a service in excess of the service that Landlord was required, to provide Tenant without additional charge hereunder (including without limitation insurance coverage for another tenant’s or occupant’s leasehold improvements), or (2) were otherwise in excess of the Building standard services then being provided by Landlord to all tenants or other occupants in the Building, whether or not such other tenant or occupant is actually charged therefor by Landlord;

(f) Payments of principal and interest or other finance charges made on any debt and rental payments made under any ground or underlying lease or leases;

(g) Costs incurred in connection with the sales, financing, refinancing, mortgaging, selling or change of ownership of the Building, including brokerage commissions, attorneys’ and accountants’ fees, closing costs, title insurance premiums, transfer taxes and interest charges;

(h) Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utility bills and other costs incurred by Landlord’s failure to make such payments when due;

(i) Costs incurred by Landlord for trustee’s fees, partnership organizational expenses and accounting fees except accounting fees relating solely to the ownership and operation of the Building.

(j) Costs of a capital nature, including without limitation, capital improvements, capital repairs, capital equipment and capital tools, all as determined in accordance with generally accepted accounting principles other than those that actually reduce operating expenses to the extent of such reduction;

(k) Landlord’s general corporate overhead and general and administrative expenses;

(l) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or in the parking garage of the Building;

(m) Rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building which is used in providing janitorial or similar services, but excluding any portion of such rental or lease payment(s) which include a maintenance or repair agreement or contract;

(n) The rent for any offices or spaces of Landlord or any related entity other than any on-site property management office;

(o) Landlord’s income and franchise taxes, special assessments and other business taxes except those business taxes which relate solely to the operation of the Building (specifically including BPOL Taxes which shall be considered a part of Operating Costs and/or Real Estate Taxes);

(p) All amounts which would otherwise be included in Operating Costs which are paid to any affiliate or subsidiaries of Landlord, or any representative, employee or agent of same, to the extent the costs of such services exceed the competitive rates for similar services of comparable quality rendered by persons or entities of similar skill, competence and experience;

(q) Subject to the management fee contribution provided for in the Lease, all other fees for management of the Building;

(r) Costs or expenses of utilities directly metered to tenants of the Building and payable separately by such tenants;

(s) Increased insurance premiums caused by Landlord’s or any other tenant’s hazardous acts;

(t) Moving expense costs of tenants of the Building to the extent not provided by Landlord (i) to Tenant and (ii) generally to other initial tenants of the Building;

(u) Advertising and promotional costs associated with the leasing of the Building, and costs of signs in or on the Building identifying the owners of the Building or any individual tenant of the Building to the exclusion of other tenants;

(v) Costs incurred to correct violations by Landlord of any law, rule, order or regulation which was in effect as of the Commencement Date;

(w) Costs incurred (less costs of recovery) for any items to the extent covered by a manufacturer’s, materialman’s, vendor’s or contractor’s warranty (a “Warranty”) which are paid by such manufacturer, materialman, vendor or contractor (Landlord shall pursue a breach of warranty claim for items covered by a Warranty unless Landlord determines in good faith that such action would not be in the best interest of the tenants of the Building) and the costs of any items that are not covered by a Warranty but for which a reasonable, prudent landlord would have obtained a warranty;

(x) Non-cash items, such as deductions for depreciation and amortization of the Building and the Building equipment, or interest on capital invested, except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation in the charge for such third party’s service, all as determined in accordance with generally accepted accounting principles, consistently applied;

(y) Electric power costs for which any tenant directly contracts with the local public service company;

(z) Services provided and costs incurred in connection with the operation of any retail or other ancillary operations owned, operated or subsidized by Landlord;

(aa) Expenses and costs not normally, in accordance with generally accepted accounting principles, included by landlords of first-class institutional office buildings or that are not competitive or not prudent in view of the goods and services obtained for such expense or costs;

(bb) Consulting costs and expenses paid by Landlord, other than those incurred to reduce Operating Costs and/or Real Estate Taxes;

(cc) The cost of any “tap fees” or one-time lump sum sewer or water connection fees for the Building payable in connection with the initial construction of the Building;

(dd) Rental for any space in the Building set aside for conference facilities, storage facilities or exercise facilities;

(ee) Vault rental;

(ff) Wages and salaries for off-site employees and employees at the Building above the level of property manager;

(gg) the cost of any parking garage operator or the cost of operating the parking facilities to the extent that any such costs of operating are borne by a third party operator and not Landlord;

(hh) those costs and/or expenses stated to be at Landlord’s cost and expense (or words of like import), or subject to Landlord’s indemnification obligations, pursuant to the provisions of Sections 5.2.6, 5.2.8, 8.4, 8.5, 20.2, 40, 42, 51.6 and 53 hereof and pursuant to paragraph 1 of Exhibit C and General Note 1 of Exhibit C-1 hereto, and those costs and expenses for which Landlord actually receives direct reimbursement from third parties; and/or

(ii) any costs separately paid directly by retail tenants in the Building.

9.6 Further Adjustment. Operating Costs for each calendar year (including the Base Year) shall be adjusted to include all costs, expenses and disbursements which vary by occupancy or not otherwise provided to all tenants that Landlord reasonably determines, based upon normal and customary market standard for similar projects in the Reston, Virginia area, would have been incurred if Landlord had provided all utilities and services within the definition of Operating Costs to tenants and occupants in the Building had the Building been ninety five percent (95%) occupied throughout such year. Operating Costs for the Base Year shall also be increased by any amounts which would have been deemed Operating Costs but which were not actually incurred as a result of warranties and maintenance/service contracts in place and applicable to the Base Year.

9.7 Multi-Project Operating Costs. The Building is a part of a larger project or development, and as such, Landlord shall have the right (but not the obligation) to allocate to the Building an appropriate portion of those Operating Costs which are incurred with respect to the project as a whole. By way of example, landscaping costs for a multi-building project shall be allocated on an appropriate basis between all tenantable buildings in the project.

9.8 Limitation on Increases in Operating Costs. Beginning calendar year 2004 and continuing for the balance of the Term, Operating Expenses shall not include increases in “controllable” Operating Costs that exceed six percent (6%) of the amount thereof, on a cumulative basis, utilized in the prior calendar year’s calculation of Operating Expenses. (for purposes hereof “on a cumulative basis” shall mean that in the event increases of controllable Operating Costs in any one year are less than 6% of the prior years increases in controllable Operating Costs, the amount by which such increases fell below 6% may be carried forward to subsequent years and applied to increases in controllable Operating Costs that exceed 6%. For example, if increases in controllable Operating Costs in 2005 are 5% and increases in controllable Operating Costs in 2006 are 8%, then, for purposes of determining the amount of increases in controllable Operating Costs that may be passed through to Tenant, up to a 7% increase for 2006 may be passed through (i.e., the 6% allowable in 2006 plus a 1% carryover from 2005). “Controllable” Operating Costs shall mean all Operating Costs as are defined in Section 9.4 above, exclusive only of expenses paid or incurred by Landlord for water, gas, electric, sewer, oil services and other utilities for the Building, cost of premiums for casualty and liability insurance policies required to be maintained by Landlord hereunder (provided such insurance has been competitively bid on an annual basis) and any other insurance carried by Landlord with respect to the Building (provided such insurance has been competitively bid on an annual basis), and the costs of snow and ice removal.

10. REAL ESTATE TAXES.

10.1 Defined. Commencing with the first annual anniversary of the Rent Commencement Date and continuing during each calendar year or portion thereof during the Term, Tenant shall pay as Additional Rent to Landlord, without diminution, set-off or deduction, Tenant’s Share of “Increases in Real Estate Taxes” (as defined in Section 10.3, below) paid in such calendar year. For purposes hereof, Tenant’s Share of Increases in Real Estate Taxes shall mean Tenant’s Share of the amount by which all Real Estate Taxes for the year in question exceed Real Estate Taxes incurred for the Base Year.

10.2 Estimated Payment. Tenant shall make monthly installment payments toward Tenant’s Share of Increases in Real Estate Taxes on an estimated basis, based on Landlord’s reasonable good faith estimate of Real Estate Taxes for such calendar year. Tenant shall pay Landlord, as Additional Rent, commencing on the first day of the second Lease Year and on the first day of each month thereafter throughout the Term (and any extension thereof), one-twelfth (1/12th) of Landlord’s reasonable but good faith estimate of Tenant’s Share of Increases in Real Estate Taxes for the then-current calendar year. If at any time or times during such calendar year it appears to Landlord that Tenant’s Share of Increases in Real Estate Taxes for such calendar year will materially vary from Landlord’s estimate, Landlord may, by written notice to Tenant, once during any calendar year, reasonably revise its estimate for such calendar year and Tenant’s estimated payments hereunder for such calendar year shall thereupon be based on such revised estimate.

10.3 Real Estate Taxes. For purposes of this Lease, “Real Estate Taxes” shall mean all taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed upon the Building or the Land, or assessed, levied or imposed upon the fixtures, machinery, equipment or systems in, upon or used in connection with the operation of the Building or the Land under the current or any future taxation or assessment system or modification of, supplement to, or substitute for such system. Real Estate Taxes shall include all reasonable expenses (including, but not limited to, reasonable attorneys’ fees, disbursements and actual costs) incurred by Landlord in obtaining or attempting to obtain a reduction of such taxes, rates or assessments, including any legal fees and costs incurred in connection with contesting or appealing the amounts or the imposition of any Real Estate Taxes, but not in excess of the annual reduction in Real Estate Taxes achieved. In the event Real Estate Taxes (including special assessments) may be paid in installments, they maybe paid in installments or in lump sum, at Landlord’s election (and in such event Real Estate Taxes shall include such installments and interest paid on the unpaid balance of the assessment, or the entirety thereof, as applicable). The foregoing notwithstanding, Real Estate Taxes shall not include: (i) any franchise, corporation, income or net profits tax which may be assessed against Landlord or the Project or both, (ii) transfer taxes assessed against Landlord or the Project or both, (iii) penalties, interest, legal fees or costs of litigation incurred due to any late payments of Landlord, or (iv) personal property taxes of Tenant.

10.4 Annual Reconciliation. Landlord shall provide to Tenant within a reasonable time after the end of each calendar year (Landlord agreeing to endeavor so to do within 120 days after the end of the applicable year, provided that such shall not be a condition of Tenant’s obligations arising as a result thereof or based thereon), with Landlord’s calculation of Tenant’s Share thereof (the “Tax Statement”). Within thirty (30) days after the delivery of the Tax Statement, Tenant shall pay to Landlord the amount of any shortfall in the amount of estimated payments made to Landlord pursuant to Section 10.2 on account of Tenant’s Share of Increases in Real Estate Taxes for such calendar year, and the actual amount shown as Tenant’s Share of Increases in Real Estate Taxes for such calendar year. In the event the Tax Statement reflects an overpayment of Tenant’s Share of Real Estate Taxes for such year, such overpayment shall be credited against the next due Base Rent hereunder, except if Tenant’s Lease is no longer in effect then Landlord shall refund such amount to Tenant within thirty (30) days.

11. ADDITIONAL PROVISIONS; OPERATING COSTS AND REAL ESTATE TAXES.

11.1 Partial Year; End of Term. To the extent that a more accurate method of allocating same cannot be implemented by Landlord, Tenant’s Share of Increases in Operating Costs and Real Estate Taxes for any partial calendar year shall be determined by multiplying the amount of Tenant’s Share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such partial calendar year falling within the Term and the denominator of which is 365. If this Lease terminates on a day other than the last day of a calendar year, the amount of any adjustment to Tenant’s Share of Increases in Operating Costs and Real Estate Taxes with respect to the year in which such termination occurs shall be prorated on the basis which the number of days from January 1 of such year to and including such termination date bears to 365; and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty (30) days after delivery by Landlord to Tenant of the applicable Expense Statement and Tax Statement with respect to such year.

11.2 Other Taxes. In addition to Tenant’s Share of Increases in Operating Costs and Increases in Real Estate Taxes, Tenant shall pay, prior to delinquency, all personal property taxes payable with respect to all property of Tenant located in the Premises or the Building, and shall provide promptly, upon reasonable request of Landlord, written proof of such payment.

11.3 Covenant Regarding Timely Payment of Operating Costs and Real Estate Taxes. Landlord covenants to pay all Operating Costs and Real Estate Taxes before the same become delinquent, subject to Tenant’s obligation to make the payments contemplated by Article 9 and Article 10, above, in a timely fashion.

11.4 Contesting Real Estate Taxes. Landlord will have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Project, provided Landlord will use reasonable efforts to minimize the cost of such service. The reasonable cost of such service shall be included in the Real Estate Taxes hereunder in the year same were incurred or paid, at Landlord’s election, but only to the extent of the annual reduction in Real Estate Taxes achieved. Additionally, during any such period, Landlord shall have the right, in its reasonable judgment, to contest any tax assessment, valuation or levy against the Project, and to retain legal counsel and expert witnesses to assist in such contest and otherwise to incur expenses in such contest, and any reasonable fees, expenses and costs incurred by Landlord in contesting any assessments, levies or tax rate applicable to the Project shall be included in Real Estate Taxes as set forth above.

11.5 Tenant’s Audit Right. Tenant shall have the right, on an annual basis, beginning on the first annual anniversary of the Commencement Date, to have a certified public accounting firm or other representative audit the Landlord’s books and records pertaining to Operating Costs and Real Estate Taxes for the immediately preceding year (including, as appropriate, the Base Year). Tenant shall be responsible for the entire cost of said audit unless an error greater than four percent (4%) of aggregate Operating Costs and Real Estate Taxes is identified for the year in question, and in this instance, Landlord shall be responsible for all audit costs incurred by Tenant in addition to any and all legal fees incurred in recovering any Operating Cost and Real Estate Tax pass through overpayments Tenant has made to Landlord, provided the same shall not be in the nature of a contingency or success fee. In the event an error greater than four percent (4%) is identified, Tenant shall have the right, at Tenant’s cost, to audit that specific item for the remaining Initial Lease Term. Landlord, upon thirty (30) days written notice from Tenant, shall make available at the offices of Landlord’s property manager all appropriate books and records including but not limited to paid bill files, operating expense billing files and contracts relating to the year in question. In the event of any overpayment, Landlord shall immediately credit against the next due Base Rent hereunder all overpayments plus 10% per annum interest from the date paid to the date credited.

11.6 Arbitration. Disputes regarding Operating Costs, Real Estate Taxes, and any audit thereof, shall be subject to arbitration in accordance with the provisions of Section 49 hereof.

12. TENANT’S INSURANCE.

12.1 Coverage Requirements. Tenant shall during the Term of this Lease, procure at its expense and keep in force the following insurance:

(a) Commercial general liability insurance naming the Landlord and Landlord’s managing agent as additional insureds against claims for bodily injury and property damage occurring in or about the Premises or any appurtenances thereto covering the operation of the Tenant and any subtenants, licensees and concessionaires of the Tenant. Such insurance shall be written on an “Occurrence Form” and shall include, without limitation, blanket contractual liability recognizing provisions of this Lease, broad form property damage, coverage for independent contractors, personal injury liability and coverage for hired auto and non-ownership auto liability. Such insurance shall be primary. Such insurance shall have a limit of not less than Two Million Dollars ($2,000,000.00) per occurrence with a Two Million Dollars ($2,000,000.00) general aggregate with an excess (umbrella) liability insurance in the amount of Two Million Dollars ($2,000,000.00) per occurrence and Ten Million Dollars ($10,000,000.00) annually in the aggregate; provided, however that no such limits shall be deemed limitation of the liability of Tenant hereunder. If Tenant has other locations that it owns or leases and its commercial general liability insurance coverage hereunder is covered as part of blanket coverage, the blanket policy shall include an aggregate limit per location endorsement. Such liability insurance shall be primary. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease;

(b) Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located within the Premises (excluding leasehold improvements, which shall be insured by and remain the property of Landlord, but specifically including plate glass insurance covering breakage of any glass frontage installed by or on behalf of Tenant within or as a part of the Premises or otherwise as a part of the Building but adjoining the Premises). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing;

(c) Workers’ compensation and occupational disease insurance, employee benefit insurance and any other insurance in the statutory amounts required by the laws of the State where the operations are to be performed with broad-form all-states endorsement.

(d) Employer’s liability insurance with a limit of One Hundred Thousand Dollars ($100,000.00) for each accident, with any claims in excess of such amount covered by Tenant’s umbrella liability policy; and

(e) Business income insurance and loss of rental insurance in an amount equal to at least to eighteen (18) months Base Rent.

12.2 Rating; Certificates; Cancellation. The policies required to be maintained by Tenant shall be with companies rated A-X or better in the most current issue of Best’s Insurance Reports. Insurers shall be licensed to do business in the Commonwealth of Virginia and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall be commercially reasonable. Certificates of insurance or certified copies of the policies shall be delivered to Landlord prior to the Commencement Date and annually thereafter at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord and any mortgagee(s) of Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

12.3 Other. In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, and the same is not corrected within five (5) business days following written notice thereof from Landlord to Tenant, then Landlord may, but shall not be obligated to, purchase the necessary insurance and pay the premium therefore. Tenant shall repay to Landlord, as Additional Rent, any and all reasonable expenses (including attorneys’ fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain insurance.

13. LANDLORD’S INSURANCE.

13.1 Coverage. At all times during the Lease Term, Landlord will maintain, the cost of which shall be reimbursable as an Operating Cost hereunder, (a) fire and extended coverage insurance covering the Project, including all of Landlord’s Work, in an amount equal to one hundred percent (100%) of the replacement value thereof, and (b) public liability and property damage insurance in such amounts as Landlord deems reasonable from time to time. Landlord shall also have the right to obtain such other types and amounts of insurance coverage on the Building (including loss of rental insurance) and Landlord’s liability in connection with the Building as are customary or advisable for a comparable project in the Reston, Virginia area, as determined by Landlord in Landlord’s reasonable judgment. Any dispute regarding the appropriateness of such additional insurance coverage shall be subject to arbitration pursuant to Section 49 of this Lease.

13.2 Rating; Certificates; Cancellation. The policies required to be maintained by Landlord shall be with companies rated A-X or better in the most current issue of Best’s Insurance Reports. Insurers shall be licensed to do business in the Commonwealth of Virginia and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall be commercially reasonable, in Landlord’s reasonable judgment. Landlord shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Project and to Tenant as required by this Lease.

14. DAMAGE OR DESTRUCTION.

14.1 Damage Repair.

14.1.1 If the Premises shall be destroyed or rendered untenantable, as agreed to by Landlord and Tenant or determined by the local fire marshal or building inspector, either wholly or in part, by fire or other casualty, then, unless this Lease is terminated for reasons permitted pursuant to Sections 14.2 and/or 14.5, below, Landlord shall, within thirty (30) days after the date of such casualty, provide Tenant with Landlord’s good faith written estimate (the “Estimate”) of how long it will take to repair or restore the Premises.

14.1.2 If the Estimate indicates that Landlord will require less than one hundred eighty (180) days after the date of such casualty to perform such repairs or restoration, then this Lease shall continue in full force and effect, and Landlord shall, promptly after adjusting the insurance claim and obtaining governmental approvals for reconstruction, commence and diligently prosecute to completion the restoration of the Premises to their condition immediately prior to such casualty, subject to Section 14.4 below and subject to Force Majeure (as defined in Section 47.7, below). Pending termination of this Lease or substantial completion of such restoration, the Base Rent shall be abated from the date of the casualty in the same proportion as the untenantable portion of the Premises bears to the whole thereof, as agreed to by Landlord and Tenant, or determined by the governmental official set forth above.

14.1.3 If Landlord indicates within the Estimate that it will require in excess of one hundred eighty (180) days after the date of such casualty to fully repair or restore the Premises in accordance herewith, then within thirty (30) days after Landlord delivers Tenant the Estimate, either Landlord or Tenant shall have the right to terminate this Lease by written notice to the other, which termination shall be effective as of the date of such notice of termination, and all liabilities and obligations of Landlord and Tenant thereafter accruing shall terminate and be of no legal force and effect.

14.1.4 If neither party elects to terminate the Lease, as aforesaid, and Landlord fails or declines to exercise any other termination right pursuant to this Section 14, Landlord shall, promptly after adjusting the insurance claim and obtaining governmental approvals for reconstruction, commence and diligently prosecute to completion the restoration of the Premises to their condition immediately prior to such casualty, subject to Section 14.4 below and subject to Force Majeure (as defined herein). If such restoration is not substantially completed within one hundred eighty (180) days after the date of the casualty (or such longer period as was referenced in the Estimate and agreed to by Tenant, if applicable), then for a period of up to thirty (30) days after the expiration of such period (but in all events no later than the date Landlord substantially completes its restoration of the Premises), Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord without any cost, fee or penalty of any kind or nature; provided, however, that if Landlord completes such restoration prior to the end of the thirty (30) day notice period, Tenant’s notice of termination shall be deemed rescinded and ineffective for all purposes, and this Lease shall continue in full force and effect. The provisions of this Section are in lieu of any statutory termination provisions allowable in the event of casualty damage and shall not be subject to extension by virtue of the other provisions hereof including, but not limited to, Force Majeure.

14.2 Termination for Material or Uninsured Damages. If (i) the Building shall be materially destroyed or damaged to the extent that the restoration of such, in Landlord’s judgment, is not economical or feasible, or (ii) the Building shall be materially destroyed or damaged by any casualty other than a casualty covered by the insurance policies required to be maintained by Landlord hereunder, notwithstanding that the Premises may be unaffected directly by such destruction or damage, or (iii) Landlord’s mortgagee (if any) requires that the proceeds of insurance be applied to reduce any amounts outstanding under such mortgage, then in any such event, Landlord may, at its election, terminate this Lease by notice in writing to Tenant within thirty (30) days after such destruction or damage. Such notice shall be effective thirty (30) days after receipt thereof by Tenant.

14.3 Business Interruption. Other than rental abatement as and to the extent provided in Section 14. 1, and as provided in Section 8, no damages, compensation or claim shall be payable by Landlord for inconvenience or loss of business arising from interruption of business, repair or restoration of the Building or the Premises.

14.4 Repairs. Landlord’s repair obligations, if any, shall be limited to restoration of improvements which are covered by the insurance policies required to be maintained by Landlord hereunder. Tenant acknowledges that any such repairs or restorations shall be subject to applicable laws and governmental requirements, the requirements of Landlord’s mortgagee (if any), and to delay in the process of adjusting any insurance claim associated therewith; and neither delays resulting from any of the foregoing nor modifications to the Building or to the interior of the Premises occurring by virtue of the application of such requirements shall constitute a breach of this Lease by Landlord (but may result in termination pursuant to Section 14.1.4) as long as Landlord uses reasonable efforts to commence and complete such repairs and restorations in a timely fashion consistent with the pre-existing condition of the applicable improvements.

14.5 End of Term Casualty. Anything herein to the contrary notwithstanding, if the Premises are destroyed or damaged during the last eighteen (18) months of the Lease Term, then Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to the Landlord, which termination shall be effective on the thirtieth (30th) day after the Landlord’s receipt of such notice. In addition, if the Premises are destroyed or substantially damaged (which, for purposes of this Section 14.5 shall mean that the repair thereof can not, in accordance with the terms hereof, be completed within sixty (60) days after the date of such casualty) during the last ten (10) months of the Lease Term, and Tenant does not and has not timely exercised any Renewal Option pursuant to Section 51.1 hereof, then Landlord shall also have the right to terminate this Lease upon thirty (30) days prior written notice to the Tenant, which termination shall be effective on the thirtieth (30th) day after the Tenant’s receipt of such notice. In either case, such notice must be delivered within thirty (30) days after such casualty, or such termination rights shall be deemed waived.

15. MACHINERY AND EQUIPMENT; ALTERATIONS AND ADDITIONS; REMOVAL OF FIXTURES.

15.1 Tenant shall not place a load upon the floor of the Premises which exceeds the maximum live load which Landlord (or Landlord’s architect or engineer) reasonably determines is appropriate for the Building (and advises Tenant in writing) without Landlord’s prior written consent which consent shall not be unreasonably withheld. Tenant will not install or operate in the Premises any electrical or other equipment requiring any changes, replacements or additions to any base building system, without Landlord’s prior written consent (and if such consent is granted Tenant shall be responsible for the costs of such changes, replacements or additions).

15.2 Except for the Tenant’s Work, which will be governed Exhibit C hereto, Tenant shall not make or allow to be made any alterations, additions or improvements to or on the Premises which (i) affect any structural or building system components of the Premises, (ii) under applicable codes, rules and/or regulations require any building electrical, plumbing or other permit, or (iii) cost, in the aggregate in excess of $25,000.00 (other than wall coverings, floor coverings and similar work which is of a purely cosmetic nature), without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any alterations, additions or improvements to the Premises shall be made at Tenant’s sole expense, in compliance with all applicable laws, by a licensed contractor, and in a good and workmanlike manner conforming in quality with the Premises existing as of the Rent Commencement Date, shall not diminish the value of the Building or the Premises and shall at once become a part of the realty and shall be surrendered with the Premises (except as provided in Section 15.3 and 15.4, below). In addition, any alterations, additions or improvements which fall within the purview of subsection (i) through (iii) above shall also be undertaken according to plans and specifications, with a contractor and during hours reasonably approved in writing by Landlord all as provided herein. Any such approved alterations, additions or improvements shall be made at Tenant’s sole cost and expense.

15.3 Upon the expiration or sooner termination of the Lease Term, Tenant shall, at Tenant’s sole expense, with due diligence, remove any alterations, additions, or improvements made by Tenant which are designated by Landlord to be removed at the time its consent to the installation thereof is granted, and repair any damage to the Premises caused by such removal. None of Landlord’s Work or Tenant’s Work shall be subject to any removal obligation on Tenant’s part. Tenant shall remove all of its movable property, trade fixtures and roof devices. Tenant shall retain one hundred percent (100%) ownership of its movable special Tenant improvements including but not limited to trade fixtures and their related mechanical support systems and detachable furniture. Tenant shall be responsible for the repair of any damage to the Premises caused by such removal. Tenant shall pay Landlord any reasonable damages for injury to the Premises or Building resulting from such removal. All items of Tenant’s personal property that are not removed from the Premises or the Building by Tenant at the termination of this Lease may be removed and/or stored by Landlord at Tenant’s expense, if Tenant does not remove same within five (5) days of Landlord’s written notice to or demand upon Tenant. Tenant’s obligations under these Sections 15.2 and 15.3 shall survive the expiration or termination of this Lease.

15.4 Subject to the approval of Landlord as set forth in Subsections 15.1 and 15.2 above, Tenant shall have the right to install, at Tenant’s expense, and operate, at Tenant’s expense, additional (package) air-conditioning equipment to provide after-hours heating, ventilating and air-conditioning for the Premises. Any such additional air-conditioning equipment shall remain the property of Tenant and shall be removed at Tenant’s option, upon the expiration or sooner termination of the Term, in accordance with the terms of Section 15.3 above. Any base Building modification required to accommodate such equipment shall be undertaken by Landlord, at Tenant’s sole expense, and shall in all events be subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

15.5 Tenant shall, at its sole cost and expense, maintain, repair and/or replace any special installations (finishes, equipment or other facilities including, without limitation, special plumbing, electrical or heating, ventilating and air-conditioning) required for Tenant’s use and occupancy of the Premises (whether or not such special items are located within said Premises). No such special installations shall be undertaken by Tenant absent Landlord’s written approval therefore in accordance with the terms of this Section 15, which approval shall not be unreasonably withheld, conditioned or delayed.

15.6 Subject to the terms of this Section 15.6, Tenant shall have the right to install its own generator (the “Generator”) at an exterior location approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. The Generator shall remain the property of Tenant and shall be removed by and at the expense of Tenant at the expiration or earlier termination of the Term. Upon Landlord’s approval as set forth herein, Landlord hereby grants Tenant a license to install and use the Generator to the extent not located within the Premises. In addition to and not in lieu of any other right or rights of Tenant under this Lease currently or in the future, Landlord grants to Tenant the following cumulative rights, which may be exercised by Tenant itself or through its agents, employees, licensees, contractors or subcontractors at all times during the Term with respect to Tenant’s Generator: (i) the right to test and exercise the Generator during the hours between 3:00 a.m. and 6:00 a.m. and such additional times as may otherwise be approved by Landlord or Landlord’s property manager, at Tenant’s request, that accommodate the reasonable needs of the other tenants in the Project; (ii) the right to run Tenant’s Generator at anytime when a commercial utility power outage, reduction or “brownout” occurs with respect to the Project and/or the Premises; and (iii) the right of access to Tenant’s Generator for operation, maintenance and replacement purposes at all times.

In the event that Tenant installs the Generator, Tenant agrees to undertake, through its authorized contractors and otherwise at Tenant’s cost, the following measures with respect thereto: (i) installation of spill protective measures for the fueling of the Generator in accordance with applicable laws and codes; (ii) location of a fuel storage tank above-ground and installation of a double-walled steel fuel tank in accordance with applicable laws and codes but only in a location approved by Landlord; (iii) installation of appropriate and customary noise reduction measures in accordance with standards acceptable to Landlord and customary for a first class office building in the Reston, Virginia area; and (iv) installation of appropriate and customary screening measures in accordance with standards acceptable to Landlord and customary for a first class office building in the Reston, Virginia area. In addition, Tenant shall be solely responsible for the cost of (and shall contract directly for the performance of) all maintenance, repair and replacement of the Generator, shall maintain appropriate insurance in accordance with the terms of this Lease which shall include coverage of and against all perils related to the Generator, and shall indemnify and hold Landlord harmless from and against all cost, loss, and liability whatsoever arising as a result of Tenant’s installation, use, the malfunction of, or personal injury or property damage occasioned by the existence of, the Generator.

At the end of the Term, Landlord and Tenant agree that Tenant’s Generator system consisting of an emergency generator, any approved fuel supply tank, manual transfer switch, roll-up generator termination box and conduit and cable distribution connecting to the automatic transfer switches of the distribution system shall be removed by Tenant and Tenant shall be solely responsible for the full cost of such work without any obligation on the part of Landlord whatsoever.

16. ACCEPTANCE OF PREMISES.

Landlord shall tender, and Tenant shall accept possession of, the Premises in accordance with the terms of Exhibit C-1 attached hereto. All provisions regarding delivery of possession of the Premises, construction of leasehold improvements to the Premises and any adjustments which may be made with respect to the Commencement Date (as defined in Section 1.4) are set forth in Exhibits C and C-1.

17. TENANT IMPROVEMENTS.

The provisions governing initial improvements to be performed by Tenant to the Premises are set forth in Exhibit C hereto. Such provisions include Landlord’s making available to Tenant a Leasehold Improvement Allowance (at an amount equal to the sum of $50.00 per rentable square foot of the Premises and $30.00 per useable square foot of the Lower Level Space) and an Additional Leasehold Improvement Allowance (at up to $15.00 per rentable square foot of the Premises) in accordance with and subject to the terms of Exhibit C attached hereto.

18. ACCESS.

18.1 Subject to the restrictions set forth below, Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times, upon reasonable advance notice except for emergencies, during Tenant’s normal business hours to inspect the same; to show the Premises to prospective tenants, or interested parties such as prospective lenders and purchasers; to exercise its rights under Section 48; to repair, alter or improve the Premises or the Building, provided such alterations and repairs do not unreasonably interfere with Tenant’s ability to conduct its business during normal business hours; to discharge Tenant’s obligations when Tenant has failed to do so within a reasonable time after such written notice from Landlord and the lapse of any opportunity to cure as is set forth in Section 24 hereof; to post notices of non-responsibility and similar notices and “For Sale” signs and to place “For Lease” signs upon (which signs shall not impair Tenant’s window line in the Premises) or adjacent to the Building or the Premises. Tenant shall permit Landlord and its agents to enter the Premises at any time in the event of an emergency. When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure. In exercising the foregoing rights, Landlord shall use reasonable efforts to minimize any disruption to Tenant’s business. Landlord shall coordinate any entry into the Premises with Tenant’s facilities supervisor at least 24 hours in advance (except in cases of emergency involving fire or other casualty, or other risk of injury or death to persons), and Landlord acknowledges that Tenant may require Landlord and its agents to be accompanied by a representative of Tenant for security purposes upon Landlord’s entry to the Premises (other than in cases of emergency involving fire or other casualty, or other risk of injury or death to persons) for legitimate, documented security purposes. Tenant shall supply Landlord with telephone numbers for Tenant’s facilities supervisor so that Landlord will be able to comply with established security procedures to the extent feasible under the circumstances in the event Landlord requires immediate access to the Premises to cure any emergency situation

18.2 Landlord shall be excused from such of its obligations under this Lease as are directly and materially impacted by the inability of Landlord to access the Premises or any applicable part thereof due to Tenant’s security measures which may limit or restrict access to any portion of the Premises, if and to the extent the performance of such obligations was in fact hindered, frustrated, or rendered impossible or impracticable due to the effect of such restrictions on access.

19. MUTUAL WAIVER OF SUBROGATION.

19.1 Tenant. Notwithstanding anything to the contrary in this Lease, whether the loss or damage is due to the negligence, gross negligence and/or willful misconduct of Landlord or Landlord’s agents or employees, or any other cause, Tenant hereby releases Landlord and Landlord’s agents and employees from responsibility for and waives its entire claim of recovery for (i) any and all loss or damage to the personal property of Tenant located in the Project, arising out of any of the perils which are covered by Tenant’s property insurance policy, with extended coverage endorsements which Tenant is required to obtain under the applicable provisions of this Lease, whether or not actually obtained, or (ii) loss resulting from business interruption at the Premises, arising out of any of the perils which may be covered by the business interruption insurance policy required to be carried by Tenant under this Lease.

19.2 Landlord. Notwithstanding anything to the contrary in this Lease, whether the loss or damage is due to the negligence, gross negligence and/or willful misconduct of Tenant or Tenant’s agents or employees, or any other cause, Landlord hereby releases Tenant and Tenant’s agents and employees from responsibility for and waives its entire claim of recovery for any and all loss or damage to the Building or any personal property of Landlord located about the Project and the Building generally and all property attached thereto (excluding any such property required to be insured by Tenant hereunder), arising out of any of the perils which are covered by Landlord’s property insurance policy which Landlord is required to obtain under the applicable provisions of this Lease, whether or not actually obtained.

19.3 Carriers. Landlord and Tenant shall each cause its respective insurance carrier(s) to consent to such waiver of all rights of subrogation against the other, and to issue an endorsement to all policies of insurance obtained by such party confirming that the foregoing release and waiver will not invalidate such policies.

20. INDEMNIFICATION.

20.1 Subject to the provisions of Section 19 hereof and other provisions of this Lease, Tenant shall indemnify and hold harmless Landlord, its agents, employees, officers, directors, partners and shareholders from and against any and all third party claims, liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys’ fees and costs, arising out of such third party claims, to the extent arising out of (i) the use and occupancy of the Premises by Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, visitors, assignees or subtenants; (ii) the negligence or willful misconduct of Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, visitors, assignees or subtenants, in or about the Project; and/or (iii) any breach or Default by Tenant under this Lease; provided that this indemnity shall not apply to any loss, damage, liability or expense resulting from injuries to third parties caused by the gross negligence or willful misconduct of Landlord, or its officers, contractors, licensees, agents, employees or invitees (while within the Premises).

20.2 Subject to the provisions of Section 19 hereof and other provisions of this Lease, Landlord shall indemnify and hold harmless Tenant, its agents, employees, officers, directors, partners and shareholders from and against any and all third party claims, liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys’ fees and costs, arising out of such third party claims, to the extent arising out of (i) the use and occupancy of the Building by the Landlord, its officers, contractors, licensees within Landlord’s control, agents, servants, employees, or guests, invitees and/or visitors to the extent within Landlord’s control; and/or (ii) the negligence or willful misconduct (including breach of this Lease) of Landlord, its officers, contractors, agents, servants, or employees, in or about the Project; provided that this indemnity shall not apply to any loss, damage, liability or expense resulting from injuries to third parties caused by the gross negligence or willful misconduct of Tenant, or its officers, contractors, licensees, agents, employees or invitees (while within the Premises).

20.3 The indemnifications set forth in this Section 20 shall survive termination of this Lease.

21. ASSIGNMENT AND SUBLETTING.

21.1 Consent Required. Except as specifically set forth herein to the contrary, Tenant shall not assign, encumber, mortgage, pledge, license, hypothecate or otherwise transfer the Premises or this Lease, or sublease all or any part of the Premises, or permit the use or occupancy of the Premises by any party other than Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

21.2 Procedure. Tenant must request Landlord’s consent to such assignment or sublease in writing at least thirty (30) days prior to the commencement date of the proposed sublease or assignment, which written request must include (a) the name and address of the proposed assignee or subtenant, (b) the nature and character of the business of the proposed assignee or subtenant, (c) financial information (including financial statements) of the proposed assignee or subtenant, (d) all other terns of the proposed sublet or assignment as well as a copy of the agreement evidencing same, and (e) any additional information Landlord reasonably requests regarding such proposed assignment or subletting. Within ten (10) business days after Landlord receives Tenant’s request (with all information required pursuant to clauses (a) - (d) hereof included), Landlord shall, by written notice to Tenant, elect either: (i) to grant its consent to such proposed assignment or subletting, or (ii) to deny its consent to such proposed assignment or subletting, setting forth with specificity the reason for such denial. If Landlord does not exercise either of the above options within ten (10) business days after Landlord receives Tenant’s request, then Tenant shall provide a second notice to Landlord, specifically referencing this section of the Lease, and if Landlord does not elect either of the foregoing alternatives within three (3) business days of receipt of such second notice, Tenant may assign or sublease the Premises upon the terms stated in Tenant’s request.

21.3 Conditions. Any subleases and/or assignments hereunder are also subject to all of the following terms and conditions:

21.3.1 If Landlord approves an assignment or sublease as herein provided, Tenant shall pay to Landlord, as Additional Rent due under this Lease (which amounts shall be due immediately upon receipt by Tenant), fifty percent (50%) of the “Net Profits” (as defined below) generated from such transaction during each Lease Year. For purposes hereof, the term “Net Profits” means: (i) with respect to assignment, the amount paid by the assignee to acquire Tenant’s rights under the Lease, less (1) the portion of such sum fairly attributable to the acquisition of Tenant’s leasehold improvements or personal property which were funded solely by Tenant, and (2) all reasonable and actual out-of-pocket expenses incurred and paid by Tenant in procuring such assignment, including, without limitation, brokerage fees, advertising costs, legal fees, allowances, the cost of leasehold improvements and other concessions; and (ii) with respect to a sublease, the amount, if any, by which the rent, any additional rent and any other sums payable by the subtenant to Tenant under such sublease exceeds the sum of (x) that portion of the Base Rent plus Additional Rent payable by Tenant hereunder which is allocable to the portion of the Premises which is the subject of such sublease, (y) all reasonable and actual out-of-pocket expenses incurred by Tenant in procuring such sublease, including, without limitation, brokerage fees, advertising costs, legal fees, allowances, the cost of leasehold improvements and other concessions, and (z) the costs of any leasehold improvements or personal property provided as a part of such transaction and existing prior to the commencement of the sublease term to the extent funded by Tenant. The foregoing payments shall be made to Landlord by Tenant within ten (10) days upon receipt of such sums by Tenant. Notwithstanding the foregoing, it is expressly agreed and understood that no Net Profits shall exist until Tenant has first fully recouped all of its transaction related costs and expenses.

21.3.2 No consent to any assignment or sublease shall constitute a further waiver of the provisions of this Section, and all subsequent assignments or subleases maybe made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. In no event shall any consent by Landlord be construed to permit reassignment or resubletting by a permitted assignee or sublessee.

21.3.3 Tenant shall remain liable for all Lease obligations, all of which shall be unaffected by any such sublease or assignment, and which Lease obligations shall remain in full force and effect for all purposes. An assignee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

21.3.4 Any assignment or sublease without Landlord’s prior written consent shall be void, and shall, at the option of the Landlord, constitute a Default under this Lease except as provided for in Section 21.2.

21.3.5 The term of any such assignment or sublease shall not extend beyond the Lease Term. In no event will any assignee or subtenant have the right to renew or extend the term of this Lease pursuant to Section 51, below.

21.3.6 Landlord shall only be permitted to deny its consent to any proposed assignment or sublease if the proposed assignee or subtenant fails to satisfy, in Landlord’s reasonable judgment any one or more of the following criteria: (1) if the proposed assignee or sublessee has a net worth such that Landlord determines in its reasonable judgment that the proposed assignee or subtenant may be unable to meet its financial and other obligations under this Lease after such assignment or sublease; (2) if the proposed assignee or subtenant proposes to use the Premises for a purpose which is not a permitted use hereunder; (3) Landlord determines, in its reasonable judgment, that the proposed assignment/sublease documentation is not acceptable and provides to Tenant written reasonable proposed revisions; (4) any mortgagee or beneficiary of any deed of trust encumbering the Building disapproves of such sublease; or (5) if Landlord has requested additional information in accordance with Section 21.2(e) above and either Tenant has failed to provide the additional information requested or Landlord has not had adequate time to review the responsive information provided by Tenant in connection therewith (provided in either instance that Landlord provided such request for additional information during the 10 business day period referenced in Section 21.2 above).

21.4 Affiliated Entity; Sale of Business.

21.4.1 Notwithstanding anything to the contrary in this Lease, provided such transfer is not effectuated as part of a transaction or series of transfers orchestrated in order to effect a transfer of this Lease (or Tenant’s interest herein) in isolation to Tenant’s other leasehold interests and assets, Tenant may, without Landlord’s consent (but with contemporaneous notice to Landlord), sublease, assign or otherwise transfer this Lease to any other entity (i) which controls or is controlled by Tenant, or (ii) which is under common control with Tenant, or (iii) which purchases all or substantially all of the assets of Tenant, or (iv) which purchases all or substantially all of the stock of Tenant or (v) which merges with Tenant pursuant to a valid statutory merger; provided, that in such event, (a) except in cases of statutory merger, in which case the surviving entity in the merger shall be liable as the Tenant under this Lease, Tenant shall continue to remain fully liable under the Lease, on a joint and several basis with the assignee or acquiror of such assets or stock, (b) the terms of any guaranty of this Lease shall remain in full force and effect, unmodified, and (c) following such sublease or assignment, Tenant or such assignee, as the case may be, shall continue to comply with all of its obligations under this Lease, including with respect to its Permitted Use of the Premises, as set forth in Section 4.1, above. Landlord shall not be entitled to any share of any Net Profits obtained in any assignment or sublease specifically permitted to be undertaken without Landlord consent under this Section 21.4.1.

21.4.2 Tenant shall not transfer all or substantially all of its assets to any person or entity unless either (i) this Lease is one of the assets so transferred to such other person or entity, and the transferee assumes in writing, for Landlord’s benefit, the obligations of Tenant accruing hereunder from and after the effective date of the transfer or (ii) the transferee(s) thereof otherwise delivers to Landlord a written assumption of Tenant’s obligations hereunder.

22. ADVERTISING.

Except as set forth in Section 40 with respect to Tenant’s permitted signage, Tenant shall not display any sign, graphics, notice, picture, or poster, or any advertising matter whatsoever, anywhere in or about the Premises or the Building at places visible from anywhere outside or at the entrance to the Premises without first obtaining Landlord’s written consent thereto, which Landlord may grant or withhold in its sole discretion. Tenant shall be responsible to maintain any permitted signs and remove the same at Lease termination. If Tenant shall fail to do so, Landlord may do so at Tenant’s cost. Tenant shall be responsible to Landlord for any damage caused by the installation, use, maintenance or removal of any such signs. The foregoing notwithstanding, Tenant, at its sole cost and expense, shall be specifically permitted to place signage, the design, size and quality of which shall be defined by Tenant and reasonably approved by Landlord, in the Common Areas of those floor(s) of the Building that are entirely occupied by Tenant.

23. LIENS.

Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant hereby agrees to indemnify and hold Landlord, its agents, employees, independent contractors, officers, directors, partners, and shareholders harmless from any liability, cost or expense (including attorneys’ fees and defense costs) for or arising from such liens. Tenant shall cause any such lien imposed to be released of record by payment or posting of the proper bond acceptable to Landlord within twenty (20) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant’s intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work. If Tenant fails to remove any lien within the prescribed twenty (20) day period, then Landlord may do so at Tenant’s expense and Tenant’s reimbursement to Landlord for such amount, including reasonable attorneys’ fees and costs, shall be deemed Additional Rent hereunder.

24. DEFAULT.

24.1 Tenant’s Default. A “Default” or a “default” under this Lease by Tenant shall exist only if any of the following occurs (taking into account the expiration of the notice and cure periods provided for below):

24.1.1 If Tenant fails to pay Base Rent, Additional Rent or any other sum required to be paid hereunder when due, which continues for ten (10) days after written notice from Landlord that such payment was due, but was not paid as of the due date (provided, however, Landlord shall not be obligated to deliver more than two (2) such notices to Tenant within any twelve (12) month period, and any subsequent failure by Tenant to timely pay Base Rent, Additional Rent or any other sum required to be paid to Landlord hereunder during such twelve (12) month period shall constitute a Default hereunder if not cured within ten (10) days of the due date, with no written notice by Landlord required; or

24.1.2 If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money to Landlord as set forth in Section 24.1.1 above, and Tenant fails to cure such breach within thirty (30) days after written notice from Landlord where such breach could reasonably be cured within such thirty (30) day period; provided, however, that where such failure could not reasonably be cured within the thirty (30) day period, that Tenant shall not be in Default if it commences such performance promptly after its receipt of Landlord’s written notice and diligently thereafter prosecutes the same to completion; provided that no such grace period to be permitted in the event of any one or more of the following: (i) the Default relates to the maintenance of insurance obligations, (ii) the Default relates to the assignment and subletting provisions, (iii) the Default relates to a violation of Section 5.2 of this Lease, (iv) the Default is of a nature as set forth in Section 24.1.3, in which event the periods set forth therein shall control, or (v) there exists a reasonable possibility of danger to the health or safety of the Landlord, the Tenant, Tenant’s invitees, or any other occupants of, or visitors to, the Building; or

24.1.3 If Tenant shall (i) make an assignment for the benefit of creditors, (ii) acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension or insolvency proceedings, (iii) seek, consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant and of all or substantially all of Tenant’s property, (iv) file a petition seeking an order for relief under the Bankruptcy Code, as now or hereafter amended or supplemented, or by filing any petition under any other present or future federal, state or other statute or law for the same or similar relief, or (v) fail to win the dismissal, discontinuation or vacating of any involuntary bankruptcy proceeding within sixty (60) days after such proceeding is initiated.

24.2 Remedies. Upon a Default or a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or available in equity or otherwise provided in this Lease, any one or more of which Landlord may resort to cumulatively, consecutively, or in the alternative:

24.2.1 Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Base Rent, Additional Rent and other charges when due.

24.2.2 Landlord may terminate this Lease, or may terminate Tenant’s right to possession of the Premises, at any time by giving written notice to that effect. Upon the giving of a notice of the termination of this Lease, this Lease (and all of Tenant’s rights hereunder) shall immediately terminate, provided that, without limitation, Tenant’s obligation to pay Base Rent, Additional Rent, and any damages otherwise payable under this Section 24 when due in accordance with the terms of this Section, shall specifically survive such termination and shall not be extinguished thereby. Upon the giving of a notice of the termination of Tenant’s right of possession, all of Tenant’s rights in and to possession of the Premises shall terminate but this Lease shall continue subject to the effect of this Section 24. Upon either such termination, Tenant shall surrender and vacate the Premises in the condition required by Section 26, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of the Tenant’s subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this Section shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or Base Rent, Additional Rent or other sum previously accrued or thereafter accruing against Tenant, all of which shall expressly survive such termination. Reletting may be for a period shorter or longer than the remaining Lease Term. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a constructive or other termination of Tenant’s right to possession or of this Lease, either of which may be effected solely by an express written notice from Landlord to Tenant. On termination, Landlord shall have the right to remove all Tenant’s personal property and store same at Tenant’s cost, and to recover from Tenant as damages:

(1) The worth at the time of award of unpaid Base Rent, Additional Rent and other sums due and payable which had been earned at the time of termination; plus

(2) The worth at the time of award of the amount by which the unpaid Base Rent, Additional Rent and other sums due and payable which would have been payable after termination for the balance of the Lease Term exceeds the fair rental value of the Premises for the balance of the Term; plus

(3) Any other amount necessary to compensate Landlord for all of the out-of-pocket costs incurred on account of Tenant’s failure to perform Tenant’s obligations under this Lease, including, without limitation, any costs or expenses reasonably incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or a portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises. To the extent any of such costs are incurred in connection with a lease transaction having a term in excess of the remaining Term hereof, all of the foregoing costs incurred in connection therewith shall be amortized on a straight-line basis over the term of such new lease, assuming equal monthly installments of principal and interest, at an interest rate of eight percent (8%), and Tenant’s liability shall be limited to the amortized portion of the same (i.e., the monthly payments as so determined) falling within the Term hereof.

(4) The “worth at the time of award” of the amounts referred to in Section 24.2.2.1 is computed by allowing interest at the Default Rate through the date of payment. The “worth at the time of award” of the amounts referred to in Section 24.2.2.2 shall be computed by discounting the same to present value using the Discount Rate. In lieu of the amounts recoverable by Landlord pursuant to Section 24.2.2.2, above, but in addition to the amounts specified in Section 24.2.2.1 and 24.2.2.3 (or any other portion of this Section 24), Landlord may, at its sole election, recover “Indemnity Payments,” as defined herein below, from Tenant. For purposes of this Lease “Indemnity Payments” means an amount equal to the Base Rent, Additional Rent and other payments provided for in this Lease which would have become due and owing hereunder from time to time during the unexpired Lease Term after the effective date of the termination, but for such termination, less the Base Rent, Additional Rent and other payments, if any, actually collected by Landlord and allocable to the Premises. If Landlord elects to pursue Indemnity Payments as set forth above, Tenant shall, on demand, make Indemnity Payments monthly, and Landlord may sue for all Indemnity Payments at any time after they accrue, either monthly, or at less frequent intervals. Tenant further agrees that Landlord may bring suit for Indemnity Payments and/or any other damages recoverable herein at or after the end of the Lease Term as originally contemplated under this Lease, and Tenant agrees that, in such event, Landlord’s cause of action to recover the Indemnity Payments shall be deemed to have accrued on the last day of the Lease Term as originally contemplated. In seeking any new tenant for the Premises, Landlord shall be entitled to grant any concessions it deems reasonably necessary. In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. To the fullest extent permitted by law, Tenant waives redemption or relief from forfeiture under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

24.2.3 Landlord may, with or without terminating this Lease, re-enter the Premises pursuant to judicial process (except in the event of Tenant’s abandonment of the Premises in which event no judicial process shall be required) and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Section shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

24.2.4 Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby specifically waive and surrender any and all rights and privileges, so far as is permitted by law, which Tenant and all such persons might otherwise have under any present or future law (1) except as may be otherwise specifically required herein, to the service of any notice to quit or of Landlord’s intention to re-enter or to institute legal proceedings, which notice may otherwise be required to be given, (2) to redeem the Premises, (3) to re-enter or repossess the Premises, (4) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court or judge, or any re-entry by Landlord, or any expiration or termination of this Lease, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease, (5) to the benefit of any law which exempts property from liability for debt or for distress for rent or (6) to a trial by jury in any claim, action proceeding or counter-claim arising out of or in any way connected with this Lease.

25. SUBORDINATION.

This Lease shall at all times be and remain subject and subordinate to the lien of any mortgage, deed of trust, ground lease or underlying lease now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof. Tenant shall execute and return to Landlord any customary documentation consistent with the provisions hereof that may be reasonably requested by Landlord in order to confirm the foregoing subordination within ten (10) days after Landlord’s written request. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, Tenant shall attorn to the purchaser at any such foreclosure, or to the grantee of a deed in lieu of foreclosure, and recognize such purchaser or grantee as the Landlord under this Lease. Tenant agrees that no mortgagee or successor to such mortgagee shall be (i) bound by any payment of Base Rent or Additional Rent for more than one (1) month in advance, (ii) bound by any amendment or modification of this Lease made without the consent of Landlord’s mortgagee or such successor in interest (iii) liable for damages for any breach, act or omission of any prior landlord, or (iv) subject to any claim of offset or defenses that Tenant may have against any prior landlord; provided that such mortgagee or successor shall not be relieved of the obligation to comply with all of the Landlord’s obligations under the Lease accruing from and after the date such mortgagee or successor takes title to the Project, irrespective of whether the original non-compliance with any such obligation arose prior to and is continuing as of such date, or arose on or after such date (provided however that if such obligation arose prior to the date such mortgagee or successor took title to, or possession of, the Project, such mortgagee or successor shall not be deemed in default until after the provision of any notice of default required by this Lease to such mortgagee or successor, and its failure to cure same within the cure period provided for herein).

The foregoing notwithstanding, as a condition precedent to the effectiveness of the subordination set forth in the preceding paragraph as to any future mortgagee, and as a condition to the effectiveness of this Lease (as to any current mortgagee), Landlord shall obtain from any current and future mortgagee of the Building, a subordination and non-disturbance agreement in favor of Tenant, on such mortgagee’s standard form with such modifications thereto as Tenant may reasonably request, protecting the interests of Tenant and providing that Tenant’s occupancy of the Premises shall not be disturbed as a result of a foreclosure of the Building as long as no continuing Default then exists on behalf of Tenant hereunder. Tenant shall not be required to execute any subordination agreement as set forth in the event such agreement does not contain non-disturbance and attornment language in favor of Tenant (in the applicable lender’s standard form but reasonably acceptable to Tenant). The standard form of the current mortgagee encumbering the Building is attached hereto as Exhibit G.

26. SURRENDER OF POSSESSION.

Upon expiration of the Lease Term, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, subject to the provisions of Section 15 hereof, reasonable use and wear and tear and damage by fire, casualty and condemnation excepted.

27. NON-WAIVER.

Waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition(s), or any subsequent breach of the same or any other term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Base Rent.

28. HOLDOVER.

If Tenant shall, without the written consent of Landlord, hold over after the expiration of the Lease Term, Tenant shall be deemed a tenant at sufferance, which tenancy may be terminated as provided by applicable state law. During any holdover tenancy (whether or not consented to by Landlord), unless Landlord has otherwise agreed in writing, Tenant agrees to pay to Landlord, a per diem occupancy charge equal to one hundred one hundred fifty percent (150%) of the per diem Base Rent as was in effect under this Lease for the last month of the Lease Term, plus all Additional Rent payable hereunder. Such payments shall be made within five (5) days after Landlord’s demand, and in no event less often than once per month (in advance). In the case of a holdover which has been consented to by Landlord, unless otherwise agreed to in writing by Landlord and Tenant, Tenant shall give to Landlord thirty (30) days prior written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days prior written notice to quit the Premises, except in the event of non-payment of Base Rent or Additional Rent in advance or the breach of any other covenant or the existence of a Default. Upon expiration of the Lease Term as provided herein, Tenant shall not be entitled to any notice to quit, the usual notice to quit being hereby expressly waived under such circumstances, and Tenant shall surrender the Premises on the last day of the Lease Term as provided in Section 26, above.

29. CONDEMNATION.

29.1 Definitions. The terms “eminent domain”, “condemnation”, and “taken”, and the like in this Section 29 include takings for public or quasi-public use, and sales under threat of condemnation and private purchases in place of condemnation by any authority authorized to exercise the power of eminent domain.

29.2 Taking. If the whole of the Premises is taken, either permanently or temporarily, by eminent domain or condemnation, this Lease shall automatically terminate as of the date title vests in the condemning authority, and Tenant shall pay all Base Rent, Additional Rent, and other payments up to the date on which Tenant loses the right of possession and use of all or substantially all of the Premises. If any part of the Premises is permanently taken, or if access to the Premises by Tenant is, by virtue of a taking, permanently denied, by eminent domain or condemnation, then Landlord or Tenant shall have the right (to be exercised by written notice to the other within sixty (60) days after receipt of notice of said taking) to terminate this Lease from the date when possession is taken thereunder pursuant to such proceeding or purchase. If neither parry elects to terminate this Lease, as aforesaid, then Landlord shall within a reasonable time after title vests in the condemning authority, repair and restore, at Landlord’s expense, the portion not taken so as to render same into an architectural whole to the fullest extent reasonably possible, and, if any portion of the Premises is taken, thereafter the Base Rent shall be reduced (on a per square foot basis) in proportion to the portion of the Premises taken. If there is a temporary taking involving the Premises or Building, if a taking of other portions of the Building or Common Areas does not deny Tenant access to the Building and Premises, then this Lease shall not terminate, and Landlord shall repair and restore, at its own expense, the portion not taken so as to render same into an architectural whole to the fullest extent reasonably possible, and, if any portion of the Premises was taken, thereafter the Base Rent shall be reduced (on a per square foot basis) in proportion to the portion of the Premises taken.

29.3 Award. Except as set forth below, Landlord reserves all rights to damages to the Premises or arising out of the loss of any leasehold interest in the Premises created hereby, arising in connection with any partial or entire taking by eminent domain or condemnation. Except as referred to in this Section 29.3, Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of Tenant’s leasehold interest or for interference with Tenant’s business as a result of such taking. The foregoing notwithstanding, Tenant shall have the right to claim and recover from the condemning authority compensation for any loss which Tenant may incur for Tenant’s moving expenses, business interruption or taking of Tenant’s personal property (but specifically excluding any leasehold interest in the Building or Premises) under the then applicable law provided that Tenant shall not make any claim that will detract from or diminish any award for which Landlord may make a claim.

30. NOTICES.

All notices and demands which may be required or permitted to be given to either party hereunder shall be in writing, and shall be delivered personally or sent by United States certified mail, postage prepaid, return receipt requested, or by Federal Express or other reputable overnight carrier, to the addresses set out in Section 1.7, or to such other person or place as each party may from time to time designate in a notice to the other. Notice shall be deemed given upon the earlier of actual receipt or refusal of delivery.

31. MORTGAGEE PROTECTION.

Tenant agrees to give any mortgagee(s) and/or trust deed holder(s), by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the addresses of such mortgagee(s) and/or trust deed holder(s). Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee(s) and/or trust deed holder(s) shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee and/or trust deed holder(s) has commenced and is diligently pursuing the remedies necessary to cure such default, during which time Tenant shall not have the right to terminate this Lease or make a claim of actual or constructive eviction.

32. COSTS AND ATTORNEYS’ FEES.

In any litigation between the parties arising out of this Lease, and in connection with any consultations with counsel and other actions taken or notices delivered, in relation to a default by any party to this Lease, the non-prevailing party shall pay to the prevailing party all reasonable expenses and court costs including attorneys’ fees incurred by the prevailing party, in preparation for and (if applicable) at trial, and on appeal. Such attorneys’ fees and costs shall be payable upon demand.

33. BROKERS.

Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Insignia/ESG (on behalf of Landlord) and The Staubach Company Northeast, Inc. (on behalf of Tenant) in the negotiating or making of this Lease, both of which shall be paid a fee by Landlord pursuant to separate written agreement upon the consummation of this Lease. Tenant agrees to indemnify and hold Landlord, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims and losses, including reasonable attorneys’ fees and costs, incurred by Landlord in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease. Landlord represents that it has not dealt with any brokers other than the parties listed above in negotiating and entering into this Lease, and shall indemnify, defend and hold Tenant harmless from any breach of the foregoing representation and warranty.

34. LANDLORD’S LIABILITY.

Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of the Landlord are made and intended not for the purpose of binding Landlord personally or the assets of Landlord but are made and intended to bind only the Landlord’s interest in the Premises and Building, as the same may, from time to time, be encumbered, and no personal liability shall at any time be asserted or enforceable against Landlord or its stockholders, officers or partners or their respective heirs, legal representatives, successors and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease. In addition, in no event shall Landlord be in default of this Lease unless Tenant notifies Landlord in writing of the precise nature of the alleged breach by Landlord, and Landlord fails to cure such breach within thirty (30) days after the date of Landlord’s receipt of such notice (provided that if the alleged breach is of such a nature that it cannot reasonably be cured within such thirty (30) day period, then Landlord shall not be in default if Landlord commences a cure within such thirty (30) day period and diligently thereafter prosecutes such cure to completion). In no event shall Tenant have any right to terminate this Lease by virtue of any uncured default by Landlord.

35. ESTOPPEL CERTIFICATES.

Tenant shall, from time to time, within fifteen (15) days of Landlord’s written request, execute, acknowledge and deliver to Landlord or its designee a written statement stating: the date the Lease was executed and the date it expires; the date the Tenant entered occupancy of the Premises; that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that to the best of its knowledge all conditions under this Lease to be performed by the Landlord have been satisfied (or specifying any such conditions that have not been satisfied); that to the best of its knowledge all required contributions by Landlord to Tenant on account of Tenant’s improvements have been received (or specifying any such contributions that have not been received); that to Tenant’s knowledge, there are no existing defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; the amount of Base Rent and Additional Rent currently being paid by Tenant; that no Base Rent or Additional Rent has been paid more than one (1) month in advance; that no security has been deposited with Landlord (or, if so, the amount thereof) other than the Security Deposit; or any other customary factual matters to the best knowledge of Tenant evidencing the status of the Lease, as may be reasonably required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage against the Building, or a purchaser of the Building, which written statement shall, to the extent the certifications required to be made therein are true and correct as of such time, be in substantially the same form as Exhibit F attached hereto and made a part hereof by this reference. It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of Landlord’s interest or assignee of any mortgage upon Landlord’s interest in the Building. If Tenant fails to respond within fifteen (15) days after receipt by Tenant of a written request by Landlord as herein provided, Landlord may deliver a second request to Tenant specifically referencing this Section of the Lease, and in the event Tenant fails to thereafter respond within three (3) business days after receipt of the second such request, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee consistent with the terms of the estoppel so requested.

36. TERMINATION OPTION.

Notwithstanding the identification of the Premises as is set forth and defined in Section 1.1(a) hereof, until the earlier of (1) that date on which Tenant commences construction of the Tenant Work (as defined in Exhibit C attached hereto and made a part hereof), or (ii) January 15, 2003 (or, if later, ten (10) calendar days after Landlord has executed this Lease and delivered it to Tenant), Tenant shall have the one time right, by providing written notice to Landlord (the “Contraction Notice”) (which Contraction Notice must be provided, if at all, not later than January 15, 2003 or, if later, ten (10) calendar days after Landlord has executed this Lease and delivered it to Tenant), to remove from the Premises that portion of the Premises comprising approximately one half (1/2) of the fourth (4th) floor of the Building as is shown on Exhibit H attached hereto (for purposes of this Section 36, the “Contraction Premises”) as well as all or a portion of the Lower Level Space and all or a portion of the Storage Space that may be taken by Tenant hereunder. In the event Tenant timely delivers the Contraction Notice to Landlord (i) Landlord and Tenant shall execute an amendment to this Lease deleting the Contraction Premises from the force and effect hereof, and reducing the Security Deposit, the Advance Deposit and Leasehold Improvement Allowance (as such term is defined in Exhibit C on account thereof, (ii) Tenant shall reimburse Landlord for any space planning, engineering and architectural fees incurred at Tenant’s specific request in connection with the Contraction Premises, and (iii) Tenant shall cause Tenant’s broker identified in Section 33 hereof to return to Landlord any commission previously paid to Tenant’s broker on account of the Contraction Premises. In the event Tenant fails to make payment of the amounts set forth in subsection (ii) and/or (iii) within fifteen (15) days of the date of the Contraction Notice, Landlord shall have the right to deduct such amount(s) from the Leasehold Improvement Allowance.

37. TRANSFER OF LANDLORD’S INTEREST.

In the event of any transfer(s) of Landlord’s interest in the Premises or the Building to a bona-fide third-party purchaser, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, and Tenant agrees to attorn to the transferee, provided the transferee assumes all of transferor’s prospective obligations and liabilities under the Lease.

38. RIGHT TO PERFORM.

If Tenant shall fail to pay any sum of money, other than Base Rent and Additional Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and (except in the event of emergency in which case no grace or cure period shall be applicable or required) such failure shall continue for ten (10) days after written notice from Landlord (or such longer cure period as may be provided for herein), Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this section as in the case of Default by Tenant in the payment of Base Rent. All sums paid by Landlord and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant within ten (10) business days after receipt of written demand for such payment by Landlord, together with interest thereon at the Default Rate from such date to the date of payment.

39. COMMON AREAS.

For purposes hereof, the term “Common Areas” shall mean (i) portions of the Building and a pro rata share of the Land as defined in Section 1.1 hereof, including landscaped areas and the like, as the same may be reasonably modified from time to time by Landlord; (ii) all loading docks, corridors, lobbies, elevator cabs, stairs and other portions of the Building that would customarily be made available to tenants of the Building, as the same may be reasonably modified from time to time by Landlord; (iii) any parking deck, parking structure, or surface parking facility, and any connector from the Building thereto; and (iv) any areas which are common areas for, on, or utilized in general by tenants, owners and/or occupants of the Plaza America complex, including both current and any future phases thereof.

40. SALES AND AUCTIONS; SIGNAGE.

Tenant may not display or sell merchandise outside the exterior walls and doorways of the Premises and may not use such areas for storage. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceedings.

Tenant shall be provided with (i) ten (10) directory strips within the Building lobby directory, within which to install Building standard lobby directory identification, and (ii) standard suite entry door signage, the cost of which shall be at the expense of Landlord.

Provided Tenant has not sublet or assigned in excess of fifty percent (50%) of the Premises to unaffiliated third parties (i.e., subtenants or assignees which require Landlord’s consent in accordance with the terms hereof, and Tenant continues to occupy at least the remaining fifty percent (50%) of the Premises, Tenant, at Tenant’s expense with respect to installation, maintenance and removal, shall have the right (at no additional cost to Tenant other than as set forth herein) to install illuminated signage displaying Tenant’s corporate logo on two (2) top exterior façades of the Building providing maximum visibility, consistent with the preliminary signage rendering attached hereto as Exhibit I. All signage shall be subject to the requirements and limitations set forth in the Comprehensive Signage Plan applicable to the Project, a true and correct copy of which has been provided by Landlord to Tenant, as well as all regulations and requirements imposed by Fairfax County, Reston, or the Commonwealth of Virginia. Landlord shall not permit any other signage to be located on the two (2) top exterior façades of the Building. Landlord shall cooperate fully with Tenant in securing approvals required to be obtained by Fairfax County, Reston, or the Commonwealth of Virginia. The aspects of such signs specified on Exhibit I are approved by Landlord (provided that such approval does not constitute approval by any governmental agency). All other aspects of such signs shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall insure, repair and replace such signs at Tenant’s sole cost and expense. At the expiration or earlier termination of the Lease Term, Tenant shall cause such signs to be removed and all damage associated therewith to be repaired. Tenant shall not paint, affix or otherwise display on any part of the exterior or interior of the Building (except as permitted pursuant to Section 22 hereof) any other sign, advertisement or notice.

41. ROOF USE.

41.1 Generally. Subject to (i) compliance with all rules, regulations, statutes and codes of any governmental authority having jurisdiction thereover, (ii) compliance with any covenants, conditions and restrictions applicable to the Building in effect as of the date of this Lease, (iii) the rights of other tenants in the Building and in the Project as the same exist as of the date hereof, and (iv) subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, at all times during the Lease Term and, if applicable, any Renewal Term, Tenant shall have the non-exclusive right of access to and the use of a to be designated portion of the roof of the Building for the installation of communication equipment which shall not be less than twenty percent (20%) of the surface area of the roof suitable for such purposes (“Roof Use”); provided further that (A) such installation and the Roof Use shall not void any roof or other warranty applicable to the Building, (B) the Roof Use shall be for Tenant’s business purposes only and not for commercial resale except as is incidental to the business of Tenant (provided such incidental use shall be limited to use by any governmental or quasi-governmental agency or authority with which Tenant has a contractual relationship and such Roof Use is specifically included within or necessary to perform under such contractual relationship), (C) all such installations shall be located and screened in a manner reasonably acceptable to Landlord, and (D) any such equipment shall be of a size acceptable to Landlord in its reasonable discretion.

41.2 No Representations. Landlord has not made any representations, warranties or promises pertaining to the suitability of the Building’s rooftop for the Roof Use, and Tenant accepts the rooftop in its “as is” condition.

41.3 Compliance with Legal Requirements. Prior to installation, Tenant will obtain any and all licenses, approvals, permits, etc., necessary for the installation, maintenance and use of any equipment installed pursuant to this Section 41. Tenant’s Roof Use shall not in any way conflict with any applicable law, statute, ordinance or governmental rules or regulation now in force or which may hereafter be enacted, or with the utilization of the roof as granted to any other tenant. The Tenant will, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, governmental rules or regulations, or requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted relating to or affecting Tenant’s Roof Use. Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost (including reasonable attorney’s fees incurred in defending Landlord), damage or liability arising out of any violations of said laws, statutes, ordinances, rules or regulations in connection with Tenant’s Roof Use.

41.4 Additional Covenants. Tenant’s Roof Use shall be exercised: (1) in such manner as will not create any hazardous condition or interfere with or impair the operation of the heating, ventilation, air conditioning, plumbing, electrical, fire protection, life safety, public utilities or other systems or facilities in the Building (including any other communications equipment installed by or with the permission of Landlord); (2) in such a manner as will not directly or indirectly interfere with, delay, restrict or impose any expense, work or obligation upon Landlord in the use or operation of the Building; (3) at Tenant’s sole cost and expense, including the cost of repairing all damage to the Building and any personal injury and/or property damage attributable to the installation, inspection, adjustment, maintenance, removal or replacement of any equipment or apparatus on the roof approved hereunder; and (4) solely in the ordinary course of Tenant’s business operations (and Tenant may not sublease, license or otherwise permit third parties to establish communications transmission facilities as part of Tenant’s Roof Use).

42. ACCESS; SECURITY.

Landlord shall install card reader access control systems to the Common Area entrances of the Building, lower level entrances serving, and parking and basement levels accessing, the upper levels of the Building and in all elevator cabs, and Landlord shall provide on or before the Commencement Date, four (4) key cards for each one thousand (1,000) square feet of the Premises, the cost of which shall be paid by Landlord. Thereafter, Tenant may obtain from the applicable security system vendor as many key cards as Tenant requires, at Tenant’s sole expense. All monitoring costs attributable to any access control system(s), if any, shall constitute Operating Costs for all purposes hereof, provided, however, that the cost of said card reader access control systems and associated equipment and its initial installation shall be at Landlord’s sole cost and expense and specifically excluded from Operating Costs.’

The Building access control system referenced above is not intended to constitute security for Tenant’s Premises. However, the access control system shall allow Tenant to lock off elevator access to each full floor occupied by Tenant, Tenant shall have the right, at its sole cost and expense, to install a security system securing its Premises, subject to and in accordance with the terms and conditions of this Lease, and specifically Section 15 hereof. Tenant shall be solely responsible for the repair and maintenance of any such security system securing Tenant’s Premises. Further, Tenant shall be solely responsible (irrespective of whether Tenant installs an independent security system within the Premises) for securing the Premises and Tenant’s business therein, and Landlord shall have no obligation or liability therefor. The foregoing notwithstanding, and without in any way imposing any obligation upon Landlord for securing Tenant’s Premises, at Tenant’s request, Landlord shall employ a qualified security organization and, if requested and approved by advance written notice by Tenant, place a full-time security guard in the Building’s main lobby twenty four (24) hours per day, seven days per week, the cost of which shall be borne entirely by Tenant. Landlord shall provide adequate security lighting and other related security equipment at the appropriate locations in the parking garage to include (a) panic buttons connected to alarms and (b) emergency telephones.

43. AUTHORITY OF LANDLORD AND TENANT.

Each of Landlord and Tenant shall furnish the other with appropriate partnership and/or corporate resolutions, as applicable, confirming that the individual executing this Lease on behalf of each has been duly authorized to execute and deliver this Lease on behalf of such party and that this Lease is binding upon such party.

44. NO ACCORD OR SATISFACTION.

No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent, Additional Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Base Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Base Rent, Additional Rent or other sum and to pursue any other remedy provided in this Lease.

45. LEGAL REQUIREMENTS.

Landlord shall, as part of Landlord’s Work (but not as an Operating Cost), cause the Building to comply as of the Commencement Date with all applicable Commonwealth of Virginia and Fairfax County building codes and the accessibility requirements of the Americans with Disabilities Architectural Guidelines (“ADA”).

46. PARKING.

Tenant shall have the right (together with Landlord and its agents, employees and contractors, and together with the rights of other tenants in the Building and the Project) to use, from the parking areas available to the Project in the parking structure and surface parking on the Project and Common Areas an amount of parking as set forth in Section 1.1 hereof. Such parking rights shall commence on the Commencement Date and shall extend for the initial Lease Term and any Renewal Term. Such parking rights shall be non-exclusive, and on an unreserved basis, and Tenant agrees not to overburden the Building’s parking facilities in excess of its permitted allocation; provided however that of Tenant’s parking permit allocation (and not in addition thereto) Tenant shall have twenty (20) reserved covered parking spaces evidenced by marking with a painted marker. Tenant will pay the cost of painting the reserved markings with the “NCI Reserved” designation. There will be no additional charge to Tenant for such reserved parking spaces. The location and marking of the reserved parking spaces shall be as reflected on Exhibit J attached hereto. At no time during the term of the Lease shall Tenant be obligated to pay any costs imposed by Landlord (other than those permitted to be recovered by Landlord as Operating Costs hereunder) or by any parking garage operator or manager which Landlord may retain. Landlord covenants and agrees hereunder that it will not issue any tenant of the Building more than 3.5 parking permits per 1,000 square feet of space leased. Furthermore, if Tenant is not adequately and materially realizing the use of the parking to which it is entitled pursuant to the terms of this Lease, Tenant may, by written request, require that Landlord implement measures to ensure that the parking facilities are not overburdened, and Landlord agrees, at its expense, to implement such reasonable measures as it may determine are necessary to enable Tenant to adequately and materially realize the use of the parking to which it is entitled pursuant to the terms of this Lease.

As Tenant expands in the Building, Landlord shall make parking available under the same terms and conditions as are set forth in this Lease and in the same proportion as set forth in this Lease, including a proportionate (based on the existing ration of Tenant’s reserved spaces to Tenant’s total parking spaces) allocation of additional reserved covered parking spaces. Exhibit J attached hereto shall be updated to reflect the location of any new reserved parking spaces provided to Tenant in accordance with this Section 46.

47. GENERAL PROVISIONS.

47.1 Acceptance. This Lease shall only become effective and binding upon full execution hereof by Landlord and Tenant and delivery of a signed copy by Landlord to Tenant.

47.2 Marginal Headings, Etc. The marginal headings, Table of Contents, lease summary sheet and titles to the sections of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

47.3 Choice of Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (without regard to the choice of law and/or conflict of law principles applicable in such State).

47.4 Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

47.5 Recordation. Except to the extent otherwise required by law, neither Landlord nor Tenant shall record this Lease or a memorandum hereof.

47.6 Quiet Possession. Upon Tenant’s paying the Base Rent and Additional Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession and enjoyment of the Premises for the Lease Term hereof, free from any disturbance or molestation by Landlord, or anyone claiming by, through or under Landlord, but in all events subject to all the provisions of this Lease

47.7 Inability to Perform; Force Majeure. Except as otherwise set forth herein, this Lease and the obligations of the Tenant hereunder shall not be affected or impaired because either Landlord or Tenant is unable to fulfill any of its obligations hereunder or is delayed in doing so, to the extent such inability or delay is caused by reason of war, civil unrest, strike, unusually inclement weather, governmental delays, acts of God, or any other cause(s) beyond the reasonable control of the Landlord (which causes are referred to collectively herein as “Force Majeure”.) Any time specified obligation of Landlord or Tenant in this Lease shall be extended one day for each day of delay suffered by Landlord or Tenant as a result of the occurrence of any Force Majeure. The foregoing notwithstanding in no event will an event of Force Majeure extend the time within which Tenant or Landlord must perform any of its monetary obligations under this Lease.

47.8 Partial Invalidity. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision(s) shall remain in full force and effect.

47.9 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

47.10 Entire Agreement. This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

47.11 Survival. All indemnities set forth in this Lease that are expressly provided to survive the expiration or earlier termination of this Lease pursuant to the terms hereof shall so survive.

47.12 Consents. If any provision of this Lease subjects any action, inaction, activity or other right or obligation of any party to the prior consent or approval of the other, such consent shall not be unreasonably withheld, conditioned or delayed unless otherwise specifically provided herein.

47.13 Saving Clause. In the event (but solely to the extent) the limitations on Landlord’s liability set forth in Section 8.3 of this Lease would be held to be unenforceable or void in the absence of a modification holding the Landlord liable to Tenant or to another person for injury, loss, damage or liability arising from Landlord’s omission, fault, negligence or other misconduct on or about the Premises, or other areas of the Building appurtenant thereto or used in connection therewith and not under Tenant’s exclusive control, then such provision shall be deemed modified as and to the extent (but solely to the extent) necessary to render such provision enforceable under applicable law. The foregoing shall not affect the application of Section 34 of this Lease to limit the assets available for execution of any claim against Landlord.

47.14 Rule Against Perpetuities. In order to ensure the compliance of this Lease with any rule against perpetuities that may be in force in the state in which the Premises are located, and without limiting or otherwise affecting either Landlord’s or Tenant’s rights or obligations under this Lease, as stated in the other sections hereof (or as may be available at law or in equity), or modifying any other termination rights which may be set forth herein, Landlord and Tenant agree that, irrespective of the reasons therefor, in the event the Commencement Date does not occur within ten (10) years after the date of execution of this Lease, then this Lease, and the obligations of the parties hereunder, shall be deemed to be null and void and of no further force and effect. Without affecting the specific timing requirements otherwise applicable thereto under this Lease, any and all options granted to Tenant under this Lease (including, without limitation, expansion, renewal, right of first refusal, right of first offer, and like options) must be exercised by Tenant, if at all, during the Term or Renewal Terms of this Lease.

48. RULES AND REGULATIONS.

Subject to the provisions hereof, Tenant agrees to comply with the Rules and Regulations attached hereto as Exhibit D. In the event of any inconsistency between the specific provisions of this Lease and the provisions of the Rules and Regulations, the specific provisions of this Lease shall control.

49. ARBITRATION.

49.1 If arbitration is specifically agreed upon by Tenant and Landlord hereunder as a dispute resolution procedure, the arbitration shall be conducted as provided in this Section. All proceedings shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association, except as hereinafter provided. No action at law or in equity in connection with any such dispute shall be brought until arbitration hereunder shall have been waived, either expressly or pursuant to this Section. The judgment upon the award rendered in any arbitration hereunder shall be final and binding on both parties hereto and may be entered in any court having jurisdiction thereof. During any arbitration proceeding pursuant to this Section, the parties shall continue to perform and discharge all of their respective obligations under this Lease, except as otherwise provided in this Lease.

49.2 All disputes that are required to be arbitrated in accordance with this Lease shall be raised by notice to the other party, which notice shall state with particularity the nature of the dispute and the demand for relief, making specific reference by article number and title of the provisions of this Lease alleged to have given rise to the dispute. The notice shall also refer to this Section and shall state whether or not the party giving the notice demands arbitration under this Section.

49.3 Within thirty (30) days of any demand for arbitration, each of Tenant and Landlord shall appoint one (1) arbitrator, and within ten (10) days of their appointment, the two (2) arbitrators thus selected shall jointly select a third (3rd) arbitrator. All arbitrators shall have at least ten (10) years’ experience in commercial real estate matters and, in particular, the subject matter of the dispute, to act as arbitrator hereunder. If either party fails to select an arbitrator within the initial thirty (30) day period, or if the two (2) arbitrators are unable to agree upon a third (3rd) arbitrator, then, upon the request of either party, the remaining arbitrator(s) shall be appointed by The American Arbitration Association. The arbitration proceedings shall take place at a mutually acceptable location in the Washington, D.C./Baltimore metropolitan areas.

49.4 The right of Landlord and Tenant to submit a dispute to arbitration is limited to issues specifically agreed in this Lease to be submitted to arbitration, and specifically does not apply to any remedial action undertaken by Landlord pursuant to the provisions of Section 24 hereof. When resolving any dispute, the arbitrator shall apply the pertinent provisions of this Lease without departure there from in any respect. The arbitrator shall not have the power to change any of the provisions of this Lease, but this Section shall not prevent in any appropriate case the interpretation, construction and determination by the arbitrator of the applicable provisions of this Lease to the extent necessary in applying the same to the matters to be determined by arbitration.

49.5 Without limitation, any dispute between Landlord and Tenant regarding the application, interpretation or effect of the provisions of Exhibit C to particular factual circumstances, including without limitation any dispute regarding approval of plans and specifications for Landlord’s Work, compliance of construction with the approved plans and specifications therefor (or as otherwise required by this Lease), Substantial Completion of all or any part of Landlord’s Work, completion of punch list items and Landlord’s calculation of the total Costs, shall be subject to arbitration pursuant to this Section 49 if Landlord and Tenant cannot resolve such dispute voluntarily.

50. WAIVER OF JURY TRIAL.

Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease, or the use and occupancy of the Premises. If Landlord commences any summary proceeding for non-payment of Base Rent or Additional Rent, Tenant will not interpose (and waives the right to interpose) any non-mandatory counterclaim in any such proceeding.

51. RENEWAL TERM.

51.1 Provided Tenant is not in Default of this Lease at the time its rights hereunder are to be exercised, Tenant shall have the option (each, a “Renewal Option”) to extend the Lease Term for two (2) periods of five (5) years each (each, a “Renewal Term”), provided Tenant gives written notice to Landlord of its election to exercise such Renewal Option (the “Renewal Notice”) not more than eighteen (18) nor less than eleven (11) months prior to the expiration of the last day of the initial Lease Term (or first Renewal Term, as applicable), subject to the provisions of Section 51.8 hereof. Time is of the essence in this Section 51.

51.2 All terms and conditions of this Lease, including without limitation, all provisions governing the payment of Additional Rent, shall remain in full force and effect during the first Renewal Term and the second Renewal Term, except (i) the Base Rent and any applicable escalations thereto shall be as set forth in this Section 51, (ii) the “Base Year” shall be the first Lease Year of the applicable Renewal Term, and (iii) Tenant’s Renewal Option shall be applicable to the entirety of the Premises or any two (2) or more contiguous full floors thereof occupied by Tenant (and which Tenant shall identify in Tenant’s Renewal Notice as defined below).

51.3 The Base Rent payable upon the commencement of the First Renewal Term shall equal ninety five percent (95%) of the then prevailing market rental rate, determined in accordance with the terms of this Section 51 (such prevailing market rental rate being referred to herein as the “Fair Market Rate” or “FMR”) at the time of the commencement of the applicable Renewal Term. Landlord and Tenant shall negotiate in good faith and in accordance with the procedure set forth in Section 51.4, below, to determine 95% of the Fair Market Rate which will be applicable during the first Renewal Term, with the goal of concluding such negotiation or triggering a determination of 95% of the FMR using the broker method (as described in Section 51.5, below) not more than ninety (90) nor less than thirty (30) days prior to the final date on which Tenant must provide its Renewal Notice.

51.4 Not later than the first day of the sixteenth (16th) month prior to the expiration of the initial or, as applicable, first extended term hereof, Landlord will provide Tenant with a written notice (the “FMR Notice”) indicating the base rental rate and any applicable escalations thereto (provided that for all purposes of this Section 51, base rent escalations applicable to the FMR shall be not less than 2% nor more than 3% per Lease Year for each Lease Year after the initial Lease Year of the applicable Renewal Term) which Landlord in good faith believes represents 95% of the then current FMR for the Premises based on the provisions of Section 51.7 herein. If Tenant is in agreement with the base rental rate stated in the FMR Notice, Tenant shall so notify Landlord within ten (10) business days after its receipt thereof, in which case such base rental rate shall constitute 95% of the FMR for the applicable Renewal Term within the meaning of this Section 51. If Tenant believes in good faith that the base rental rate stated by Landlord in the FMR Notice are in excess of 95% of actual FMR for the Premises, Tenant shall so notify Landlord in writing prior to the end of the ten (10) business day period after Tenant received Landlord’s FMR Notice, stating in its response (hereinafter referred to as “Tenant’s Counterproposal”) the base rental rate which Tenant in good faith believes represents 95% of the then current FMR for the Premises. If Tenant does provide Tenant’s Counterproposal to Landlord in a timely fashion, and Landlord agrees that the base rental rate stated in Tenant’s Counterproposal represent 95% of the then current FMR, Landlord shall so notify Tenant in writing within ten (10) business days after its receipt thereof, in which case such base rental rate shall constitute 95% of the FMR for the Renewal Term within the meaning of this Section 51. If the Landlord either provides written notice to Tenant that it disagrees with the base rental rate set forth in Tenant’s Counterproposal, or fails to respond in writing thereto within ten (10) business days after its receipt thereof, then, for a period of ten (10) business days thereafter (the “Additional Negotiation Period”), Tenant and Landlord will negotiate in good faith as necessary to determine and agree upon 95% of the FMR, and if Tenant and Landlord are unable to reach agreement as to 95% of the FMR, Tenant may elect that both Landlord and Tenant submit the issue of what constitutes 95% of the appropriate FMR for the Premises for the applicable Renewal Term to determination using a “broker method” as described in Section 51.5, below.

51.5 If the parties submit the issue of what constitutes 95% of the appropriate FMR for the Premises to determination using a “broker method”, then the Base Rent applicable during the Renewal Term shall be equal to 95% of the FMR determined by a board of licensed real estate brokers, one of whom shall be named by Landlord, and one by Tenant. Each member of the board of brokers shall meet the qualifications set forth in Section 51.6 below. Tenant shall make its appointment within five (5) business days after the expiration of the Additional Negotiation Period, . Landlord shall make its appointment within five (5) business days thereafter (failing which 95% of the FMR shall be determined by the broker so selected by Tenant). The two (2) brokers selected by Landlord and Tenant shall each make their independent determination of 95% of the FMR within ten (10) business days after the appointment of the second commercial real estate broker, and in the event 95% of the FMR derived by each is within seven percent (7%) of 95% of the FMR determined by the other, 95% of the FMR for purposes hereof shall be the average of the two. In the event 95% of the FMR derived by each is not within of 95% of the FMR determined by the other, they shall, within five (5) business days, jointly select a third broker. If a third broker is appointed, he/she shall make his/her valuation within ten (10) business days after the appointment and 95% of the FMR shall be an amount equal to the quotient obtained by dividing the sum of the 95% of FMR values determined by the two brokers who were closest to each other in amount, by two (or the middle, if equally distant from the highest and lowest). After 95% of the FMR has been established, the brokers shall immediately notify the parties in writing, and such determination shall be conclusive and binding upon the parties.

51.6 If the broker method described above is implemented to determine the FMR during any Renewal Term, each commercial real estate broker or licensed sales person appointed pursuant to paragraph 51.5 above shall be an unrelated individual of recognized competence who has had a minimum of ten (10) years’ experience in leasing commercial real estate/office space in the metropolitan Washington, D.C. area, with substantial experience in the Reston, Virginia market. All valuations of 95% of the FMR shall be in writing and shall be expressed in terms of an annual rent per rentable square foot of area. The party appointing each commercial real estate broker shall be obligated, promptly after receipt of the valuation report prepared by the broker appointed by such party, to deliver a copy of such valuation report to the other party in the manner provided in the Lease for the giving of notices. If a third broker is appointed, the third broker shall be directed, at the time of their appointment, to deliver copies of its valuation report, promptly after its completion, to Landlord and Tenant in the manner provided in the Lease for the giving of notices. The expense of each of the first two brokers appointed shall be borne by the party appointing such broker. If applicable, the expenses of the third broker appointed shall be paid one-half (1/2) by Landlord and one-half (1/2) by Tenant.

51.7 In the event the broker method described herein is implemented, the brokers so appointed shall make their respective determinations of 95% of FMR based upon the following considerations. “FMR” shall mean the effective rental, expressed in dollars per rentable square foot, that would be received by landlords renting comparable space (any rental value attributable to above market standard tenant finishes for interior finish in any space used as comparable shall not be included in establishing 95% of FMR hereunder) in comparable buildings in the immediate area of the Building - specifically the Reston, Virginia submarket. In determining 95% of FMR, the brokers shall take into account all terms and conditions of the Lease. For purposes of determining 95% of FMR, consideration shall be given to the terms and conditions of leases of not less than 50,000 and not more than 100,000 rentable square feet entered into during the twelve (12) month period immediately preceding the commencement of the applicable Renewal Period, with appropriate deductive adjustments to such comparable rents being made to reflect the then current operating expenses and real estate taxes. If applicable based on current market conditions, deductive adjustments will also be made to reflect the then current value of transaction costs and expenses actually saved by Landlord because Landlord is not required to pay for, or give credit against rent for tenant improvements, leasing commissions and fees, tenant allowances, and other rent concessions such as rental abatement.

51.8 Notwithstanding the provisions of Section 51.1 hereof, it is the agreement of the parties that Tenant shall not be obligated to provide to Landlord a Renewal Notice unless and until 95% of the FMR for the Premises for the applicable Renewal Term has been determined by agreement of the Landlord and Tenant pursuant to Section 51.4 hereof, or by application of the “broker method” pursuant to Section 51.5 hereof. Accordingly, if, for any reason which is not the result of Tenant’s failure to adhere to the terms hereof, the agreement as to, and/or determination of, 95% of the FMR for the Premises for the applicable Renewal Term does not occur by that date which is at least twelve (12) months prior to the last day of the expiring Term (or, as appropriate, the expiring Renewal Term), the period of time for Tenant to issue its Renewal Notice shall automatically be extended to the fifteenth (15th) day after the date of such agreement and/or determination, provided that the period of such extension shall not in any event exceed sixty (60) days; it being the intent hereof that in the event of such extension, under all circumstances the Renewal Notice must, notwithstanding such extension, be provided by not later than ten (10) months prior to the last day of the expiring Term (or, as appropriate, the expiring Renewal Term).

52. EXPANSION OPTION.

52.1 Subsequent to the initial leasing of each such applicable space within the Building, provided that (i) at the time of each exercise of the option hereinafter set forth this Lease is in full force and effect, (ii) at the time of exercise Tenant is not then in default hereunder beyond the expiration of any applicable notice and cure period provided for in this Lease, and (iii) with respect to the Secondary Space (hereinafter defined) no then existing tenant of the Building has a superior right, interest, or claim in or to such Secondary Space, Tenant is hereby granted the option (the “Expansion Option”) to lease any space on the fourth (4th) floor of the Building (the “Priority Space”) and any space elsewhere in the Building (the “Secondary Space”) when it becomes available for lease (such space, an “Expansion Space”) for the remainder of the Lease Term as same may be extended pursuant to the provisions hereof (the “Expansion Term”). The Expansion Term will commence on the date set forth in a notice (the “Availability Notice”) from Landlord to Tenant of the availability of the Expansion Space (the “Expansion Date”), which date shall be the date specified in Section 52.3 hereof. The Availability Notice shall be delivered by Landlord promptly after Landlord learns that Expansion Space is becoming or will become available and shall include the base rental rate and base rent escalation applicable thereto (provided that for all purposes of this Section 52, base rent escalations applicable to the FMR shall be not less than 2% nor more than 3% per Lease Year for each Lease Year after the initial Lease Year applicable to the Expansion Term) which Landlord in good faith believes represents ninety five percent (95%) of the then current FMR (as defined in Section 51 above) for the Expansion Space. Subject to the provisions of Section 52.2 below, Tenant shall exercise the Expansion Option by delivering notice of Tenant’s election (the “Expansion Notice”) within thirty (30) days after Tenant’s receipt of the Availability Notice. In the event that Landlord does not receive the Expansion Notice prior to the expiration of such time period (time being of the essence with respect thereto), then such option to lease the Expansion Space shall, upon the expiration of such time period, become null and void and be of no further force or effect until such time as the applicable Expansion Space again becomes vacant, and Landlord shall, pending such time, have the right to lease such Expansion Space to any third party free and clear of Tenant’s rights under this Section 52, and, thereafter, Tenant’s rights under this Section 52 shall be subject and subordinate to any rights (in the applicable Expansion Space) granted to any such third party tenant leasing the applicable Expansion Space.

52.2 With the exception of the Base Rent (including annual escalations thereto) and other economic terms for the Expansion Space, which will be determined in accordance with the terms and conditions hereof (if Tenant doesn’t agree with Landlord’s initial determination thereof as set forth in the Availability Notice), the Expansion Term shall be upon the same terms and conditions as this Lease, including without limitation the Operating Cost Base Year, the Real Estate Tax Base Year, and the Lease Expiration Date. From and after the Expansion Date, the Premises shall include the Expansion Space; Tenant’s Share and Rent shall be adjusted accordingly; and, if applicable, the Renewal Option described in Section 51 shall also apply with respect to the Expansion Space. The Base Rent with respect to the Expansion Space shall be equal to ninety five percent (95%) of the FMR for the Expansion Space on the date of the Availability Notice, determined in accordance with the terms of Section 51 above. If Tenant doesn’t agree with the 95% of FMR for the Expansion Space as specified by Landlord in the Availability Notice, it shall provide written notice to Landlord within ten (10) days of receipt of the Availability Notice, and Landlord and Tenant shall negotiate in good faith for a period of twenty (20) days, to determine 95% of the FMR which will be applicable to the Expansion Space during the Expansion Term, failing which the Tenant may elect to have 95% of the FMR determined by using the broker method (as, described in Section 51.5 above). Any tenant improvement allowance or other concession which is applicable to the Premises pursuant to this Lease shall be made available to Tenant and prorated for the balance of the term applicable to the Expansion Term.

52.3 If the leasehold improvements to be constructed within the applicable Expansion Space are (at Tenant’s option) constructed by the Landlord, then the lease commencement date and the rent commencement date for such Expansion Space shall commence on that date on which the construction of the applicable improvements are completed in that Expansion Space (which shall be completed by Landlord not later than one hundred and twenty (120) days after the applicable Expansion Space has been vacated by the prior tenant thereof), provided that Landlord and Tenant shall agree on plans for the construction thereof within thirty (30) days of execution of the amendment as referenced in Section 52.4 below. If such improvements are constructed by the Tenant (at Tenant’s option), then the lease commencement date and the rent commencement date for such Expansion Spaces shall commence on that date which is the earlier of : 1) one hundred twenty (120) days from the date that (i) the Landlord and Tenant have fully executed a document containing the amendment referenced in subsection 52.4 below and

(ii) Tenant having been given unencumbered access to such expansion space to perform the construction work, or 2) that date on which the construction of such improvements are completed in the Expansion Space, and Tenant has taken beneficial occupancy of such Expansion Space and has substantially commenced business therefrom.

52.4 Promptly after Tenant’s exercise of the Expansion Option, Landlord shall prepare and Landlord and Tenant shall execute an Amendment to this Lease confirming Tenant’s exercise of the Expansion Option and incorporating the terms of this Section 52 and the Lease, as applicable.

52.5 The rights created by this Section 52 shall not be applicable during the final twenty-four (24) months of the initial Term (and, if applicable, the final twenty-four (24) months of each Renewal Term) unless Tenant simultaneously exercises (provided it has the right so to do) its applicable Renewal Option. In no event shall Tenant be obligated to have the lease terms for the Expansion Space extend beyond the initial Lease Term.

53. EXISTING LEASE OBLIGATIONS. Provided this Lease remains in full force and effect, and Tenant is not in default hereunder (beyond any applicable cure period provided herein) (provided that in the event Landlord ceases making payments under this Section 53 as a result of any uncured default on the part of Tenant, Landlord shall resume such payments, including any payments “missed” during the period of Tenant’s uncured default, effective as of such time as Tenant cures the applicable default), Landlord will be solely liable to pay the then current rent (including base rent and all expenses and real estate tax pass throughs) of Tenant at 8260 Greensboro Drive, McLean, Virginia (the “Existing Lease”) from the Commencement Date through December 31, 2003 in an amount not to exceed $117,000.00 per month. As and when Landlord makes payments with respect to the Existing Lease pursuant to the provisions hereof, it shall simultaneously provide a copy of the payment check to Tenant. At the election of Landlord, Landlord shall have the right to (i) assume all payment obligations under the Existing Lease (subject to the monthly cap set forth above) with the Existing Lease remaining in place, (ii) make payment of the then current aggregate balance of the lease obligation under the Existing Lease as a one (1) time lump payment to the current landlord, Prentiss Properties (the “Existing Landlord”), or (iii) Landlord shall be entitled, subject to any Existing Landlord consent as may be required pursuant to the Existing Lease, to sublease from Tenant the premises demised under the Existing Lease at the cost shown above (upon which Landlord shall have the right to further sublease the demised premises under the Existing Lease). Landlord shall have the right to negotiate an early termination of the Existing Lease with the Existing Landlord (provided, however, that the effective date of such termination shall not take effect until Tenant takes occupancy of the Premises for the conduct of its business therefrom), on terms acceptable to Landlord, provided same includes a release of Tenant from any further liability pursuant to the Existing Lease; subject, however, to Tenant’s right to remain in the lower level space of 8260 Greensboro Drive free of rent through December 31, 2003 (in which case any Existing Landlord’s release of Tenant pursuant to the Existing Lease shall not include non-monetary liability in connection with such lower level space). Notwithstanding the foregoing, if Landlord can reasonably demonstrate to Tenant that Landlord has negotiated a sublease with a subtenant for the lower level space of 8260 Greensboro Drive then Tenant shall either (i) vacate such lower level space as of the commencement date of such sublease (but not earlier than thirty (30) days after Landlord’s written notice to Tenant) or (ii) continue to occupy such lower level space and pay Landlord the lesser of (x) the then current rent for such lower level space payable pursuant to the terms of the Existing Lease or (y) the rent for such lower level space as set forth in the sublease negotiated by Landlord. The Landlord and Tenant expressly acknowledge and agree that, except for the payment of Base Rent by Tenant, the Landlord shall not seek any form of repayment or other cost recovery in connection with payment made by Landlord in accordance with this Section 53. The above notwithstanding, Landlord shall have no interest in, and may not receive any credit for, any security deposit paid by Tenant pursuant to the Existing Lease.

If Landlord fails, for any reason other than a default by Tenant hereunder, to timely pay all or any portion of the Existing Lease rent as required hereby (to the monthly cap as is set forth above), then Tenant shall have the right to offset such delinquent amount(s) against the next installments of Base Rent that are due and payable under this Lease. Notwithstanding the foregoing, as the sole condition precedent to the right of Tenant to offset such delinquent amounts against Base Rent, Tenant shall first provide written notice of such breach to Landlord and Landlord shall then have five (5) business days from its receipt of said notice to pay the full amount of such delinquent amount to Tenant, during which time Tenant shall not have the right to make such offset against Base Rent. After the aforesaid five (5) day period, the rights of Tenant thereafter for the offset of Base Rent shall be absolute and not subject to further delay or condition. The foregoing notwithstanding, Tenant shall be obligated for any rental arrearages under the Existing Lease existing as of the Commencement Date, Tenant shall be obligated for any monthly rental payments (including base rent and all expenses and real estate tax pass throughs) thereunder in excess of the monthly cap set forth above, and Tenant shall be obligated for all obligations and liabilities of Tenant under the Existing Lease other than the payment of all rental obligations (including base rent and all expenses and real estate tax pass throughs) thereunder as aforesaid. Prior to the date of execution hereof by Landlord, Tenant shall provide Landlord with a true, correct and complete copy of the Existing Lease and a certification from Tenant’s chief financial officer evidencing the amount of aggregate base rent and additional rent due under the Existing Lease for the duration of Landlord’s liability therefore in accordance with this Section 53.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Deed of Lease, or have caused this Deed of Lease to be executed on their respective behalves by their duly authorized officers, as of the day and year first above written.

LANDLORD:

PLAZA AMERICA OFFICE DEVELOPMENT II, LLC

By: PLAZA OFFICE LIMITED PARTNERSHIP

By: Plaza America Development Corporation, Its general partner

By:	[Illegible]
Name:
Title:

TENANT:

NCI INFORMATIONS SYSTEMS, INC.

By:	/s/ Charles K. Narang (SEAL)
Name:	Charles K. Narang
Title:	President/CEO

EXHIBIT A

Location of Premises

EXHIBIT B

Description of Land

Lot 4, PLAZA AMERICA, being a subdivision of Parcel 8A1 of the property of Plaza America Development Corporation, as the same are shown on a plat attached to the Deed of Subdivision and Ingress/Egress/Public Access Easement recorded in Deed Book 10929 at page 1547, among the Land Records of Fairfax County, Virginia.

EXHIBIT “C”

Construction Exhibit

to

DEED OF LEASE

by and between

PLAZA AMERICA OFFICE DEVELOPMENT II, LLC

(“Landlord”)

and

NCI INFORMATIONS SYSTEMS, INC.

(“Tenant”)

1. Base Building Improvements. Landlord agrees, at Landlord’s sole expense, to construct the Base Building Shell as outlined in Exhibit C-1 attached hereto and made a part hereof (sometimes hereinafter referred to as the “Base Building Shell”, and “Landlord’s Work”).

2. Tenant’s Work.

(A) Tenant shall be responsible for all work, construction, installations or improvements in or to the Premises which is not designated as Landlord’s Work (including but not limited to the installation of all fixtures, furniture, equipment and other installations), such work to be hereinafter referred to as “Tenant’s Work,” and shall be at Tenant’s sole cost and expense, subject to the Landlord’s making available the Leasehold Improvement Allowance and Additional Leasehold Improvement Allowance. Prior to commencing Tenant’s Work, Tenant shall submit drawings and specifications describing Tenant’s Work, showing all aspects of such work in reasonable detail, for Landlord’s review and approval, which shall not be unreasonably withheld, conditioned or delayed, and in accordance with the following:

(i) It is understood that the Construction Drawings (hereinafter defined) will not be reviewed and approved by the pertinent governmental authority having jurisdiction prior to submission by Tenant to Landlord, and as such Tenant may be required to modify the Construction Drawings based upon the permit review comments, and any such modifications which do not affect the Base Building or Base Building Systems are hereby approved. Tenant shall promptly advise Landlord of receipt such changes and will provide a copy of such changes to Landlord in a timely fashion after Tenant’s receipt of such changes. With respect to any such changes to the Construction Drawings or other required information which affect the Base Building or Base Building Systems Landlord and Tenant shall cooperate in good faith and as expeditiously as possible to obtain approval of and/or resolve any issues with respect thereto in a timely fashion and so as to not unduly delay Tenant’s resubmission to the permit review authority.

(ii) With respect to Tenant’s Work, Tenant shall engage, at its expense, but subject to payment from the Leasehold Improvement Allowance and Additional Leasehold Improvement Allowance, an interior architectural firm to provide all normal design and construction administration services (“Tenant’s Architect”).

(iii) Tenant shall also engage an engineer to create the mechanical, electrical and plumbing (“MEP”) working drawings related to the Premises, and such other engineers and/or consultants as may be necessary for preparation of all necessary Construction Drawings, with the cost of such engineers being paid by Tenant, but subject to payment from the Leasehold Improvement Allowance and the Additional Leasehold Improvement Allowance.

(iv) For all purposes relevant herein, Landlord hereby approves The M Group as the Tenant’s Architect.

(v) Tenant shall be responsible to supply all information needed in order for its architects and engineers to prepare final construction and engineering drawings, provided that Landlord shall provide any information regarding the base building systems and improvements as may be necessary for Tenant’s architect and engineers to prepare construction drawings and MEP drawings, provided all such information shall be subject to field verification by Tenant’s architect and engineers.

(vi) Prior to commencement of construction, Tenant shall provide Landlord with four (4) copies of design documents sufficiently detailing the construction of Tenant’s Work and of a completion level adequate to submit for the building permit ( “Tenant’s Proposed Construction Drawings”). As soon as practicable after receipt of Tenant’s Proposed Construction Drawings, but in no event more than ten (10) business days after receipt thereof, Landlord shall return Tenant’s Proposed Construction Drawings to Tenant with Landlord’s suggested modifications and/or approval noted thereon, provided that Landlord’s review and comment shall be restricted to: (i) matters affecting the Building’s mechanical, electrical, plumbing and HVAC systems, its structural components and/or its exterior appearance; (ii) matters relating to the integration of improvements to be installed by Tenant with any base building systems and/or utility systems and facilities serving the Building; and/or (iii) any matters relating to the compliance of the Proposed Construction Drawings with applicable legal requirements. Plans shall be deemed approved if Tenant does not receive Landlord’s written proposed modifications or approval within ten (10) business days after Landlord’s receipt of Tenant’s Proposed Construction Drawings. Landlord and Tenant shall negotiate in good faith to promptly resolve any disagreements based upon the Landlord’s proposed modifications and, after mutual agreement, Tenant shall make such agreed-upon modifications to the Tenant’s Proposed Construction Drawings. The

parties shall attempt to reach agreement as soon as possible, and in all events within fifteen (15) business days after the date upon which Tenant receives Landlord’s proposed modifications to the Proposed Construction Drawings.

(vii) If Landlord’s proposed modifications are acceptable to Tenant, Tenant’s Proposed Construction Drawings shall thereafter be revised by Tenant to reflect the applicable changes, and the same shall be resubmitted to Landlord for approval not later than fifteen (15) business days after Tenant’s acceptance of Landlord’s modifications (but in any event, prior to re-submission to Fairfax County). Tenant shall be allowed to commence construction, if allowable by the authority having jurisdiction, prior to resubmission of Tenant’s Proposed Construction Drawings, provided that Tenant has received all permits and authorizations required by Fairfax County to undertake those portions of the Tenant’s Work to then be so commenced, if any. After the first submission and resubmission, Landlord and Tenant agree to restrict further objections or disputes to matters which have not previously been agreed upon or accepted by the other party. The parties shall, in all events, act in good faith and use all reasonable efforts to reach agreement as soon as possible. Upon approval by Landlord and Tenant of the Tenant’s Proposed Construction Drawings, the same shall constitute the “Construction Drawings” for all purposes hereof, and the work shown on the Construction Drawings shall constitute Tenant’s Work hereunder.

(B) Tenant shall be responsible for all costs associated with the preparation of the Proposed Construction Drawings and the Construction Drawings and all other costs related to Tenant’s Work incurred in accordance with this Exhibit C, and subject to the Leasehold Improvement Allowance and the Additional Leasehold Improvement Allowance.

(C) Tenant shall bear financial responsibility, subject to the Landlord’s obligation to disburse the Leasehold Improvement Allowance and the Additional Leasehold Improvement Allowance in accordance with this Exhibit C, for all hard and soft costs associated with the performance of Tenant’s Work including (i) any permitting costs, inspection fees and other governmental charges associated with Tenant’s Work, design, architectural, engineering and professional fees and blueprinting costs in connection with preparation of the Space Plan, the Proposed Construction Drawings and the Construction Drawings (the “Soft Costs”), and (ii) all costs of labor and materials, including construction management, for the installation of Tenant’s Work (the “Hard Costs”). Landlord shall grant Tenant a “Leasehold Improvement Allowance”, which can be used for any purpose, related to Tenant’s occupancy including, but not limited to (i) all customary hard and soft construction costs, (ii) telecommunications equipment, AV equipment and installation, (iii) building signage, manufacturing, and installation, (iv) furniture, other specialty trade fixtures, Tenant’s internal security system and other specialty equipment, (v) design fees, legal fees and consultant fees, and (vi) any moving cost of any kind or nature, relating to Tenant’s relocation to the premises (all of the foregoing being collectively, the “Costs”) in an amount equal to the sum of (i) Fifty and 00/100 Dollars ($50.00) multiplied by the total number of rentable square feet in the Premises (exclusive of Storage Space and Lower Level Space), and (ii) Thirty and 00/100 Dollars ($30.00) multiplied by the total number of useable square feet of the Lower Level Space; provided that not less than Thirty Dollars ($30.00)

per rentable square foot of the Premises shall be used for Hard Costs and Soft Costs. Tenant shall be responsible for all Costs. Failure by Tenant to pay all Costs on a timely basis or submit to the Landlord for payment out of the Leasehold Improvement Allowance so as to avoid the assertion of any statutory and/or common law lien against the Premises or Building shall constitute a default by Tenant for all purposes of the Lease. Tenant may request disbursement from the Leasehold Improvement Allowance and/or the Additional Leasehold Improvement Allowance up to six (6) months after the Rent Commencement Date. Notwithstanding anything to the contrary contained herein or in the Lease, Landlord shall have no obligation to advance any portion of the Leasehold Improvement Allowance or the Additional Leasehold Improvement Allowance at any time during which any lien, or notice of any lien, is filed against the Building or the Premises as a result of Tenant’s Work or the non-payment thereof, except if non-payment is the result of Landlord’s failure to meet the Landlord’s payment obligations pursuant to this Exhibit C.

Landlord and Tenant agree that the Leasehold Improvement Allowance or the Additional Leasehold Improvement Allowance shall be paid to Tenant monthly, as Costs are incurred in connection with Tenant’s Work, or (at Tenant’s election) directly to Tenant’s General Contractor, architect, Construction Manager, or other vendors (collectively, “Tenant’s Vendors”). Together with each requisition for an advance from the Leasehold Improvement Allowance or Additional Leasehold Improvement Allowance on account of the Hard Costs and/or Soft Costs, and, as applicable, upon completion of Tenant’s Work, Tenant shall submit to Landlord a payment request, seeking disbursement to Tenant or Tenant’s Vendors (at Tenant’s election), which includes:

(i) with respect to the final disbursement from the Leasehold Improvement Allowance or Additional Leasehold Improvement Allowance, a certificate of Tenant’s Architect to Landlord certifying that Tenant’s Work has been substantially completed in accordance with the Construction Drawings, and that all punch list items noted by the parties have also been fully completed;

(ii) with respect to the final disbursement from the Leasehold Improvement Allowance or Additional Leasehold Improvement Allowance, a copy of the final non-residential use permit issued to Tenant by Fairfax County with respect to the Premises;

(iii) with respect to the final disbursement from the Leasehold Improvement Allowance or Additional Leasehold Improvement Allowance, a copy of complete Contract Documents for Tenant’s Work, including two (2) sets of as-built plans therefor;

(iv) for the funds requested by the Tenant’s General Contractor, a duly executed partial, or, as applicable with respect to the final disbursement from the Leasehold Improvement Allowance or Additional Leasehold Improvement Allowance, final, release of liens executed by Tenant’s General Contractor in connection with that portion of the Tenant’s Work for which such disbursement request is being made, in form and substance reasonably satisfactory to Landlord, acknowledging previous payment in full for such labor and/or materials, and fully and forever waiving any and all statutory and/or common law liens which might otherwise be asserted by them against the Premises (or any portion thereof) or the Building in connection with Tenant’s Work;

(v) from the Tenant’s General Contractor, a complete copy of the Tenant’s general contract, and any change orders thereto or directives issued thereunder (to the extent not previously provided to Landlord), a duly executed AIA form G-702 application for payment, together with all accompanying exhibits thereto, covering (in the case of funds for Hard Costs) that portion of the Tenant’s Work for which payment is then requested. For other Tenant Vendors, appropriately detailed invoices shall be provided in lieu of an ALA G702 form;

(vi) with respect to any on site stored materials for which payment is requested, or for any costs in the nature of fixtures and equipment, a bill of sale and certificate of insurance for all such materials, and evidence that the same have been delivered to the Premises;

(vii) For all other Costs, such evidence as Landlord and/or Landlord’s mortgagee may reasonably require to evidence that such Costs have been incurred and are appropriately requested from the Leasehold Improvement Allowance or Additional Leasehold Improvement Allowance in accordance with the terms of this Exhibit C.

Landlord shall pay the Allowance to Tenant after Landlord has received all of the applicable items listed above. Tenant shall submit all of the applicable items listed above by the 25th of each month. Landlord shall pay the Allowance to Tenant by the 25th of the following month. Tenant acknowledges that the Allowance will be paid from the Landlord’s construction loan and any request for payment shall be subject to lender review, approval and timing to fund. Notwithstanding the above, provided Tenant has duly and properly submitted its request for payment accompanied by the applicable items listed above, Landlord shall be liable for actual damages incurred by Tenant as a result of Landlord’s failure to timely pay any portion of the Leasehold Improvement Allowance or Additional Leasehold Improvement Allowance to Tenant which has been properly requisitioned, accompanied by all supporting documentation required hereby. Tenant shall be obligated to use good faith efforts to attempt to mitigate any such actual damage. The amount of any such damage shall (i) exclude in all events consequential and punitive damage, and (ii) be added as an increase to and advanced as a part of the increased Leasehold Improvement Allowance.

Notwithstanding the foregoing to the contrary, Tenant’s requests for payments to Tenant’s General Contractor shall include a retainage of 10% until completion of the General Contractor’s services.

(D) In the event the sum of actual Hard Costs and Soft Costs incurred by Tenant in connection with Tenant’s Work are in excess of the Leasehold Improvement Allowance, then, Tenant shall provide Landlord, as part of the monthly requisition process, with thirty (30) days prior written notice that intends to utilize all or a portion of the Additional Leasehold Improvement Allowance, and subject to the requisition procedure as is set forth above, upon Tenant’s request, Landlord shall make additional funds available to Tenant, in an amount up to an additional Fifteen Dollars ($15.00) per rentable square foot of the Premises (“Additional Leasehold Improvement Allowance”) to fund the difference between the Leasehold Improvement Allowance and the actual sum of Hard Costs and Soft Costs incurred and requested by Tenant in connection with Tenant’s Work. The Additional Leasehold Improvement Allowance shall be fully amortized and repaid by Tenant at an interest rate of nine percent (9%) per annum over the Lease Term, with the payment therefor to be made at the same time as the Base Rent, beginning January 1, 2004 (and Landlord shall provide Tenant written confirmation of the monthly amounts thereof); provided that Tenant may, at Tenant’s option, prepay such amount at any time without penalty. In the event any Additional Leasehold Improvement Allowance is made available to Tenant, the repayment thereof, although being made simultaneously with payments of Base Rent under the Lease, shall not be subject to rent adjustment as is set forth in Section 1.5.1 of the Lease.

(E) To the extent that the sum of actual Hard Costs and Soft Costs incurred and requested by Tenant in connection with the Tenant’s Work is less than the Leasehold Improvement Allowance, Landlord will credit the unused portion of the Leasehold Improvement Allowance against the first Base Rental payment(s) due under the Lease. Tenant shall not be entitled to utilize any portion of the Additional Leasehold Improvement Allowance as a credit against Rent due under the Lease.

(F) Landlord shall not charge to Tenant any fees incurred by Landlord (whether as a result of work done by internal Landlord staff or outside vendors) in connection with its duties associated with Tenant’s Work, including drawing and plan reviews and approvals, or any in connection with any other responsibilities of Landlord set forth herein or work reasonably required to be performed by Landlord hereunder.

(G) Landlord shall cooperate with Tenant and Tenant’s contractors to provide as much time as necessary for Tenant’s contractors to enter the Premises for the purposes of installing special equipment and telephones.

(H) Tenant has engaged The Staubach Company as its construction representative. By written notice to Landlord, Tenant may authorize The Staubach Company to act on its behalf in connection with all matters concerning this Exhibit C and Exhibit C-1.

3. Permits.

Tenant shall be responsible for applying for and obtaining all permits required for Tenant to perform Tenant’s Work and to operate within the Premises, and for obtaining any inspections or approvals thereof. Landlord agrees to execute and join in such applications if so required by applicable authorities.

4. Contractors and Subcontractors. All contractors and subcontractors performing work on behalf of Tenant within the Premises, shall be subject to Landlord’s reasonable approval, not to be unreasonably withheld, shall be licensed to do business in the Commonwealth of Virginia and the General Contractor must be bondable (i.e., able to obtain and provide a performance bond serving as a surety to Landlord for such contractor’s performance of the applicable portion of Tenant’s Work). In the event any lien, or notice of intent to file any lien, is filed by or on behalf of any contractor, subcontractor or materialman performing work or supplying materials in connection with any part of Tenant’s Work, Tenant shall be obligated to remove such lien, or notice of intent to lien by payment or posting of a proper bond acceptable to Landlord so as to cause removal thereof from the Building, within forty eight (48) hours of receiving notice thereof from Landlord. Thereafter (i.e., after any such lien or filed notice of intent to claim a lien is filed), during the remaining portion of Tenant’s Work, such remaining portions of Tenant’s Work, must be bonded by the Tenant’s General Contractor for the benefit of Landlord, within ten (10) days after the filing of such lien or notice of intent to lien. Such bonding may be undertaken by surety bond from Tenant’s General Contractor or by Tenant’s cash or letter of credit in an amount equal to the then remaining cost to complete Tenant’s Work, which in the case of cash or letter of credit shall be held by Landlord’s lender as collateral security therefor, and returned upon the lien free completion of Tenant’s Work.

5. Delivery & Acceptance of Possession. Prior to commencement of construction, Tenant (and Tenant’s architect or construction manager if requested by Tenant) and a representative of Landlord shall jointly inspect the Premises to document discovered latent defects in the Building, omissions from the Building Shell Work defined in Exhibit C-1, or other punchlist items, the prompt correction or completion of which shall remain the obligation of Landlord. Tenant shall be deemed to have accepted the Premises in “AS IS, WHERE IS” condition effective on the date of such joint inspection, subject to the correction of such discovered latent defects, omissions and punchlist items by Landlord and correction by Landlord of any other latent defects, omissions or punchlist items which are discovered subsequent to such joint inspection, (but in any event not later than ninety [90] days after the Tenant’s full occupancy of the Premises).

6. Provisions Regarding Tenant’s Work. The following shall apply with respect to Tenant’s Work (and any subsequent alterations to the Premises performed in accordance with the terms of the Lease) by Tenant.

(A) First-Class Lien-Free Completion. Tenant shall only use new, first-class materials in connection with Tenant’s Work and alterations, and, subject to the Leasehold Improvement Allowance or Additional Leasehold Improvement Allowance, same shall be paid for in full and in a timely fashion by Tenant, and shall be performed in a lien-free, first-class, and good and workmanlike manner, and in accordance with applicable codes and requirements. Tenant’s Work and alterations shall comply with the requirements of the ADA.

(B)  (1) Tenant shall secure, pay for, and maintain, or cause its contractors and subcontractors to secure, pay for, and maintain, during the continuance of construction and fixturing work within the Premises, all of the insurance policies required in the amounts as set forth herein, together with such insurance as may from time to time be required by city, county, state or federal laws, codes, regulations or authorities.

(2) Tenant’s Work and alterations may not commence, nor may Tenant permit its contractors and subcontractors to commence any work, until all required insurance has been obtained, and, if Landlord requests, until Tenant’s certificates of such insurance have been delivered to Landlord. Tenant’s insurance policies shall name the Landlord, Landlord’s mortgagee(s), Landlord’s management company as additional insureds. Tenant’s certificates of insurance shall provide that no change or cancellation of such insurance coverage shall be undertaken without thirty (30) days’ prior written notice to Landlord.

(3) Landlord shall have the right to require Tenant, and Tenant shall have the duty, to stop work in the Premises immediately if any of the coverage Tenant is required to carry herein lapses during the course of the work, in which event Tenant’s Work (or alterations) may not be resumed until the required insurance is obtained and satisfactory evidence of same is provided to Landlord.

(4) In the event Tenant employs a contractor or subcontractor to perform all or part of Tenant’s Work and/or alterations, Tenant shall purchase, or cause its contractor to carry, General Contractor’s Required Minimum Coverages and Limits of Liability as follows (the insurance required under this Exhibit C shall be in addition to any and all insurance required to be procured by Tenant pursuant to the terms of the Lease):

(i) Workers’ Compensation and Employers’ Liability Insurance, as required by state law, and any insurance required by any Employee Benefit Act or similar statute applicable where the work is to be performed, as will protect the contractor and subcontractors from any and all liability under the aforementioned act(s) or similar statute.

(ii) Comprehensive General Liability Insurance (including Contractor’s Protective Liability) in an amount not less than $1,000,000 per occurrence whether involving personal injury liability (or death resulting therefrom) or property damage liability or a combination thereof (combined single limit coverage) with a minimum aggregate limit of $2,000,000. Such insurance shall insure Tenant’s general contractor against any and all claims for personal injury, death, and damage to the property of others arising from its operations under its contract, whether such operations are performed by Tenant’s contractors, subcontractors, or sub-subcontractors, or by anyone directly or indirectly employed by any of them.

(iii) Comprehensive Automotive Liability Insurance, for the ownership, maintenance, or operation of any automotive equipment, whether owned, leased, or otherwise held, including employer’s non-ownership and hired car liability endorsements, in an amount not less than $1,000,000 per occurrence and $2,000,000 aggregate, combined single limit bodily injury and property damage liability.

(iv) Builder’s Risk insurance in form and amount reasonably satisfactory to Landlord based upon the scope of work.

(C) Tenant agrees that Landlord will have the right to inspect the performance of Tenant’s Work or alterations by Tenant’s contractor(s) and subcontractor(s), through Landlord’s construction manager, and Tenant agrees to cooperate with Landlord to facilitate such inspection, including without limitation: (a) notifying Landlord that any government inspections of Tenant’s Work has taken place; and (b) permitting Landlord’s construction manager free and clear access to the Premises during the construction period, as necessary to perform such inspections. Landlord shall use reasonable efforts not to interfere with the performance of Tenant’s Work during the course of any inspections by Landlord or Landlord’s construction manager pursuant to this Paragraph 7(C).

(D) In the performance of Tenant’s Work or alterations in accordance with this Lease, Tenant shall cause its contractor to use reasonable and diligent efforts not to interfere with ongoing operations in the Building and to work in harmony with Landlord’s contractors. Without limiting the foregoing, Tenant agrees to cause its contractor to use reasonable and diligent efforts to limit its construction activities to the portion of the Premises being constructed.

(E) Tenant’s contractor shall keep all construction areas reasonably clean and free of trash and debris, shall police the activities of its contractors, subcontractors and their respective employees with regard to keeping the Building and Land clean, and shall otherwise comply with any other reasonable rules and regulations established by Landlord with regard to construction activities within the Building. Tenant’s construction contract shall indemnify Tenant and Landlord from damages, losses and expenses associated with the negligent acts and omissions of Tenant’s General Contractor, its agents, employees and subcontractors. Tenant shall provide prior notice to Landlord of, and coordinate with Landlord and its contractor, the delivery of any materials, furniture or equipment to the Premises.

(F) Tenant shall provide to Landlord copies of all applications for permits, copies of all governmental inspection reports and/or certificates, and any and all notices or violations communicated in writing to Tenant or its contractors by applicable governmental authorities, promptly upon receipt and/or submission thereof, as the case may be. Tenant agrees to comply (or to cause its contractors to comply) with all applicable federal, state and local laws, regulations and ordinances in the performance of Tenant’s Work or alterations, and to promptly rectify any violations of such laws caused by the acts or omission of Tenant, its employees, agents and/or contractors, and Tenant shall be responsible for any non-compliance by Tenant or its agents, employees and contractors. In the event (i) of any violation of this Exhibit C by Tenant, or (ii) the construction of any improvements in the Premises by Tenant which are not substantially within the scope of the Construction Drawings (or other Landlord-approved plans), Landlord shall have the right to cause Tenant and Tenant’s contractor to stop Tenant’s Work or alterations and to seek any and all appropriate legal and equitable relief in order to enforce the provisions of this Exhibit C.

(G) Tenant agrees that the locations of Tenant’s floor penetrations, if any, shall be subject to field verification by x-ray to be performed by ECS Limited or, at Tenant’s option, another firm that is reasonably acceptable to Landlord, and that any drillings for such penetrations shall be coordinated with the Building’s structural engineer for approval and supervision. The cost of any x-ray verification shall be paid by Tenant.

7. Remedies.

Each party shall use all reasonable and diligent efforts to perform the responsibilities and work required to be performed by it hereunder without unreasonable delay, and to avoid and minimize the duration of any delays for which such party is responsible hereunder; and each party agrees to use commercially reasonable efforts (but without material out-of-pocket expense) to mitigate the damages and adverse effect of any delay for which the other party is responsible.

EXHIBIT C-1

Base Building Shell Definition and Building Performance Specification

The following Exhibit.

1.	Defines the “building shell condition” of the proposed building, beyond which Tenant’s Work as defined in the Lease will be constructed.
2.	Delineates the minimum building performance criteria, materials, equipment, and design and construction standards required for the proposed building.

General Notes:

1.	Landlord shall provide all required labor, equipment, and material, at the Landlord’s sole cost and expense, to construct the building to “Building Shell Condition” as defined below, beyond which the Tenant Improvements shall be installed by the Tenant in accordance with the Lease.

2.	All of the Landlord’s work shall be designed and constructed in conformance with applicable codes as enforced by the authority having jurisdiction. Where the specifications below vary from applicable codes as enforced by the authority having jurisdiction, the more extensive scope shall take precedence.

3.	This Exhibit is not intended to be exhaustive or all-inclusive. The Landlord shall notify Tenant of any conflicts within this Exhibit or between this exhibit and code or sound design practices. When a conflict exists, the Landlord shall include the more stringent standard, higher quality material, or extensive scope of work. Where this Exhibit does not address specific performance criteria, the Landlord shall include systems, materials and equipment in accordance with sound design practices for facilities of this intended use.

I.	Tenant Area Finishes

A.	Walls:

1.	Perimeter walls insulated, drywalled, taped; and finished to paint ready condition on all non-vision glass surfaces to 9’ above existing concrete floor. Provide aluminum windowsills to match interior window mullions as required.

2.	Perimeter and interior columns covered with furred or framed drywall, taped and finished to 9’ above existing concrete floor.

B.	Ceilings: None in tenant areas. All base building systems shall be installed so as to allow installation of 8” light fixtures at any location within the 9’ high ceiling with some restrictions related to duct, sprinkler and lighting placement.

C:	Flooring: Exposed concrete flooring.

D.	1” miniblinds on all vision glass.

E.	Provide Tenant a monetary credit (over and above the Leasehold Improvement Allowance and Additional Leasehold Improvement Allowance) in the amount of $31,464.00 for the cost of full height glass suite entry double doors at each end of the elevator lobby, with hardware provisions (magnetic locks, etc.) to accommodate an access control card reader installed by Tenant and to provide an aluminum framed glass wall for the full width of the lobby on both ends.

II.	Toilet Room Finishes

A.	Provide complete men’s and women’s toilet rooms with fixture count as required by code with all finishes. Minimum 2”x2” ceramic the flooring and to 5’ high on all “wet” walls. Vanity walls do not have ceramic tile.

B.	Vinyl wallcovering, polymix, or equal wall finish on “dry” walls.

C.	2’x2’ ACT or gypsum board ceiling with recessed downlights or indirect cove lighting.

D.	Baked enamel paint toilet partitions.

E.	Stainless steel toilet accessories.

F.	Frameless mirrors and stone or epoxy resin countertops with self-rimming lavatories.

G.	Provide exhaust air system so that toilet rooms operate under negative air pressure.

III.	Mechanical Rooms, Electrical Rooms, Equipment Rooms, Janitor’s Closets Finishes

A.	Sealed concrete flooring.

B.	No ceiling.

C.	Painted walls with vinyl base.

D.	Surface mounted fluorescent utility lighting.

E.	Provide ventilation as required to maintain appropriate room temperatures based upon equipment heat generation.

F.	Janitor’s Closets:

1.	One janitor closet per floor with mop sink.

IV.	Main Lobby Finishes

A.	STC 50 rated slab to slab demising walls.

B.	Large slab stone flooring. Millwork and stone base.

C.	Millwork, Fabric wallcovering, or equal wall finish.

D.	Coved or vaulted gypsum board ceiling with recessed downlights, wall washers, sconces, or indirect cove lighting.

E.	Elevator opening finishes complete, including stainless steel thresholds and frames, hall lanterns and call stations.

F.	Dedicated zone for lobby HVAC, with complete fit out including distribution and diffusers.

V.	Typical Floor Lobby Finishes

A.	STC 50 rated slab to slab demising walls with millwork base.

B.	Exposed Concrete Flooring.

C.	Drywall ceiling.

D.	Elevator lobby walls are painted.

E.	Elevator opening finishes complete, including painted frames and stainless steel thresholds. Provide all hall lanterns and call stations.

F.	Lobby HVAC supplied by one (1) VAV box with lobby diffusers.

VI.	Elevators

A.	Quantity and speed as required for minimum wait interval.

B.	Geared traction or gearless.

C.	Solid state control system. Hall push buttons and lanterns.

D.	Conditioned elevator machine room.

E.	Carpet or stone flooring with stone base.

F.	Millwork panel or metal (stainless steel or bronze) interior walls.

G.	Stainless steel thresholds, jambs and returns on Main Lobby level. Baked enamel paint on typical floors.

H.	Recessed incandescent or indirect cove lighting.

VII.	HVAC

A.	Design Outdoor Conditions:

1. Summer:	95 degrees F DB, 78 degrees F WB
2. Winter:	5 degrees F

B.	Design Indoor Conditions:

1. Winter:	70 degrees F DB
2. Summer:	75 degrees F DB, 50% relative humidity

C.	Internal heat gain based upon:

1. 7 persons per 1000 useable s. f.

2. Lighting load of 2 watts per rentable s.f.

3. Diversified Tenant Equipment Heat Load: 3.0 watts average per useable square foot.

D.	NC 40 criteria in throughout office spaces.

E.	Ventilation: 20 cfm per person. 7 person per 1,000 useable square feet (ASHRAE 62-89).

F.	HVAC Equipment

1.	VAV air handling units or condenser water self-contained units per typical floor. Fans shall be provided with variable frequency drives. Capacity as required to meet criteria above.

G.	Control Zones (VAV Terminals)

1. Installed in accordance with the base building plans.

2. Fan Powered series or parallel with electric reheat.

H.	Ductwork Distribution

1. Medium Pressure ductwork up to and including VAV terminals.

2. Provide soundlining or other noise reduction measures for first 20’ downstream from AHU.

3. Insulate all supply air ductwork where directly below a roof.

I.	Diffusers

1. Furnish, install, and air balance complete diffusers in all core areas (bathrooms, M/E rooms, lobbies, etc.)

J.	Automatic Temperature Control System:

1.	DDC system with distributed intelligence with “plug in” readout capability at any system point.

2.	Central man-machine interface shall be PC with monitor and printer. System software shall be a Windows based and graphics driven for ease of use (for Landlord use only).

3.	Monitoring, control, and alarm of all HVAC equipment as described by the base building drawings.

4.	One thermostat per VAV, hanging at VAV terminals with 30’ control wiring to be installed by Tenant with Tenant finishes.

5.	Off-hours override capability, to enable floor system on the floor during off-hours.

VIII.	Fire Protection

A.	Fully sprinklered in accordance with NFPA and local codes.

B.	Mains and branchlines sized for light hazard criteria and buildout density of one sprinkler head per 225 rentable square feet.

C.	Sprinklers installed with upright heads in accordance with local codes. Maximum spacing as allowable by local codes.

IX.	Electrical

A.	Provide electrical distribution closet(s) per floor including:

1.	480/277v three phase panels for lighting and VAVs as shown on base buildings plans. Two (2) watts per square foot capacity and breakers for Tenant’s lighting.

2.	K-13 rated 480/277 to 120/208 volt dry transformer with 200% neutrals. Six watts per square foot capacity for tenant’s sole use.

3.	Provide two (2) 225 Amp 120/208 volt single phase convenience power panels. Six (6) watts per square foot capacity available for Tenant’s sole use.

4.	All breakers installed as part of base building.

B.	Emergency and exit lighting as required in all core areas, including lobbies, toilet rooms, MEP, and equipment rooms.

C.	Emergency Power systems as required by code.

D.	A complete, code compliant, fully addressable fire alarm system with fire alarm devices installed in all core areas and adequate main system capacity (booster panels, modules, etc.) to allow for the addition of Tenant area devices without system modification.

E.	Remotely monitored access control system. All exterior perimeter entries shall be equipped with card readers and all exterior doors shall be equipped with prop sensors. Provide intercom at front entrance and phones in the elevators.

F.	Minimum 6x5 telephone closet on each floor. Provide four (4) 4” sleeves and one (1) 4x8 plywood backboards.

G.	Telephone conduit is provided into main telephone room.

EXHIBIT D

Rules and Regulations

1. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by Tenant, its agents or employees or used by any of them for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.

2. Except as set forth in the Lease, no sign, placard, picture, name, advertisement or notice, visible from the exterior of the Premises shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines, but may request approval of Landlord for modifications, which approval will not be unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, which approval will not be unreasonably withheld. Material visible from outside the Building will not be permitted.

3. Tenant shall not allow a fire or bankruptcy sale or any auction to be held on the Premises or allow the Premises to be used for the storage of merchandise held for sale to the general public.

4. Tenant shall not use or permit the use of the Premises for lodging. No cooking shall be done or permitted by Tenant on the Premises, except the use of Underwriters’ Laboratory approved microwaves, toasters and equipment for brewing coffee, tea, hot chocolate and similar beverages or other equipment or appliances shown on the Drawings and Specifications and approved by the Landlord shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes ordinances, rules and regulations.

5. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing, such consent shall not be unreasonably withheld, conditioned or delayed. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Premises. Tenant shall not cause or permit any unnecessary labor by reason of carelessness or indifference in the preservation of good order and cleanliness, on the part of Tenant, its agents, employees or contractors. Janitor services will not be furnished on nights when rooms are occupied after 9:30 p.m. unless, by agreement in writing, such service is extended to a later hour for specifically designated rooms.

6. Unless specified otherwise in the Lease, Landlord will furnish Tenant free of charge with two keys to each door lock in the Premises. Landlord may make a reasonable charge for additional keys. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without the prior written consent of Landlord, and Tenant shall in each such case shall furnish Landlord with a key for any such lock, exclusive of Tenant’s vaults and safes, provided that such keys shall be safeguarded and protected by Landlord. Tenant, upon the expiration or termination of its tenancy, shall deliver to Landlord all keys to doors in the Building which shall have been furnished to the Tenant.

7. Landlord shall designate how all office equipment, furniture, appliances and other large objects or property (“Equipment”) shall be moved in and/or out of the Building. The persons employed to move any Equipment in or out of the Building must be reasonably acceptable to Landlord. Landlord will not be responsible for loss or damage to any such Equipment from any cause, and all damage done to the Building by moving or maintaining such Equipment shall be paid at the expense of Tenant.

8. Tenant shall not permit, use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation and maintenance of office equipment or for other general office uses, or, without Landlord’s prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use or keep or permit to be used or kept any foul obnoxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or to other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other Building tenants or those having business therein.

9. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Sundays, legal holidays and on Saturdays any person who, in Landlord’s sole opinion, has no legitimate business in the Building (provided that such shall not in any event preclude Tenant’s employees from entering the Premises provided they are identified as such). Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing and/or locking of doors.

10. The directory of the Building will be provided for the display of the name and location of Tenants. Any additional name which Tenant shall desire to place upon said directory must first be approved by Landlord in writing and, if so approved, a charge will be made based upon Landlord’s actual cost therefor.

11. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord, and such items shall be installed as instructed by Landlord.

12. Tenant shall use good faith efforts to ensure that the doors of the Premises are closed and locked, and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant’s employees leave the Premises at the end of the day, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant shall be responsible for any and all injuries sustained by other tenants or occupants of the Building and/or Landlord. All tenants shall use good faith efforts to keep the doors to the Building corridors closed at all times except for ingress and egress.

13. All Building toilet rooms, toilets, urinals, wash basins and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by that Building tenant who, or whose agents, employees or invitees, shall have caused it.

14. Except with the prior written consent of Landlord, Tenant shall not sell, nor shall Tenant permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or any business or activity other than that specifically provided for in Tenant’s Lease.

15. Hand trucks shall not be used in any space or public halls of the Building, either by Tenant or others, except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into the Building or kept in or about the Premises.

16. Tenant agrees to coordinate all moving activity of office equipment and furniture in and out of the Building with Landlord or Landlord’s agent, and to use the services of an insured professional moving company.

17. Tenant shall store all its trash and garbage within the Premises. No material shall be placed in the trash boxes, receptacles or common areas if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage as is required by Landlord for the Building, without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

18. Canvassing, soliciting, distribution of handbills, or any other written material peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

19. Tenant agrees to abide by all governmental rules and regulations pertaining to thermostatic control of the temperature of the Premises.

20. Tenant agrees not to allow or keep any animals or pets of any kind on the Premises, except those seeing-eye dogs which are for the direct purpose of aiding and assisting the visually impaired.

21. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

22. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Building tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Building tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

23. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building, including Tenant’s Lease.

24. Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care, and cleanliness of the Building, and for the preservation of good order therein; provided the same shall (a) not diminish tenant’s rights under the Lease, (b) does not increase the financial burdens of Tenant, or (c) is not inconsistent with the Lease.

EXHIBIT E

Declaration of Lease Commencement

THIS DECLARATION is attached to and made a part of that certain Deed of Lease dated the 13th day of January, 2003 (the “Lease”) entered into by and between PLAZA OFFICE DEVELOPMEN f I[, LLC, a Delaware limited liability company (“Landlord’ and NCI INFORMATIONS SYSTEMS, INC. (“Tenant”).

Landlord and Tenant are parties to the Lease. All capitalized terms used herein shall have the same meaning as was ascribed to such terms in the Lease, unless otherwise indicated.

Landlord and Tenant do hereby declare that (a) the “Commencement Date” is hereby established to be 6/1/03, (b) the Rent Commencement Date is 7/1/03, and (c) the Term of the Lease shall expire on 6/30/13. The Lease is in full force and effect as of the date hereof, Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to such date with the exception of punch list items, and Tenant has no right of setoff against any rentals.

IN WITNESS WHEREOF Landlord and Tenant have executed this Declaration as of the 5th day of August , 2003

WITNESS/ATTEST:	LANDLORD:

PLAZA AMERICA OFFICE DEVELOPMENT H, LLC

	By:	PLAZA AMERICA OFFICE DEVELOPMENT, LLC, its managing member

	By:	ARC PLAZA AMERICA, LLC, its authorized member

	By:	ATLANTIC REALTY COMPANIES, INC., its manager

	By:	/s/ David A. Ross
	Name:	David A. Ross
	Title:	President

TENANT:

NCI INFORMATIONS SYSTEMS, INC.

	By:	Charles K. Narang (SEAL)
	Name:	Charles K. Narang
	Title:	President/CEO

EXHIBIT F

Form of Estoppel Certificate

TO:

RE: Premises known as and located at 11730 Plaza America Drive, Reston, Virginia (the “Building”)

The undersigned, NCI INFORMATIONS SYSTEMS, INC. (“Tenant”), does hereby certify to the Lender as follows:

1. Tenant is the tenant under that certain lease dated                     , between Tenant and Plaza America Office Development H, LLC, as landlord (“Landlord”), as amended, modified or supplemented by                     , leasing a portion of the Building (the “Premises”) as more particularly described in the said lease. Said lease, as so amended, modified or supplemented, is hereinafter referred to as the “Lease”.

2. The Lease is in full force and effect and, except as set forth above, has not been amended, modified or supplemented.

3. The Lease represents the entire agreement between Tenant and Landlord with respect to the leasing and occupancy of the Premises, and there are no other agreements or representations of any kind between Landlord and Tenant with respect thereto. Without limiting the foregoing, Tenant does not have any rights of first refusal for additional space, options to increase or relocate its space or options to purchase the Premises or any interest therein, other than as may be set forth in the Lease.

4. To the best of Tenant’s knowledge, all obligations of Landlord to be performed or complied with by Landlord through the date hereof have been fully performed and complied with including, without limitation, any obligations of Landlord to prepare the Premises for Tenant’s occupancy, and to the best of its knowledge there exists no default or condition, state of facts or event that, with the passing of time or the giving of notice, or both, would constitute a default by Landlord in the performance of its obligations under the Lease.

5. To the best of Tenant’s knowledge, all obligations of Tenant to be performed or complied with by Tenant through the date hereof have been fully performed and complied with and there exists no default or condition, state facts or event that, with the passing of time or the giving of notice, or both, would constitute a default by Tenant in the performance of its obligations under the Lease.

6. The term of the Lease commenced on                      , and shall expire on                     , unless sooner terminated in accordance with the terms of the Lease. Tenant has no rights to extend the term of the Lease except as set forth in the Lease.

7. The current base monthly rent under the Lease is $             per month The additional rent for monthly payments of Tenant’s Share of Operating Costs and Real Estate Taxes for the current fiscal year is $             per month.

8. Tenant has delivered a security deposit under the Lease. No other security has been given to Landlord under the Lease. The amount of the security deposit is $             and is in cash/letter of credit.

9. To the best of Tenant’s knowledge, there are no existing offsets or defenses by Tenant to the payment of rent and other charges payable by Tenant or otherwise to the enforcement by the Landlord of the Lease.

10. Tenant is in sole possession of the Premises and has not assigned, sublet, pledged, mortgaged, transferred or otherwise conveyed all or any portion of its interest in the Premises or the Lease.

11. Tenant has not filed, and has not received notice that any other person has filed, any actions against Tenant under the bankruptcy or insolvency laws of the United States or any other state or territory of the United States.

12. Tenant understands and acknowledges that this certificate is delivered to, and shall be relied on by                     , the Lender/Purchaser in connection with an extension of a loan financing/acquisition of the Landlord’s interest in the Building and the land on which it stands (the “Mortgaged Property”).

13. All insurance required of Tenant by the Lease has been provided by Tenant and all premiums therefore have been paid.

14. The address for notices to Tenant under the Lease is correctly set forth in the Lease.

15. The person signing this letter on behalf of Tenant is duly authorized by Tenant to do so on behalf of Tenant.

TENANT:

NCI INFORMATIONS SYSTEMS, INC.

By:	(SEAL)
Name
Title:

EXHIBIT G

FORM OF SNDA

NON-DISTURBANCE, ATTORNMENT, ESTOPPEL AND

SUBORDINATION AGREEMENT

THIS NON-DISTURBANCE, ATTORNMENT, ESTOPPEL AND SUBORDINATION AGREEMENT (this “Agreement”) is made and entered into as of the                      day of by             , between and among WELLS FARGO BANK, NATIONAL ASSOCIATION (hereinafter referred to as “Beneficiary” or “Wells Fargo”),              (Lessee”), and              (“Lessor”).

RECITALS

A. Beneficiary is the owner and holder of that certain Promissory Note dated as of                     , 20     (the “Note”) in the principal sum of and 00/100ths Dollars ($-,000,000.00), secured by a Deed of Trust; Security Agreement; and Assignment of Leases and Rents (the “Deed of Trust”) and an Assignment of Leases and Rents (the “Assignment of Rents”), each of even date with the Note, which Deed of Trust constitutes a lien or encumbrance on that certain real property more particularly described in the attached Exhibit A (the “Property”).

B. Lessee is the holder of a leasehold estate covering a portion of the Property (the “Demised Premises”) pursuant to the terms of that certain lease dated                     , 20     and executed by Lessee and Lessor (the “Lease”). A copy of the Lease, certified as true and correct by Lessee, has previously been delivered to Beneficiary and has not been amended, modified or terminated as of the date hereof.

C. Lessee, Lessor and Beneficiary desire to confirm their understanding with respect to the Lease, the Deed of Trust and the Assignment of Rents.

AGREEMENT

1. So long as Lessee is not in default (beyond any period given Lessee to cure such default) in the payment of rent or in the performance of any of the terms, covenants or conditions of the Lease on Lessee’s part to be performed, Lessee’s possession and occupancy of the Demised Premises shall not be interfered with or disturbed by Beneficiary during the term of the Lease or any extension thereof duly exercised by Lessee.

2. Lessee hereby consents to the assignment by Lessor to Beneficiary of the Lease, as set forth in the Deed of Trust and the Assignment of Rents. If the interests of Lessor shall be transferred to and/or owned by Beneficiary by reason of judicial foreclosure, power-of-sale foreclosure or other proceedings brought by Beneficiary, or by any other manner, including, but not limited to, the institution of a receiver for the Property or Beneficiary’s exercise of its rights under the Assignment of Rents, Lessee shall be bound to Beneficiary under all of the terms, covenants and conditions of the Lease for the balance of the remaining term thereof and any extension thereof duly exercised by Lessee, with the same force and effect as if Beneficiary were the lessor under the Lease, and Lessee does hereby attorn to Beneficiary as its lessor, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Beneficiary’s succeeding to the interest of the lessor under the Lease; provided, however, that Lessee shall be under no obligation to direct its payment of rent to Beneficiary until Lessee receives written notice from Beneficiary to do so. The respective rights and obligations of Lessee and Beneficiary upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extension, shall be and are the same as now set forth therein, as modified hereby, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth in full herein.

3. If Beneficiary shall succeed to the interest of the landlord under the Lease, Beneficiary shall, subject to the last sentence of this Section 3, be bound to Lessee under all of the terms, covenants and conditions of the Lease; provided, however, that Beneficiary shall not be:

(a) Liable for any act or omission of any prior lessor (including Lessor) or for any monetary damages incurred by Lessee in connection therewith or liable for any act or omission prior to Beneficiary’s succession to title; or

(b) Subject to any offsets, defenses or counterclaims which Lessee might have against any prior lessor (including Lessor) or accruing prior to Beneficiary’s succession to title; or

(c) Bound by any rent, additional rent or advance rent which Lessee might have paid for more than the current month to any prior lessor (including Lessor) or prior to Beneficiary’s succession to title and all such rent shall remain due and owing notwithstanding such advance payment; or

(d) Bound by any amendment or modification of the Lease made without its consent and written approval; or

(e) Required to restore the building or otherwise perform the obligations of Lessor under the Lease in the event of a foreclosure of the Deed of Trust or acceptance by Beneficiary of a deed in lieu of foreclosure, in either instance prior to full restoration of the building.

Neither Wells Fargo nor any other party who, from time to time, shall be included in the definition of the term “Beneficiary” hereunder shall have any liability or responsibility under or pursuant to the terms of this Agreement after it ceases to own a fee interest in or to the Property.

4. Subject to the terms of this Agreement (including, but not limited to, those in Section 2 hereof, the Lease and the terms thereof are, and shall at all times continue to be, subject and subordinate in each and every respect, to the Deed of Trust and the terms thereof, and to any and all renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Deed of Trust. Nothing herein contained shall be deemed or construed as limiting or restricting the enforcement by Beneficiary of any of the terms, covenants, provisions or remedies of the Deed of Trust or the Assignment of Rents, whether or not consistent with the Lease.

5. The term “Beneficiary” shall be deemed to include Wells Fargo and all of its successors and assigns, including anyone who shall have succeeded to Lessor’s interest by, through or under judicial or power-of-sale foreclosure or other proceedings brought pursuant to the Deed of Trust, or deed in lieu of such foreclosure or proceedings, or otherwise.

6. Lessor and Lessee represent and warrant to Beneficiary as follows: (a) that the Lease is presently in full force and effect and unmodified or changed; (b) that the term shall commence or did commence on                      20    , and full rental will then accrue or is now accruing thereunder; (c) that all conditions required under the Lease that could have been satisfied as of the date hereof have been met; (d) that no rent under said Lease has been paid more than thirty (30) days in advance of its due date; (e) that no default or event, which with the giving of notice, passage of time, or both, would constitute a default, exists under said Lease; (f) that the Lessee, as of this date, has no charge, lien or claim of offset under said Lease or otherwise, against rents or other charges due or to become due thereunder; (g) that the Lease constitutes the entire agreement between the parties and that Beneficiary shall have no liability or responsibility with respect to any security deposit of Lessee; (h) that the only persons, firms or corporations in possession of said leased premises or having any right to the possession or use of said premises (other than the record owner) are those holding under the Lease; and (i) that the Lessee has no right or interest in or under any contract, option or agreement involving the sale or transfer of the Demised Premises.

7. In the absence of the prior written consent of Beneficiary, Lessee agrees not to do any of the following: (a) prepay the rent under the Lease for more than one (1) month in advance, (b) enter into any agreement with the Lessor to amend or modify the Lease, (c) voluntarily surrender the Demised Premises or terminate the Lease prior to the expiration date thereof set forth in the Lease, and (d) sublease or assign the Demised Premises.

8. In the event Lessor shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Lessee shall give written notice thereof to Beneficiary and Beneficiary shall have the right (but not the obligation) to cure such failure. Lessee shall not take any action with respect to such failure under the Lease, including, without limitation, any action in order to terminate, rescind or avoid the Lease or to withhold any rent thereunder, for a period of thirty (30) days after receipt of such written notice by Beneficiary; provided, however, that in the case of any default which cannot with diligence be cured within said 30-day period, if Beneficiary shall proceed promptly to cure such failure and thereafter prosecute the curing of such failure with diligence and continuity, the time within which such failure may be cured shall be extended for such period as may be necessary to complete the curing of such failure with diligence and continuity.

9. So long as the Loan is outstanding, Lessee covenants to provide Beneficiary with all information, including, but not limited to evidence of payment of taxes and insurance (if Lessee is obligated for such payments under the Lease) to which the Lessor may be entitled under the Lease.

10. So long as the Loan is outstanding, Beneficiary or its designee may enter upon the Property at all reasonable times to visit or inspect the Property and discuss the affairs, finances and accounts of Lessee applicable to the Property or the Lease at such reasonable times as Beneficiary or its designee may request.

11. Lessee hereby represents and warrants that the Lease and this Agreement have been duly authorized, executed and delivered by Lessee and constitute legal, valid and binding instruments, enforceable against Lessee in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally.

12. This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by the parties hereto and their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns. In the event of a conflict between the provisions of this Agreement and the provisions of the Lease, the provisions of this Agreement shall control.

13. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

14. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be in writing and shall be considered as properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee, or by prepaid telegram. Notice so given in person or by telegram shall be effective upon its deposit. Notice so given by mail shall be effective two (2) days after deposit in the United States mail. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the parties shall be:

Lessor:

Lessor:

Beneficiary:	Wells Fargo Bank, National Association
Real Estate Group
2020 K Street, N.W., Suite 420
Washington, D.C. 20006
Attention: Manager, Loan Administration Department

With a copy to:	Wells Fargo Bank Real Estate Group
420 Montgomery Street
San Francisco, California 94111
Attention: Chief Credit Officer

provided, however, that any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other parties in the manner set forth hereinabove.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LESSEE:

By:

Name:
Title:

)
STATE OF
)ss:
COUNTY OF

I, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that                         , who is personally well known to me as, or satisfactorily proven to be, the person named as              of in the foregoing Non-Disturbance, Attornment, Estoppel and Subordination Agreement bearing date as of the      day of                     , 20        , personally appeared before me in the said jurisdiction, and by virtue of the authority vested in him or her by said Agreement, acknowledged the same to be the act and deed of said organization, and delivered the same as such.

GIVEN under my hand and official seal this      day of                     , 20        .

Notary Public

My Commission Expires:

LESSOR:

By:

Name:
Title:

DISTRICT OF COLUMBIA ) ss:

I, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that                  who is personally well known to me as, or satisfactorily proven to be, the person named as          of in the foregoing Non-Disturbance, Attornment, Estoppel and Subordination Agreement bearing date as of the day of         ,20        , personally appeared before me in the said jurisdiction, and by virtue of the authority vested in him or her by said Agreement, acknowledged the same to be the act and deed of said organization, and delivered the same as such.

GIVEN under my hand and official seal this                      day of         , 200    .

Notary Public

My Commission Expires:

BENEFICIARY:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Vice President

DISTRICT OF COLUMBIA             ) ss:

I, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that                      who is personally well known to me as, or satisfactorily proven to be, the person named as Vice President of Wells Fargo Bank, National Association in the foregoing Non-Disturbance, Attornment, Estoppel and Subordination Agreement bearing date as of the          day of     , 20         personally appeared before me in the said jurisdiction, and by virtue of the authority vested in him/her by said Agreement, acknowledged the same to be the act and deed of Wells Fargo Bank, National Association, and delivered the same as such.

GIVEN under my hand and official seal this              day of             , 20

Notary Public My Commission Expires:

_________________

Notary Public

My Commission Expires:	______________________

EXHIBIT H

CONTRACTION PREMISES

EXHIBIT I

TENANT’S SIGNAGE

EXHIBIT J

RESERVED PARKING

EXHIBIT K

JANITORIAL SERVICES

Landlord will furnish janitorial services Monday thru Friday excluding building holidays after 5:30 pm. and/or at other times as defined by Tenant.

1.	Janitorial service employees will have statewide (Commonwealth of Virginia) police clearance.

2.	Additional security clearances requested by Tenant for janitorial staff will be at Tenant’s sole cost and expense.

3.	Tenant has the right to cause Landlord to add to cleaning scope, specifications and/or schedule, provided that:

(a)	Additional services required are available in market area of the building.

(b)	Tenant is responsible for actual costs incurred by Landlord for such additional services.

Cleaning Specifications:

Tasks and Frequency Schedule

GENERAL COMMON AREAS - DAILY

1.	Sweep all entries and vacuum all entrance mats.

2.	Empty and damp wipe all ashtrays. Remove all debris. Refill sand as necessary.

3.	Empty and reline all wastebaskets.

4.	Dust and clean lobby directory and furniture.

5.	Clean composition floors and maintain uniform scuff-free, high gloss finish.

6.	Dust all window ledges and frames.

7.	Vacuum all carpeted areas not obstructed by furniture and spot clean to remove any stains.

8.	Dust, clean, and spot clean all pictures and wall hangings.

9.	Sweep and mop lobby marble floor.

10.	Dust any fire extinguisher cabinets.

11.	Clean, polish and sanitize drinking fountains.

12.	Spot clean mailboxes, metal trim, doors, doorframes, walls and light switches to remove fingerprints, smudges, water and other marks.

13.	Wash all entrance door and transom glass inside and out.

14.	Clean and wipe all base boards

GENERAL COMMON AREAS - WEEKLY

1.	Spray and buff composition floors, and maintain uniform scuff-free, high gloss finish

2.	Dust clean all exterior light fixtures, inside and out, within 10’ of floor

3.	Wash/wipe canopies weekly

TENANT SPACES - DAILY

1.	Empty all wastebaskets and waste receptacles, and replace plastic liner. Remove trash and recyclable materials to designated areas.

2.	Dust and wipe clean all furniture (exposed areas of desks, credenzas, tables, bookcases, file cabinets), pictures, chairs and chair bases with treated cloth so as not to disturb papers and other articles therein.

3.	Clean all glass furniture tops.

4.	Vacuum and spot clean all carpeting.

5.	Sweep and mop all non-carpeted areas, and maintain uniform scuff-free, high gloss finish.

6.	Clean doors, doorframes, and switch plates to remove fingerprints, spills and other markings.

7.	Clean all interior partitions, glass entrance doors and metal trim work. Dry-dust all etched glass walls.

8.	Clean all counters, counter tops, and cabinet fronts in kitchen areas. Damp-wipe and polish plumbing fixtures, kitchen equipment, tables, and chairs. Wipe waste receptacles and reline with plastic liners.

9.	Wash, polish, and sanitize all drinking fountains.

10.	Lights will be turned off and doors will be closed and locked if keyed (except as specifically designated otherwise).

11.	Sweep all stairways and vacuum if carpeted.

12.	Clean and wipe all base boards

TENANT SPACES - WEEKLY

1.	Dust/wash clean all window frames, windowsills and chair rails.

2.	Vacuum upholstered furniture and wipe all chair legs with treated cloth.

3.	Edge vacuum all carpeted areas.

4.	Buff all composition floors, maintaining uniform finish.

5.	High dusting of all areas above 60” from floor with a treated cloth.

TENANT SPACES - MONTHLY

1.	Dust all window blinds.

2.	Dust all lighting and ventilation fixtures.

3.	Machine scrub, strip, seal and wax all composition floors. Skid resistant finish to be used at all times.

4.	Wash waste receptacles.

RESTROOMS (INCLUDING EXECUTIVE RESTROOMS AND OTHER RESTROOMS WITHIN THE PREMISES) - DAILY

1.	Clean all doors, kick plates, doorframes, walls, light switches, thresholds and partitions with mild, non-abrasive detergent.

2.	Clean and polish towel and toilet tissue dispensers, shelves, piping, and other metal surfaces to remove all soil as necessary.

3.	Clean glass mirrors and vanity top removing all fingerprints, streaks, smudges and splash marks.

4.	Empty and damp wipe all waste containers using proper odorless disinfectant, deodorant and germicide combination cleaner. Reline container with proper liners.

5.	Clean toilets, seats, and urinals with proper non-abrasive lavatory cleaner, disinfectant and deodorizer removing all streaks, stains and deposits. Clean and polish all chrome work.

6.	Wash and disinfect both sides of toilet seats.

7.	Floors: Remove all litter, wet mop with proper combination lavatory cleaner of disinfectant, deodorizer and fungicide. Rinse and mop with plain water. Remove all stains from underneath sinks, toilets and urinals.

8.	Refill all toilet tissue; towels, soap, sanitary napkin and toilet seat cover dispensers.

RESTROOMS (INCLUDING EXECUTIVE RESTROOMS AND OTHER RESTROOMS WITHIN THE PREMISES) - WEEKLY

1.	Partitions: Wash to remove streaks, stains and smudges with non-abrasive cleaner, disinfectant and deodorizer. Remove graffiti, where possible.

2.	Dust ventilating diffusers and light lenses.

3.	Pour clean water down all floor drains.

RESTROOMS (INCLUDING EXECUTIVE RESTROOMS AND OTHER RESTROOMS WITHIN THE PREMISES) – MONTHLY

1.	Machine scrub all ceramic flooring including baseboard, and refinish, on a monthly basis at a minimum.

RESTROOMS (INCLUDING EXECUTIVE RESTROOMS AND OTHER RESTROOMS WITHIN THE PREMISES) - AS NEEDED

1.	Tile walls: Wash completely with proper cleaner, disinfectant, deodorant or fungicide.

2.	Maintain bathroom in a clean and odor free, first-class condition at all times. Particular attention should be paid to maintain detailed clean corners, grout and areas that can accumulate grime.

ELEVATORS - DAILY

1.	Dry dust all elevator doors, cab walls, doorframes and switches.

2.	Damp mop hard surface floors

3.	Clean and polish threshold plates and grooves.

DOCK / TRASH AREA- DAILY

1.	Remove all trash and debris, sweep concrete floor

DOCK / TRASH AREA - WEEKLY

1.	Wash and disinfect floor.

STAIRWAYS AND LANDINGS - DAILY

1.	Police for debris.

2.	Sweep and damp mop all flooring and stairs.

3.	Damp wipe doors, walls, switches, glass, handrails, etc.

GARAGE ELEVATOR LOBBIES - DAILY

1.	Polish entrance door thresholds, vacuum walk-off mats if used.

2.	Clean entrance door, glass and side glass.

3.	Damp mop and buff rubber tile flooring.

4.	Baseboards, walls and kick plates maintained clean and free of marks.

5.	Any trash containers, sand urns emptied and cleaned. Removed trash to designated area, replace sand as necessary.

6.	Sweep entryway in front of door.

7.	Clean and damp wipe pipes and vents

GARAGE - DAILY

1.	Place absorbent on any oil spots located in the garage.

2.	Any trash containers, sand urns emptied and cleaned. Remove trash to designated area; replace sand as necessary, using black sand.

3.	Remove debris and trash.

SPECIAL DUTIES

1.	Report all pertinent information to building management in contractor’s logbook

2.	Tenant recycling containers will be emptied into recycling bins provided in designated areas.

3.	Janitorial closet must be mopped weekly. All mops and accessories must be hung. Replace malodorous mops immediately. Supplies must be maintained in an orderly manner. Sink will be disinfected nightly. At all times, all janitorial closets are to be maintained equal to the condition of the common areas.

AS REQUIRED

1.	Light lenses, ventilation and overhead vents kept dust free. Damp wipe as required.

2.	Cleaning of “no clean” areas may be requested on an as-needed basis.

DAY PORTER DUTIES

Day porter will perform the following duties on a regular basis several times a day.

1.	Sweep and mop floor of service corridor on lobby level

2.	Clean glass entrance doors at main lobby dust mop lobby floor and police elevators

3.	Clean lobby level restrooms

4.	Check all restrooms, clean water fountains.

5.	Check and clean loading dock area.

6.	Check and clean building entrances

7.	Spot check and remove debris from garage levels

8.	Empty and clean garage ashtrays and waste baskets

9.	Inspect and remove debris from all building common areas.

10.	Respond to all radio calls pertaining to cleaning issues as needed by property management.

BASE BUILDING

1.	Window washing once per year.

EXHIBIT L

BOMA STANDARD OF MEASUREMENT

FIRST AMENDMENT TO

DEED OF LEASE

THIS FIRST AMENDMENT TO DEED OF LEASE (this “First Amendment”) is made as of the 14tn day of January, 2003 by and between PLAZA AMERICA OFFICE DEVELOPMENT II, LLC (“Landlord”) and NCI INFORMATION SYSTEMS, INC. (“Tenant”)

WITNESSETH

WHEREAS, Landlord and Tenant entered into a Deed of Lease dated as of January 13, 2003 (the “Lease”) pursuant to which Tenant agreed to lease the Premises, as defined in the Lease, in the Building, as defined in the Lease from Landlord; and

WHEREAS, Landlord and Tenant desire to amend and modify the Lease as is hereinafter set forth.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00), in hand paid, the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. All capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.

2. The following provision is added to and shall become a part of the Lease as Section 54 thereof:

“54 FINANCIAL STATEMENTS. Tenant shall within ten (10) days after Landlord’s request, which request may not be made more than once during any fiscal quarter with regard to quarterly reports or more than once during any fiscal year with regard to annual reports (except in the event of a proposed sale or financing of the Building), Tenant shall deliver to Landlord, Tenant’s unaudited quarterly financial statement for its most recent fiscal quarter and (to the extent not previously delivered by Tenant to Landlord) Tenant’s audited annual financial statement for its two (2) most recent fiscal years. Such quarterly and annual financial statements shall include, at a minimum, a balance sheet, an income statement, and a statement of change in financial position or sources and uses of cash, together with any accompanying notes. Tenant hereby agrees that Tenant’s annual financial statements shall be completed within one hundred twenty (120) days after Tenant’s fiscal year-end and that Tenant’s quarterly financial statements shall be completed within thirty (30) days after Tenant’s fiscal quarter-end. The certified public accountant preparing any such annual financial statement shall either (a) provide an opinion that such financial statement is complete and materially accurate and that the same has been prepared in accordance with generally accepted accounting principles consistently applied or (b) state the basis upon which such financial statement has been prepared.”

3. Except as specifically and expressly modified herein, all of the terms and conditions of the Lease shall remain in full force and effect as originally written.

4. This Amendment may be executed in multiple counterparts, all of which when taken together shall constitute one original.

5. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

6. By the execution and delivery hereof, each of Landlord and Tenant represents that it has the power and authority to enter into this First Amendment, and that the party executing on behalf of each has been duly and appropriately authorized and empowered so to do.

IN WITNESS WHEREOF, the parties hereto have executed or have caused to be executed under seal this Amendment as of the day and year first above written.

WITNESS:	LANDLORD:

PLAZA AMERICA OFFICE DEVELOPMENT II, LLC

	By:	Plaza America Office Development, LLC, its managing member

	By:	ARC Plaza America, LLC, its authorized member

		By:	/s/ David A. Ross
		Name:	David A. Ross

		Title:	President

TENANT:

NCI INFORMATIONS SYSTEMS, INC.

	By:	/s/ Charles K. Narang
	Name	Charles K. Narang
	Title:	President/CEO

SECOND AMENDMENT TO

DEED OF LEASE

THIS SECQYD AMENDMENT TO DEED OF LEASE (this “Second Amendment”) is made as of the 23rd day of January, 2003 by and between PLAZA AMERICA OFFICE DEVELOPMENT I1, LLC (“Landlord”) and NCI INFORMATION SYSTEMS, INC. (“Tenant”)

WITNESSETH

WHEREAS, Landlord and Tenant entered into a Deed of Lease dated as of January 13, 2003, as amended by a First Amendment to Lease dated as of January 14,2003 (the “Lease”), pursuant to which Tenant agreed to lease the Premises, as defined in the Lease, in the Building, as defined in the Lease from Landlord; and

WHEREAS, Landlord and Tenant desire to further amend and modify the Lease as is hereinafter set forth.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00), in hand paid, the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. All capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.

2. Clause (ii) of Section 1.1 of the Lease is hereby amended to reflect that the Lower Level Space shall consist of approximately 1,750 usable square feet of space, such space to be within the area designated in Exhibit A-4 to the Lease.

3. In consideration of Tenant’s not exercising its option pursuant to Section 36 of the Lease to remove from the Premises, and not lease, the Contraction Premises, Landlord has agreed that the Monthly Base Rent for the Contraction Premises shall be abated for a period of six (6) months, such abatement to be in addition to the abatement of Monthly Base Rent with respect to the Premises as set forth in Section 1.5.3 of the Lease. Accordingly, Section 1.5.3 of the Lease is hereby amended by adding a sentence at the end thereof to read as follows:

The above notwithstanding, in addition to the abatement of Monthly Base Rent for the Premises, the Monthly Base Rent payable with respect to the Contraction Premises shall be abated for a period of six (6) additional months. Accordingly, the Tenant’s obligation for payment of Monthly Base Rent with respect to the Contraction Premises shall not commence until the first day of the thirteenth (13th) calendar month following the Rent Commencement Date.

4. Tenant agrees hereby that it shall not be entitled to disbursement of the Leasehold Improvement Allowance or Additional Leasehold Improvement Allowance with respect to the Contraction Premises until Tenant begins development of the Tenant’s Work with respect to the Contraction Premises pursuant to Exhibit C to the Lease.

5. Except as specifically and expressly modified herein, all of the terms and conditions of the Lease shall remain in full force and effect as originally written.

6. This Second Amendment may be executed in multiple counterparts, all of which when taken together shall constitute one original.

7. This Second Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

8. By the execution and delivery hereof, each of Landlord and Tenant represents that it has the power and authority to enter into this Second Amendment, and that the parry executing on behalf of each has been duly and appropriately authorized and empowered so to do.

IN WITNESS WHEREOF, the parties hereto have executed or have caused to be executed under seal this Second Amendment as of the day and year first above written.

WITNESS:	LANDLORD:

PLAZA AMERICA OFFICE DEVELOPMENT H, LLC

	By:	PLAZA AMERICA OFFICE DEVELOPMENT, LLC, its managing member

	By:	ARC PLAZA AMERICA, LLC, its authorized member

	By:	ATLANTIC REALTY COMPANIES, INC., its manager

	By:	/s/ David A. Ross

	Name:	David A. Ross
	Title	President

TENANT:

NCI INFORMATIONS SYSTEMS, INC.

	By	/s/ Charles K. Narang (SEAL):
	Name:	Charles K. Narang
	Title:	President/CEO

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